UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CASEY’S GENERAL STORES, INC.

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July 27, 2018

To Our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s”) to be held at 9:00 a.m., Central Time, on September 5, 2018, at Casey’s Corporate Headquarters, One SE Convenience Blvd., Ankeny, Iowa (the “Annual Meeting”).

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be considered and voted upon at the Annual Meeting. At the Annual Meeting we also will report on our results this past year and you will have an opportunity to ask questions.

We hope all of our shareholders will be able to attend the Annual Meeting. It is important that you be represented, whether or not you plan to attend the Annual Meeting personally. If you request a paper copy of the proxy materials, please promptly complete, sign, date and return the proxy card in the envelope provided to ensure that your vote will be received and counted. Alternatively, you may vote your proxy card by telephone or through the Internet as described in more detail in the section of the accompanying Proxy Statement entitled “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy.”

On behalf of the Board of Directors and Casey’s management, thank you for your support, and we look forward to seeing you at the meeting.

Sincerely,

Terry W. Handley

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 5, 2018

To the Shareholders of Casey’s General Stores, Inc.:

The annual meeting of the shareholders of Casey’s General Stores, Inc., an Iowa corporation (“Casey’s”), will be held at Casey’s Corporate Headquarters, One SE Convenience Blvd., Ankeny, Iowa, on September 5, 2018, at 9:00 a.m., Central Time (the “Annual Meeting”), for the following purposes:

1.	To elect three Class II directors for terms expiring in 2021;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2019;

3.	To hold an advisory vote on our named executive officer compensation;

4.	To approve the Casey’s General Stores, Inc. 2018 Stock Incentive Plan;

5.	To approve an amendment to the Company’s Articles of Incorporation to implement majority voting in uncontested director elections;

6.	To approve an amendment to the Company’s Articles of Incorporation to provide that the number of directors constituting the Board of Directors shall be determined by the Board of Directors; and

7.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The above matters are described in the Proxy Statement accompanying this Notice. You are urged to read the Proxy Statement carefully, and to vote by using one of the following methods, whether or not you plan to attend the Annual Meeting: (i) vote by telephone, (ii) vote on the Internet, or (iii) request a paper copy of the 2018 proxy materials by following the instructions on the notice mailed to you on or about July 27, 2018 entitled “Important Notice Regarding the Availability of Proxy Materials” and promptly return your completed, signed and dated proxy card in the envelope provided.

Voting instructions are described in more detail in the section of the accompanying Proxy Statement entitled “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy.”

Only shareholders of record of Casey’s Common Stock at the close of business on July 17, 2018 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Julia L. Jackowski
Senior Vice President—Corporate General Counsel and Secretary

July 27, 2018

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on September 5, 2018

The Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report to Shareholders are available at www.envisionreports.com/CASY

ABOUT THE ANNUAL MEETING

General

The annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s”, the “Company”, “we”, “our” or “us”) will be held at 9:00 a.m., Central Time, on September 5, 2018, at Casey’s Corporate Headquarters, One SE Convenience Blvd., Ankeny, Iowa (the “Annual Meeting”). The mailing address of the Company’s principal executive offices is P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045.

This Proxy Statement and the proxy card are first being provided and/or made available on or about July 27, 2018 to each holder of record of common stock, no par value per share (“Common Stock”), of the Company at the close of business on July 17, 2018 (the “Record Date”). On the Record Date, there were 36,595,375 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on all matters.

Casey’s Board of Directors (the “Board of Directors” or “Board”), through the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Shareholders, this Proxy Statement and the proxy card, is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting and any adjournments or postponements thereof.

At the Annual Meeting, shareholders will vote on the following matters:

•	To elect three Class II directors for terms expiring in 2021;

•	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2019;

•	To hold an advisory vote on our named executive officer compensation;

•	To approve the Casey’s General Stores, Inc. 2018 Stock Incentive Plan;

•	To approve an amendment to the Company’s Articles of Incorporation (the “Articles”) to implement majority voting in uncontested director elections;

•	To approve an amendment to the Articles to provide that the number of directors constituting the Board of Directors shall be determined by the Board of Directors; and

•	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The Board is not aware at this date of any matter proposed to be presented at the Annual Meeting other than those described in this Proxy Statement. The persons named on the proxy card will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment.

Securities Entitled to Vote

The only securities eligible to be voted at the Annual Meeting are shares of Common Stock. Only holders of Common Stock at the close of business on the Record Date (July 17, 2018) are entitled to vote. Each share of Common Stock represents one vote, and all shares vote together as a single class. There were 36,595,375 shares of Common Stock issued and outstanding on the Record Date.

Quorum; Vote Required

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Shareholders are entitled to one vote per share. Shares of Common Stock held by shareholders abstaining from voting but otherwise present at the meeting in person or by proxy (“abstentions”) and votes withheld are included in determining whether a quorum is present. Broker shares that are not voted on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner (“broker non-votes”) are included in determining whether a quorum is present.

•

For Proposal 1, the election of directors, every shareholder has the right to vote each share of Common Stock owned by such shareholder on the Record Date for as many persons as there are directors to be elected. Cumulative voting is not permitted. To be elected under Iowa law, a director-nominee must receive a plurality of the votes cast at the meeting (meaning that the three directors who receive the highest number of shares voted “FOR” their election are elected).

Our Corporate Governance Guidelines (described on page 15) provide that in an uncontested election, any director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) is expected to tender his or her resignation as a director. All of the current directors have tendered irrevocable resignations to the Company that will be effective upon the director receiving a Majority Withheld Vote and Board acceptance of such resignation. Only votes cast “FOR” a nominee or “WITHHELD” from voting will be counted. Abstentions and broker non-votes will not be counted as votes cast for such purpose and therefore will have no effect on the results of the election. Further information about our “plurality-plus” voting policy is on page 16 under the heading “Governance of the Company—Other Key Corporate Governance Provisions-Mandatory Resignation Policy.”

•

Proposal 2, to ratify the selection of the independent registered public accounting firm, requires the affirmative vote of the majority of the votes cast on the proposal. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote for Proposal 2.

•

Proposal 3, the advisory non-binding resolution on our named executive officer compensation, requires the affirmative vote of the majority of the votes cast on the proposal. Abstentions and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote for Proposal 3.

•

Proposal 4, to approve the Casey’s General Stores, Inc. 2018 Stock Incentive Plan, requires the affirmative vote of the majority of the votes cast on the proposal. Abstentions and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote for Proposal 4.

•

Proposal 5, to amend the Articles to implement majority voting in uncontested director elections, requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at the time such amendment is proposed. Therefore, in tabulating the voting results for approval of the proposed amendment to the Articles, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 5.

•

Proposal 6, to amend the Articles to enable the Board to determine the number of directors that constitutes the Board requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at the time such amendment is proposed. Therefore, in tabulating the voting results for approval of the proposed amendment to the Articles, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 6.

How to Vote; Submitting Your Proxy; Revoking Your Proxy

Your vote is very important to the Company. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares today.

You may vote your shares by either:

•	Voting in person at the Annual Meeting; or

•	Submitting a completed proxy.

By submitting a proxy, you are legally authorizing another person to vote your shares. The proxy card designates H. Lynn Horak and Terry W. Handley to vote your shares in accordance with the voting instructions you indicate on your proxy card. If you submit your executed proxy card designating Mr. Horak and Mr. Handley as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly raised at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those matters in accordance with his discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

We urge you to vote by doing one of the following:

•	Vote by Mail: You can vote your shares by mail by requesting a paper copy of the 2018 proxy materials by following the instructions on the Notice of Internet Availability of Proxy Materials and promptly returning your completed, signed and dated proxy card in the envelope provided. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, please mail your proxy card in sufficient time for it to be received by the morning of September 5, 2018.

•	Vote by Telephone: You can also vote your shares by calling the toll-free number indicated on your proxy card at any time on a touch-tone telephone and following the recorded instructions. If you submit your proxy by telephone, you may submit your voting instructions until 11:59 p.m., Eastern Time, on September 4, 2018. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote by telephone.

•	Vote by Internet: You can vote your shares on the Internet by going to the website address for Internet voting indicated on your proxy card and following the steps outlined. If you submit your proxy on the Internet, you may submit your voting instructions until 11:59 p.m., Eastern Time, on September 4, 2018. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote on the Internet.

If you hold shares through the Company’s 401(k) Plan (the “401K Plan”), such shares are not registered in your name, and your name will not appear in the Company’s register of shareholders. Instead, your shares are registered in the name of a trust, which is administered by Principal Trust Company (the “Trustee”). Only the Trustee will be able to vote your shares, even if you personally attend the Annual Meeting. You can direct the voting of the shares allocated to your accounts (including changing or revoking a previously submitted vote), on the Internet, by telephone or by mail on a proxy instruction card, but cannot direct the voting of your 401K Plan shares in person at the meeting. If voting instructions for shares in the 401K Plan are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which voting instructions are returned by the other participants in the 401K Plan. To allow sufficient time for the Trustee to tabulate the vote of the 401K Plan shares, participant instructions must be received before 11:59 p.m., Eastern Time, on September 3, 2018.

If you have previously submitted a proxy card, you may change any vote you may have cast by following the instructions on the proxy card to vote by telephone or on the Internet, or by completing, signing, dating and returning a new proxy card, or by attending the Annual Meeting and voting your shares in person. If your shares are registered in the “street name” of a bank, broker or other holder of record, please contact the applicable bank, broker or record holder for instructions on how to change or revoke your vote.

Your proxy is revocable. If you are a shareholder of record, after you have submitted your proxy card, you may revoke it by mail before the Annual Meeting by sending a written notice to Julia L. Jackowski, Senior Vice

President—Corporate General Counsel and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions. Please mail any new proxy card in sufficient time for it to be received by the morning of September 5, 2018. If you are a shareholder of record and you voted your proxy card by telephone or on the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 11:59 p.m., Eastern Time, on September 4, 2018. You also may revoke your proxy card by attending the Annual Meeting and voting your shares in person. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.

Your vote is very important to the Company. If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed proxy prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions. Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “Nominee”), your name will not appear in the Company’s register of shareholders. Your Nominee, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your Nominee, your Nominee will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as broker non-votes). Proposal 1 (election of directors), Proposal 3 (executive officer compensation), Proposal 4 (approval of the 2018 Stock Incentive Plan), Proposal 5 (majority voting in uncontested director elections) and Proposal 6 (number of directors to be determined by the Board) will be “non-discretionary” items for any Nominee holding shares on your behalf. As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted, your Nominee will not be able to vote your shares on these proposals. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your Nominee unless you have a proxy from your Nominee. If you do not provide instructions to your Nominee and your Nominee does not vote your shares on your behalf with respect to Proposal 2 (ratification of the selection of the independent registered public accounting firm), which is a “discretionary” item, your shares will not be counted in determining whether a quorum is present for the Annual Meeting. If your Nominee exercises its “discretionary” authority to vote your shares on Proposal 2, your shares will be counted in determining whether a quorum is present for all matters presented at the Annual Meeting. We urge you to provide instructions to your Nominee so that your votes may be counted on these important matters. Please contact your Nominee for the deadlines for submission of your vote. Your proxy is revocable. Please contact your Nominee for instructions on how to change or revoke your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

For directions to the Annual Meeting, call (515) 965-6106, or visit our website at www.caseys.com/about-us/news. Information on how to vote in person is available by contacting Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, at (515) 965-6579, or by writing to us at:

Casey’s General Stores, Inc.

Corporate Secretary

P.O. Box 3001

One SE Convenience Blvd.

Ankeny, Iowa 50021-8045

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2018, are available at www.envisionreports.com/CASY. The Company also makes available, free of charge through its website, www.caseys.com, under the “Casey’s Corporate” heading at the bottom of the home page, this Proxy Statement, the Annual Report to Shareholders, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”).

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

Our Board consists of nine, highly-qualified directors. The Board collectively brings a broad range of executive leadership, consumer/retail, digital marketing, operations, M&A, finance and accounting expertise, as well as broad geographic diversity.

•	Director Nominee Selection: To ensure the Board is comprised of highly-talented and experienced individuals, the Nominating and Corporate Governance Committee annually assesses the competencies and skills that each existing director possesses. The Committee also considers the skills and competencies the Board as a whole should possess in order to provide effective oversight of the Company’s business. Based on that assessment and as it deems appropriate, the Nominating and Corporate Governance Committee may establish search criteria for future Board candidates, select suitable candidates for interviews and subsequently recommend appropriate candidates to the Board for consideration. Board candidates are considered based on various criteria, including relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of shareholders and relevant regulatory guidelines. These considerations are made in light of the needs of the Board at the particular point in time.

Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and, subject to the Company’s enhanced age and tenure limitations, should be committed to serving on the Board for an extended period of time.

•	Nominees for the Annual Meeting: The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, Terry W. Handley, Donald E. Frieson, and Cara K. Heiden to stand for election at the Annual Meeting, each for a three-year term expiring in 2021. Further information on these nominees, and the other directors continuing in office, is set forth below.

It is intended that all proxies, unless contrary instructions are given thereon, will be voted FOR the election of the three nominees. In the event of death or disqualification of any nominee, or the refusal or inability of any nominees to serve as a director, the proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board.

2018 Fiscal Year Board Updates

The 2018 fiscal year was transformational for our Board, as it underwent significant refreshment and enhanced a number of its governance practices. The Board is committed to building a sound corporate governance structure that is the foundation of integrity, shareholder transparency and strong financial performance. As a result of this commitment and our outreach efforts to shareholders during the fiscal year, the following important actions were taken by the Board:

•	Board Refreshment: The Board added five new, highly-qualified independent directors:

•	Cara K. Heiden (elected July 2017): Retired Co-President of Wells Fargo Home Mortgage. Ms. Heiden filled the vacancy created by the death of former director Rich Wilkey, who passed away in April 2017.

•	Donald E. Frieson (elected March 2018): Former Executive Vice President of Operations of Sam’s Club, a division of Walmart Inc. Mr. Frieson filled the vacancy created by the retirement of former director William C. Kimball.

•	David K. Lenhardt (elected March 2018): Former President and Chief Executive Officer of PetSmart, Inc. Mr. Lenhardt filled the vacancy created by the retirement of former director Robert J. Myers.

•	Judy A. Schmeling (elected March 2018): Former Chief Operating Officer of HSN, Inc. (“HSN”), and former President of Cornerstone Brands, a division of HSN. Ms. Schmeling was elected to fill the vacancy created by the death of former director Johnny Danos, who passed away in March 2018.

•	Allison M. Wing (elected March 2018): Former Chief Marketing Officer and Executive Vice President of Digital at Ascena Retail Group, Inc. Ms. Wing filled the vacancy created by the retirement of former director Jeffrey M. Lamberti.

•	Gender Diversity: Five of the nine directors, including the Audit, Compensation, Nominating and Corporate Governance, and Risk committee chairs, are female.

•	Independent Board Leadership: The Board elected H. Lynn Horak, an independent director of the Company since 2009, to the position of independent Board Chair. We believe our current Board leadership structure provides effective oversight of management and strong leadership of the independent directors.

•	Board Independence: Eight of the Company’s nine directors, including the Board Chair, are independent.

•	Low Average Tenure/Age: The average director tenure is 3.3 years, while the average age is 58.3 years.

•	As discussed further below, the Company also:

•	Adopted proxy access

•	Implemented meaningful director age and tenure limitations

•	Adopted majority voting for directors in uncontested elections (subject to shareholder approval at the Annual Meeting--see Proposal 5)

•	Based on recent changes to Iowa law, will begin a phased declassification of its Board starting with the 2019 annual shareholders’ meeting

Board Structure

Currently, the Board may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships. The person filling such vacancy or newly-created directorship is to serve out the remainder of the term of the vacated directorship or, in the case of a new directorship, the term designated for the particular director.

The Company is incorporated in Iowa. Currently, under the Iowa Business Corporation Act (the “Act”), the Board is required to be classified (no opt-out mechanism exists), and as such, consists of three classes of directors, each with a three-year staggered term:

•	The “Class II” directors include Mr. Handley, Mr. Frieson and Ms. Heiden. Mr. Handley was elected by the shareholders in 2015, and Mr. Frieson and Ms. Heiden were elected by the Board to fill vacancies in March 2018 and July 2017, respectively. Their terms continue until the Annual Meeting, and until their successors are elected.

•	The “Class III” directors include Mr. Horak, Ms. Schmeling and Ms. Wing. Mr. Horak was elected by the shareholders in 2016, and Ms. Schmeling and Ms. Wing were elected by the Board to fill vacancies in March 2018. Their terms continue until the 2019 annual shareholders’ meeting, and until their successors are elected.

•	The “Class I” directors include Diane C. Bridgewater, Larree M. Renda and David K. Lenhardt. Ms. Bridgewater and Ms. Renda were elected by the shareholders in 2017, and Mr. Lenhardt was elected by the Board to fill a vacancy in March 2018. Their terms continue until the 2020 annual shareholders’ meeting, and until their successors are elected.

Phased Declassification: On March 21, 2018, Iowa Senate Bill 2378 was signed into law, which amended the Act to require the Company to begin a phased declassification of the Board over a three-year period, starting with its 2019 annual shareholders’ meeting. Therefore, at the Annual Meeting, the Class II nominees--Mr. Handley, Mr. Frieson and Ms. Heiden—will stand for election for a three-year term, expiring in 2021. However, at the 2019 annual shareholders’ meeting, the Class III nominees will stand for annual election (and will no longer be assigned to a “class”). At the 2020 annual shareholders’ meeting, those directors, along with the Class I nominees, will stand for annual election (and will also no longer be assigned to a “class”). Finally, at the 2021 annual shareholders’ meeting, all of the Company’s nominees will stand for annual election.

Nominees for Election as Class II Directors-Terms to Expire in 2021

The Board believes that all three director nominees have demonstrated outstanding achievement in their professional careers, possess personal and professional integrity and independent judgment, and have the necessary skills and qualifications to provide effective oversight, strategic guidance and contribute to the success of the Company. The number of shares of Common Stock of the Company beneficially owned by each nominee appears on page 25.

The Board recommends a vote FOR the election of each nominee.

TERRY W. HANDLEY
President and CEO, Casey’s General Stores, Inc.
Director Since: 2015 Age: 58 Committees: • Executive

Casey’s General Stores, Inc.

•   President and CEO (2016-Present)

•   President and COO (2014-2016)

•   Senior VP - COO (2006-2014)

•   Senior VP - Store Operations (2003-2006)

•   Various operational and management positions (1981-2003)

Mr. Handley is a highly-respected, 37-year veteran of the Company, having held critical operational, marketing, executive and other leadership positions. Over the years, he has been instrumental in the growth, development and culture of the Company. This experience, along with his deep expertise and knowledge of the convenience store and quick-service restaurant industries, enables Mr. Handley to provide important insights to the Board regarding operations, marketing and product development, management and strategic planning.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ Consumer products and retail	✓ Public company CEO

DONALD E. FRIESON
Former Executive VP of Operations, Sam’s Club (a division of Walmart)
Director Since: 2018 Age: 60 Committees: • Risk • Nominating and Corporate Governance

Sam’s Club (a division of Walmart, Inc.)

•   Executive VP of Operations (2014-2017)

•   Senior VP - Replenishment, Planning & Real Estate (2012-2014)

Massmart Holdings Limited (a subsidiary of Walmart, Inc.)

•   Chief Integration Officer (2011-2012)

Walmart, Inc.

•   Senior VP - Supply Chain Eastern US (2010)

•   President - Central Division (2007-2010)

•   Various operational and management positions (1999-2007)

Mr. Frieson brings over 18 years of fleet management and operations experience at one of the world’s largest retailers. As Executive VP of Operations at Sam’s Club, Mr. Frieson was responsible for the operations of more than 600 stores. He previously served within Walmart International as Chief Integration Officer for Massmart Holdings Limited, a chain of more than 300 stores operating in 13 sub-Saharan Africa nations. He first joined Walmart in 1999 as a district manager for the private fleet, after 12 years at Schneider National Carriers, where he developed expertise in the trucking industry.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ Consumer products and retail	✓ Supply chain, logistics, distribution ✓ Real estate, development, construction

CARA K. HEIDEN
Retired Co-President, Wells Fargo Home Mortgage
Director Since: 2017 Age: 62 Committees: • Audit (Chair) • Risk • Executive

Wells Fargo Home Mortgage

•   Co-President (2004-2011)

•   Head of National Consumer Lending (1998-2004)

•   Head of Loan Administration (1994-1997)

•   VP and CFO (1992-1994)

Wells Fargo Bank Iowa

•   Senior VP and CFO (1988-1992)

•   Various financial leadership positions (1981-1988)

Ms. Heiden has over 20 years of executive leadership experience in the financial services industry, serving in both regional and national roles. Her successful career in the Wells Fargo organization led to her being named multiple times to U.S. Banker magazine’s list of “25 Most Powerful Women in Banking.” Ms. Heiden’s extensive financial, strategy, marketing, operational, and consumer policy expertise will provide the Board with valuable insight in those key areas.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ Consumer products and retail ✓ Mergers and acquisitions	✓ Regulatory, legal, compliance ✓ Risk management ✓ Finance, accounting, financial reporting

Directors Continuing in Office as Class III Directors-Terms to Expire in 2019

H. LYNN HORAK
Retired Regional Chairman, Wells Fargo Regional Banking
Director Since: 2009 Age: 72 Committees: • Executive (Chair)

Wells Fargo Bank - Midwest Region

•   Regional President (2004-2007)

Wells Fargo Bank Iowa

•   Chairman of the Board and CEO (1991-2004)

•   President and COO (1986-1991)

•   Executive VP and CFO (1981-1986)

•   Various financial and leadership positions (1972-1981)

Mr. Horak spent the majority of his 35-year banking career leading complex and growing business organizations, from which he brings over three decades of executive leadership experience to his position as independent Board Chair. In recognition for his years of outstanding accomplishments in the Wells Fargo organization, Mr. Horak was elected to the Iowa Business Hall of Fame in 2001. As a director of the Company since 2009, Mr. Horak has developed a deep understanding of the intricacies of the convenience store industry and provides the Board with a wealth of knowledge related to credit markets, consumer behavior and retail analysis.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ Consumer products and retail	✓ Mergers and acquisitions ✓ Finance, accounting, financial reporting

JUDY A. SCHMELING
Former COO, HSN, Inc. and Former President, Cornerstone Brands
Director Since: 2018 Age: 58 Committees: • Audit • Nominating and Corporate Governance

HSN, Inc.

•   COO (2013-2017)

•   Executive VP and CFO (2008-2017)

•   Executive VP and CFO (2002-2008; when known as IAC Retailing)

•   Various financial and leadership positions (1994-2002)

Cornerstone Brands (a division of HSN)

•   President (2016-2017)

Ms. Schmeling is a seasoned executive, bringing over 20 years of financial, operational and leadership experience with her from HSN, a leading interactive multichannel retailer and the first television shopping network. Throughout her career, she has developed extensive experience in finance, information technology, customer care, supply chain logistics and corporate strategy. Ms. Schmeling has also served in various roles through multiple corporate transitions, including the spin-off of HSN from IAC and HSN’s integration of additional businesses.

Ms. Schmeling has served as a director of Constellation Brands, Inc. since 2013.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ Consumer products and retail ✓ Mergers and acquisitions	✓ Capital markets, investment banking ✓ Risk management ✓ Finance, accounting, financial reporting

ALLISON M. WING Former Chief Marketing Officer and Executive VP of Digital, Ascena Retail Group, Inc.
Director Since: 2018 Age: 51 Committees: • Compensation • Risk

Ascena Retail Group, Inc.

•   Chief Marketing Officer and Executive VP of Digital (2014-2017)

giggle, Inc.

•   Founder, CEO and Chairperson (2004-2014)

Ms. Wing is an experienced retail and brand marketing executive, bringing years of digital, retail and customer insights experience to the Board. At Ascena, a leading national specialty retailer of apparel for women, she successfully launched the company’s loyalty program, developed its first customer insights data production platform and launched its enterprise-wide e-commerce platform. Previously, Ms. Wing was the CEO and founder of giggle, Inc., a multichannel retailer, wholesaler and licenser of baby products. She started her career at Nike and later spent several years in Silicon Valley working for a variety of online, software and e-commerce companies.

Ms. Wing previously served as a director of Bazaarvoice, Inc. from April 2017 to February 2018.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ Consumer products and retail	✓ IT and security ✓ Digital marketing, e-commerce, marketing, brand management

Directors Continuing in Office as Class I Directors-Terms to Expire in 2020

DIANE C. BRIDGEWATER Executive VP, Chief Financial and Administrative Officer, LCS
Director Since: 2007 Age: 55 Committees: • Audit • Nominating and Corporate Governance (Chair) • Executive

LCS

•   Executive VP, Chief Financial and Administrative Officer (2011-Present)

•   Vice President, Treasurer and CFO (2006-2011)

Pioneer Hi-Bred International, Inc.

•   VP and CFO, Pioneer Ag Business (2006)

•   VP and Business Director, North America Operations Pioneer Ag Business (2004-2006)

•   Global Customer and Sales Service Director-Dupont/Pioneer Ag Business (2001-2003)

Ms. Bridgewater brings a wealth of finance, accounting, information technology and executive experience to the Board from LCS, a national leader in the planning, development and management of senior living communities. Her strategic and business operations leadership has helped LCS grow to managing more than $5 billion in assets and more than $1.5 billion in annual revenue with over 24,000 employees serving approximately 35,000 seniors. In addition to directing all financial aspects of LCS and serving on its board and investment committee, Ms. Bridgewater is also responsible for overseeing LCS’s insurance business line, group purchasing, IT, compliance, regulatory and legal matters.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ IT and security ✓ Finance, accounting, financial reporting	✓ Risk management ✓ Regulatory, legal, compliance

LARREE M. RENDA Retired Executive VP, Safeway, Inc.
Director Since: 2014 Age: 60 Committees: • Compensation (Chair) • Risk (Chair) • Executive

Safeway, Inc.

•   Executive VP (1999-2015)

•   Senior VP (1994-1999)

•   Various management and leadership positions (1974-1994)

Ms. Renda is a distinguished, 40-year veteran of the retail grocery industry, including over two decades in senior and executive leadership positions at Safeway, a supermarket chain in the United States. Her diverse responsibilities included retail strategy, labor relations, public affairs, communications, government relations, health initiatives, human resources, corporate social responsibility and sustainability, philanthropy, IT and real estate. In her early career at Safeway, Ms. Renda earned the distinction of being the youngest store manager, district manager and retail operations manager in Safeway’s history. She was also the first female and youngest person promoted to Senior VP, and subsequently became Safeway’s first female Executive VP. Ms. Renda was twice voted as one of the “50 Most Influential Women in Business” by Fortune magazine.

Ms. Renda has served as a director of International Speedway Corporation since 2015. She also served as a director of HSBC Finance Corporation and HSBC North American Holdings Inc. from 2001 to 2014.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ Consumer products and retail ✓ Real estate, development, construction	✓ Capital markets, investment banking ✓ Regulatory, legal, compliance ✓ Digital marketing, e-commerce, marketing, brand management

DAVID K. LENHARDT Former President and Chief Executive Officer, PetSmart, Inc.
Director Since: 2018 Age: 49 Committees: • Compensation • Audit

PetSmart, Inc.

•   President and CEO (2013-2015)

•   President and COO (2012-2013)

•   Various management and leadership positions (2000-2012)

Bain & Company, Inc.

•   Manager (1996-2000)

Mr. Lenhardt spent more than 14 years with PetSmart, a specialty provider of products, services and solutions for pets, including three years as President and two years as CEO. During this time, he developed its e-commerce and digital business, including through the acquisition of online retailer Pet 360 and deployment of PetSmart’s order online/pick-up in-store capabilities. Mr. Lenhardt also successfully completed PetSmart’s strategic review process in 2014, which resulted in the sale of PetSmart to BC Partners for $8.7 billion in 2015, representing the highest equity valuation in the history of the company. Prior to PetSmart, Mr. Lenhardt served as manager of Bain & Company, Inc., where he led consulting teams for retail, technology and e-commerce clients.

	Notable Skills and Qualifications ✓ Senior business operations leadership ✓ Consumer products and retail	✓ Public company CEO

GOVERNANCE OF THE COMPANY

Corporate Governance Summary

The Company is committed to strong corporate governance, which we believe promotes the long-term interests of our shareholders, strengthens Board and management accountability and fosters strong Company performance.

To help ensure the Company meets this commitment, the Board has approved Corporate Governance Guidelines (the “Guidelines”) to address key governance practices and identify the framework for the operations of the Board and its committees. A copy of the current Guidelines is posted on the Company’s website (www.caseys.com) under the “Casey’s Corporate” heading at the bottom of the home page.

The Nominating and Corporate Governance Committee monitors developments in law and in governance practices, including but not limited to those set forth by the Investor Stewardship Group, and recommends to the Board appropriate changes to the Guidelines and other governance practices.

Certain highlights of our corporate governance practices include the following:

• Independent Board Chair*	• Annual say-on-pay advisory vote
• Proxy access*	• Single voting class of securities
• Meaningful director age/tenure limits*	• Executive officer incentive compensation clawback policy
• Majority voting in uncontested director elections (subject to shareholder approval—see Proposal 5)*	• Diverse Board in terms of tenure, age, residency, gender, experience and skills
• Phased declassification of the Board will begin with the 2019 annual shareholders’ meeting*	• Meaningful stock ownership guidelines for directors, officers and key employees
• Regular Board and committee self-assessments	• Strong anti-hedging and pledging policy
• Director over-boarding protections	• Robust code of ethics/conduct
• Strong corporate governance guidelines

*	New in the 2018 fiscal year.

2018 Fiscal Year Governance Enhancements

As noted above, in the 2018 fiscal year, the Board adopted a number of enhancements to the Company’s governance practices. These steps to enhance the Company’s governance are reflective of the Company’s values, which embrace shareholder engagement as an important tenet of good governance and promote the long-term interests of our shareholders. The Company’s commitment to good governance practices led to the following changes this year:

•	Independent Board Chair: In March 2018, the Board elected Mr. Horak, an independent director of the Company since 2009, to the position of independent Board Chair. This is a change from the Company’s recent prior practice of a combined CEO and Board Chair role along with the election of an independent Lead Director.

•

Proxy Access: The Company’s proxy access provisions permit a shareholder or a group of up to 20 eligible shareholders owning 3% or more of the Company’s outstanding shares of Common Stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials, for any annual meeting of shareholders at which directors are to be elected, director nominees constituting up to the greater of (i) 20% of the total number of directors of the Company, or (ii) two individuals; provided that the nominating shareholder(s) and nominee(s) satisfy the requirements described in the Bylaws.

•	Meaningful Director Age/Tenure Limits: The Board amended the Guidelines to provide that individual directors will not stand for re-election after completing 15 years of service on the Board or after reaching 75 years of age, subject to extension at the discretion of the Board.

•	Majority Voting in Uncontested Director Elections (see Proposal 5): The Board approved an amendment to the Articles that, if approved by the shareholders, will implement a majority voting standard for uncontested elections of directors. The amendment will not become effective unless and until the shareholders approve the amendment. For further details, see Proposal 5 below.

•	Phased Board Declassification: As discussed further above, under the heading “Board Structure” on page 7, in March 2018 the Act was amended, which will require a phased declassification of the Board over a period of three years, starting with the 2019 annual shareholders’ meeting. By the 2021 annual shareholders’ meeting, all director nominees of the Company will stand for annual election.

Other Key Corporate Governance Provisions

Set forth below are summary descriptions of certain of the Company’s other key corporate governance practices and provisions:

•	Independence: Eight of the nine individuals currently serving on the Board are considered independent under the Nasdaq Listings Standards. As set forth on page 63, the Board reviews all relationships and material transactions between the Company and its Board members to determine whether they would interfere with the director’s independent judgment in carrying out the responsibilities of a director.

•	Mandatory Resignation Policy: The Guidelines provide that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election (referred to in the Guidelines as a “Majority Withheld Vote”) is expected to tender his or her resignation as a director. The Board shall nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the director receiving a Majority Withheld Vote at the next annual meeting at which he or she stands for election or re-election and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Board policy.

If an incumbent director receives a Majority Withheld Vote, the Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reasons for rejecting the resignation offer, if applicable) on a Form 8-K furnished to the SEC.

•

Clawback Policy: The Board has adopted a policy that enables the Company to seek reimbursement of any annual incentive payment or equity award made to an executive officer whenever (i) the payment was based upon achieving certain financial results that were subsequently the subject of a substantial or material restatement of the Company’s financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), (ii) the Board determines that the executive officer engaged in intentional misconduct that caused or substantially caused the need for the restatement, and (iii) a lower payment would have been made to the executive officer based on the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive officer the amount by which the incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

•	Executive Sessions: During the 2018 fiscal year, the Board held five executive sessions in which only the independent directors were present. All sessions held prior to Mr. Horak’s election as the independent Board Chair were chaired by Mr. Horak, who was the Lead Director at the time. At least two executive sessions are held each year in conjunction with regularly scheduled Board meetings.

•	No Hedging or Pledging of Company Stock: In June 2014, the Board amended the Company’s stock trading policy to prohibit the “hedging” of Company stock and other short-term or speculative transactions by directors and officers. The revised policy also generally prohibits the pledging of Company stock by directors and officers or holding Company stock in a margin account, unless approved in advance by the compliance officer designated under the policy.

•	Stock Ownership Requirements: The Board believes that all directors should be shareholders of the Company, and should, within five years of joining the Board, accumulate share holdings of at least five times the amount of the annualized cash retainer (excluding committee retainers) paid or payable to non-Board Chair directors, and should employ reasonable, good faith efforts thereafter to maintain share holdings of at least that amount (the applicable annual cash retainer for the 2018 fiscal year, excluding committee fees, was $80,000). If, after this amount is achieved, there is a change in the price of Company stock which results in a drop below the requirement, the requirement shall remain satisfied. For this purpose, restricted stock and unvested restricted stock unit awards may be counted towards the ownership requirement, however stock options shall not satisfy the requirement.

The Board has also approved stock ownership requirements for the CEO, executive officers and other Company officers, under which they are required to acquire and maintain direct ownership of shares equal to a multiple of their base salary, as follows: CEO, 4x base salary; Senior Vice Presidents, 3x base salary; and, Vice Presidents, 2x base salary. For this purpose, restricted stock and unvested restricted stock unit awards may be counted towards the ownership requirement, however stock options shall not satisfy the requirement. Vested shares held in the 401K Plan may be counted toward the ownership requirement. The ownership requirement is measured as of the last business day of each fiscal year, taking into account the fair market value of shares of Common Stock and the base salary as of that date. Officers are required to achieve the applicable ownership requirement within five years of the date of their promotion to the position that is subject to the ownership requirement.

•	Over-Boarding Limits: Directors may not serve on more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment must be disclosed and be acceptable to the Board.

•	Board Chair; Lead Director: As noted, Mr. Horak was elected as the independent Board Chair in March 2018. However, the Board has no fixed policy with respect to the combination of the positions of Board Chair and CEO, as the Board believes that it is in the best interests of the Company and its shareholders for the Board to assess the Board leadership structure in light of the circumstances then existing. If, in the future, the Board Chair is not an independent director, the independent directors will designate a Lead Director. The Lead Director will be selected from the independent directors, and will: preside at all meetings of the Board at which the Board Chair is not present, including the executive sessions of the independent directors; establish agendas for the executive sessions of the independent directors in consultation with the other directors; serve as liaison between the independent directors and the Board Chair (although all independent directors are encouraged to communicate directly with the Board Chair, CEO and other members of senior management at any time); review, at his or her discretion, information to be sent to the Board; review and discuss proposed Board meeting agendas with the Board Chair; have the authority to call meetings of the independent directors, as appropriate; be available, as deemed appropriate by the Board, for consultation and direct communication with shareholders; and, perform such other duties and have such other authority as the Board may specify from time to time.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Members of the Board are kept informed of the Company’s business through discussions with the CEO, the Company’s senior management and other key employees, by reviewing materials provided to them, and by participating in Board and committee meetings. Between meetings, directors are provided with information regarding the Company’s operations and are frequently consulted on an informal basis with respect to pending matters.

Directors are expected to attend all Board meetings, meetings of the committees on which they serve and each annual shareholders’ meeting. The Board held thirteen meetings during the 2018 fiscal year. Each incumbent director attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the director served, and all of the incumbent members of the Board attended last year’s annual meeting of shareholders, other than Mr. Frieson, Mr. Lenhardt, Ms. Schmeling and Ms. Wing, who were elected in March 2018, six months after the annual meeting.

Director Independence

In making independence determinations, the Board observes the criteria for independence set forth in the Nasdaq Listing Standards. Consistent with these criteria, the Board considers all relationships and material transactions between the Company and the director-nominees (and any affiliated companies), and has affirmatively determined that all of its current directors, other than Mr. Handley (as the CEO), are “independent” within the meaning of the Nasdaq Listing Standards. As such, a substantial majority of the Board is independent, as so defined.

In reaching this conclusion, the Board considered that both Mr. Horak and Ms. Heiden held executive leadership positions within the Wells Fargo organization during their careers, and concluded that each of them bring distinct and valuable skills to the Board, and that their prior employment experiences would not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Board Committees

The Bylaws establish four standing committees of the Board:

•	Executive Committee

•	Audit Committee

•	Compensation Committee

•	Nominating and Corporate Governance Committee

In addition, the Bylaws authorize the Board to establish other committees for selected purposes, pursuant to which the Risk Committee has been established. Certain details of the Board’s committees are set forth below.

Executive Committee

•	Membership: The Executive Committee presently consists of Mr. Horak (Chair), Mr. Handley, Ms. Bridgewater, Ms. Heiden and Ms. Renda.

•	Duties: The Executive Committee is authorized, within certain limitations set forth in the Bylaws, to exercise the power and authority of the Board between meetings of the full Board.

•	Meetings and Attendance: The Executive Committee met five times during the 2018 fiscal year.

Audit Committee

The report of the Audit Committee is included on page 65.

•

Membership: The Audit Committee presently consists of Ms. Heiden (Chair), Ms. Bridgewater, Mr. Lenhardt and Ms. Schmeling, each of whom is independent. The Board has approved the designation of Ms. Bridgewater as an “audit committee financial expert” as defined under Item 407(d)(5) of SEC Regulation S-K.

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Duties: The Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent registered public accounting firm it retains to audit the Company’s books and records. Under its written Charter, which is available on the Company’s website (www.caseys.com), the Audit Committee also regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees, pre-approves any non-audit engagement and compensation of the independent registered public accounting firm and performs other duties at set forth in its Charter.

•

Meetings and Attendance: The Audit Committee meets regularly (typically five times) each year with financial management personnel, internal accounting and auditing staff and the independent registered public accounting firm. During these meetings, the Audit Committee also meets separately in executive sessions with the internal auditing staff and the independent registered public accounting firm. The Audit Committee met six times during the 2018 fiscal year, one of which was a joint meeting with the Risk Committee.

Compensation Committee

The report of the Compensation Committee is included on page 44.

•	Membership: The Compensation Committee presently consists of Ms. Renda (Chair), Mr. Lenhardt and Ms. Wing, each of whom is independent.

•

Duties: The Compensation Committee oversees our executive compensation program. The Compensation Committee annually reviews the performance of the CEO and reviews the CEO’s evaluation of the performance of the Company’s other executive officers and senior management team and their compensation arrangements, and makes recommendations to the Board concerning the compensation of the CEO and the Company’s other executive officers, including in respect of base salary, bonus, incentive and equity compensation. The Compensation Committee’s determination, and its deliberations, of the CEO’s compensation are done in executive session, without the presence of management, including the CEO. The CEO may make recommendations regarding the compensation of executive officers and participate in such deliberations but shall not vote to approve any form of compensation for such executive officers. The Compensation Committee also administers the 2009 Stock Incentive Plan, which was approved by the shareholders at the 2009 annual shareholders’ meeting, and authorizes awards of stock options, restricted stock units, performance-based restricted stock units and restricted stock to the executive officers and other key employees under that Plan. The Compensation Committee recommended that the Board approve, and the Board did approve, the 2018 Stock Incentive Plan, which is intended to replace the 2009 Stock Incentive Plan. The terms of the 2018 Stock Incentive Plan are generally consistent with the terms of the 2009 Stock Incentive Plan, however, upon the Compensation Committee’s recommendation, the Board determined to make certain changes in order to be consistent with best practices. For more information on the proposed 2018 Stock Incentive Plan, see “Proposal 4” on page 69. The Compensation Committee also makes annual recommendations to the Board regarding the compensation of directors.

As set forth in its written Charter, available on the Company’s website (www.caseys.com), the Compensation Committee has authority to retain and terminate executive compensation consulting firms to advise the Compensation Committee and, from time to time, retain compensation consultants to assist with the Compensation Committee’s review and development of its compensation recommendations. As discussed further in the section named “Compensation Discussion and Analysis” on page 26 and in the section named “Director Compensation” on page 60, the Compensation Committee retained Willis Towers Watson, an independent compensation consulting firm, to provide consulting services in respect of the executive compensation and director program for the 2018 fiscal year and intends to continue to retain Willis Towers Watson for the 2019 fiscal year.

Prior to March 2018, the Company had a separate Succession Planning Committee. However, on March 7, 2018, its functions were combined with those of the Compensation Committee (thereby eliminating the separate Succession Planning Committee). These functions generally include reviewing succession planning for the CEO and other executive officer positions, and to making recommendations to the Board with respect to such matters.

•	Meetings and Attendance: The Compensation Committee met nine times during the 2018 fiscal year.

Nominating and Corporate Governance Committee

•	Membership: The Nominating and Corporate Governance Committee presently consists of Ms. Bridgewater (Chair), Mr. Frieson and Ms. Schmeling, each of whom is independent.

•

Duties: The Nominating and Corporate Governance Committee generally reviews and makes recommendations to the Board regarding the Board’s composition and structure, establishes criteria for Board membership and evaluates corporate policies relating to the recruitment of Board members, recommends to the Board the corporate governance policies or guidelines applicable to the Company, leads the Board in a periodic review of the Board’s performance, and performs other duties set forth in its written Charter, available on the Company’s website (www.caseys.com).

The Charter sets forth, among other things, the minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Committee-recommended nominee, and the specific qualities or skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of the Company’s directors to possess. In considering individuals for nomination as directors, the Nominating and Corporate Governance Committee typically solicits recommendations from the current directors and is authorized to engage search firms to assist in the process. In the 2018 fiscal year, the Nominating and Corporate Governance Committee engaged Korn Ferry to assist in the search process that led to the elections of Mr. Frieson, Mr. Lenhardt, Ms. Schmeling and Ms. Wing in March 2018.

The Nominating and Corporate Governance Committee considers a number of factors in making its nominee recommendations to the Board, including, among other things, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. Although the Board evaluates a wide range of qualifications and experience, certain areas are of particular relevance to the Company, including the areas of senior business operations leadership; consumer products and retail; real estate, development and construction; digital marketing, e-commerce, marketing and brand management; supply chain, logistics and distribution; capital markets, investment banking, asset management and investor relations; M&A; information technology and security; public policy and governmental affairs; regulatory compliance and legal; finance, accounting and financial report; and, risk management.

The Company does not have a formal policy for considering diversity in identifying and recommending nominees for election to the Board, but the Nominating and Corporate Governance Committee considers diversity of viewpoint, experience, background and other qualities in its overall consideration of nominees qualified for election to the Board.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Bylaws. Briefly, the Bylaws contain specific advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual or special meeting of shareholders other than by or at the direction of the Board.

Under the Bylaws, a shareholder may nominate a director candidate for election at an annual shareholders’ meeting by (i) complying with the Company’s proxy access provision, as further described above under the heading “2018 Fiscal Year Governance Enhancements” on page 15, and as set forth in its Bylaws, or (ii) delivering written notice thereof to the Corporate Secretary not less than 90 days, nor more than 120 days, prior to the first anniversary date of the date of the immediately preceding annual shareholders’ meeting. In the case of shareholder nominations to be considered at the 2019 annual meeting under method (ii) of this paragraph, such notice must be received by the Corporate Secretary by no earlier than May 8, 2019 and no later than June 7, 2019. In addition, the notice must set forth certain information concerning such shareholder and the shareholder’s nominee(s), including but not limited to their names and addresses, occupation, share ownership, rights to acquire shares and other derivative securities or short interests held, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board, and the consent of each nominee to serve as a director of the Company if so elected. The chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the provisions of the Bylaws. A copy of the Bylaws may be obtained by request addressed to Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045.

•	Meetings and Attendance: The Nominating and Corporate Governance Committee met twelve times during the 2018 fiscal year.

Risk Committee

•	Membership: The Risk Committee presently consists of Ms. Renda (Chair), Mr. Frieson, Ms. Heiden and Ms. Wing, each of whom is independent.

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Duties: The Risk Committee generally assists the Board in overseeing management’s identification and evaluation of the Company’s principal operational and business risks, including the Company’s risk management framework and the policies, procedures and practices employed to manage those risks and other duties set forth in its written Charter, available on the Company’s website (www.caseys.com).

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Meetings and Attendance: The Risk Committee met four times during the 2018 fiscal year, one of which was a joint meeting with the Audit Committee. The joint meetings with the Audit Committee are intended to facilitate discussion of areas of common interest and significant matters, including but not limited to the Company’s risk assessment and risk management policies and any major regulatory enforcement actions or litigation.

The Board’s Role in Risk Oversight

Risk assessment and risk management are the responsibility of the CEO and the Company’s management. The Board retains oversight responsibility over the Company’s key strategic risks, information security risks and regulatory compliance risks. The Board meets regularly with the executive officers to discuss strategy and risks facing the Company, and each quarter receives presentations from the executive officers and other key employees on business operations, financial results and strategic issues, including the identification, assessment and management of critical risks and management’s risk mitigation strategies. In addition, the Board and executive officers hold an annual strategic planning retreat to discuss strategies, key challenges and risks and opportunities for the Company. An enterprise risk manager reports to the Corporate General Counsel and leads a working group comprised of senior management and other key employees to provide recommendations to the CEO for further action, with periodic progress reports on the same being provided to the Risk Committee and the Board. Areas of focus include, but are not limited to, cybersecurity, competitive, economic, operational, financial, personnel, legal, regulatory, compliance, health, safety and environment, political and reputational risks.

The Board committees also provide assistance to the Board in fulfilling its oversight responsibilities in certain areas of risk. The Risk Committee’s responsibility is to provide oversight and to engage management and the Board with regard to the Company’s principal operating and business risks. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to financial reporting, internal controls, and financial risks. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and practices, including overseeing the development of stock ownership guidelines, the annual incentive compensation program and clawback policies. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board and committee membership, structure and the monitoring of corporate governance issues, and the development of recommendations to address evolving best practices in those areas. All of these committees report back to the full Board as to each committee’s activities and matters discussed and reviewed at the committee meetings. In addition, all directors are encouraged to participate in external director education courses to keep apprised of current issues, including evolving areas of risk.

Shareholder Communications

It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting William J. Walljasper, Senior Vice President and Chief Financial Officer, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045. Mr. Walljasper also can be reached by telephone at (515) 965-6505.

Any shareholder wishing to communicate with one or more Board members should address a written communication to H. Lynn Horak, Board Chair, 504 Grand Oaks Drive, West Des Moines, Iowa 50265, or, to Terry W. Handley, President and CEO, P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045. Mr. Horak or Mr. Handley, as applicable, will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

EXECUTIVE OFFICERS

The Company currently has seven executive officers and ten other Vice Presidents. The current executive officers are as follows:

Name	Current Office Held	First Became Executive Officer	Age
Terry W. Handley	President and Chief Executive Officer	2002	58

William J. Walljasper	Senior Vice President and Chief Financial Officer	2004	54

Julia L. Jackowski	Senior Vice President—Corporate General Counsel and Secretary	2010	52

John C. Soupene	Senior Vice President—Operations	2015	49

Brian J. Johnson	Senior Vice President—Store Development	2016	42

Cindi W. Summers	Senior Vice President—Human Resources	2016	47

Chris L. Jones	Senior Vice President—Chief Marketing Officer	2018	49

During the past five years, certain executive officers have served the Company in other executive or administrative positions, as follows:

•	Mr. Handley served as President and Chief Operating Officer from June 6, 2014 through April 30, 2016, when he assumed his current role. Previously, he was Chief Operating Officer since June 20, 2006.

•	Ms. Jackowski served as Senior Vice President—General Counsel & Human Resources from June 6, 2010 through June 30, 2016, when she assumed her current role. Previously, she was Vice President—Human Resources.

•	Mr. Soupene served as Director of Store Operations from May 1, 2013 through June 8, 2015, and Senior Vice President of Store Operations until July 1, 2016, when he assumed his current role.

•	Mr. Johnson served as Vice President—Finance and Corporate Secretary from May 1, 2009 through March 6, 2016, and as Senior Vice President, Finance and Corporate Secretary from March 7, 2016 through June 30, 2016, when he assumed his current role.

•	Ms. Summers served as Vice President—Human Resources from June 10, 2013 through March 6, 2016, when she assumed her current role. Previously, she was Director of Human Resources since April 16, 2010.

PRINCIPAL SHAREHOLDERS

The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock as of July 17, 2018 (based on 36,595,375 shares of Common Stock outstanding as of such date). Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc.	4,542,489	(1)	12.4%
100 E. Pratt Street
Baltimore, MD 21202

The Vanguard Group-23-1945930	3,488,378	(2)	9.5%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.	3,040,565	(3)	8.3%
55 East 52nd Street
New York, NY 10055

(1)	Based on Schedule 13G/A (Amendment No.1) filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with the SEC dated February 14, 2018. Such information indicates that T. Rowe Price has sole voting power over 1,340,888 shares and sole dispositive power over 4,542,489 shares.
(2)	Based on Schedule 13G/A (Amendment No. 7) filed by The Vanguard Group--23-1945930 (“Vanguard”) with the SEC dated February 8, 2018. Such information indicates that Vanguard and two wholly owned subsidiaries of Vanguard have sole voting power over 20,259 shares, sole dispositive power over 3,466,293 shares, shared dispositive power over 22,085 shares, and shared voting power over 4,760 shares.
(3)	Based on Schedule 13G/A (Amendment No. 8) filed by BlackRock, Inc. (“BlackRock”) with the SEC dated January 29, 2018. Such information indicates that BlackRock and its subsidiaries have sole voting power over 2,887,416 shares and sole dispositive power over 3,040,565 shares.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of July 17, 2018 (other than with respect to the 401K Plan shares, which are as of June 30, 2018, as discussed in footnote 2 to the following table), the beneficial ownership of shares of Common Stock, the only class of capital stock outstanding, by the current directors (including the Board’s nominees for election to the Board of Directors), the executive officers named in the Summary Compensation Table, and all current directors, director-nominees, and executive officers as a group (based on 36,595,375 shares of Common Stock outstanding as of such date). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership	Shares Subject to Options(1)	401K Plan Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
H. Lynn Horak(4)	15,683	—	—	15,683	*
Diane C. Bridgewater	14,324	—	—	14,324	*
Donald E. Frieson	—	—	—	—	*
Cara K. Heiden(5)	5,043	—	—	5,043	*
David K. Lenhardt	2,300	—	—	2,300	*
Larree M. Renda	9,347	—	—	9,347	*
Judy A. Schmeling	—	—	—	—	*
Allison M. Wing	—	—	—	—	*
Terry W. Handley	31,945	16,106	11,957	60,008	*
William J. Walljasper	22,465	34,300	4,503	61,268	*
Julia L. Jackowski	22,977	32,500	4,451	59,928	*
John C. Soupene	2,472	—	827	3,299	*
Cindi W. Summers	4,748	—	1,276	6,024	*
All executive officers, directors and director-nominees as a group (15 persons)	140,275	99,406	25,245	264,926	*

*	Less than 1%
(1)	Consisting of shares that are subject to acquisition within 60 days of July 17, 2018 through the exercise of stock options, but which cannot be presently voted by the executive officers.
(2)	Consisting of shares allocated to the 401K Plan account of the respective individual as of June 30, 2018, over which the individual exercises voting power. Under the trust agreement creating the 401K Plan, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.
(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individual’s direct ownership of shares, shares subject to the exercise of options within 60 days of July 17, 2018, and 401K Plan shares.
(4)	Includes 200 shares held by Mr. Horak in a separately managed Individual Retirement Account.
(5)	Includes 4,000 shares owned jointly by Ms. Heiden and her spouse, under shared voting and dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC, and also to furnish the Company with a copy of all such reports that they file. Based solely upon a review of the copies of the reports furnished to the Company, the Company believes all such reporting persons complied with such reporting obligations during the 2018 fiscal year, with the exception of one Form 4 filed one business day late by Mr. Danos, a former director of the Company, due to a delay in receiving sale details from the broker.

COMPENSATION DISCUSSION AND ANALYSIS

The focus of this discussion and analysis is on the Company’s compensation philosophies and programs for its named executive officers (“NEOs”) for the 2018 fiscal year:

•	Terry W. Handley, President and Chief Executive Officer

•	William J. Walljasper, Senior Vice President and Chief Financial Officer

•	Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary

•	John C. Soupene, Senior Vice President—Operations

•	Cindi W. Summers, Senior Vice President—Human Resources

In this section, the word “Committee” refers to the Compensation Committee of the Board.

2018 Fiscal Year Executive Compensation Highlights

As discussed below, in respect of the 2018 fiscal year:

•	At the September 2017 annual shareholders’ meeting, the Company’s NEO compensation received approval of over 96% of the votes cast.

•	In order to further our commitment to best practices in corporate governance, the Committee directly engaged Willis Towers Watson (“WTW”), an independent compensation consulting firm, to assist with various compensation analyses, as well as to provide consulting on executive compensation practices and determinations, including in respect of our annual and long-term incentive compensation programs.

•	In order to strengthen the link between executive pay and our long-term financial performance, for the first time, we utilized long-term incentive awards subject to performance-based vesting conditions in the form of performance-based restricted stock units (“PSUs”). The long-term incentive compensation program transitioned from exclusively time-based restricted stock units (“RSUs”) to 75% PSUs. The PSUs are subject to a three-year performance period, utilize metrics of the Company’s return on invested capital and total shareholder return, and result in zero payout if the applicable performance goals are not achieved.

•	In order to reflect the performance of the Company’s key business segments, the Company incorporated into its annual incentive compensation program the metrics of same-store sales growth and gross profit margin in the “inside sales” and “fuel” categories. The Company also established a “circuit breaker” under which a minimum level of diluted earnings per share (“EPS”) is required before any bonus under the annual incentive program may be earned.

•	Prior to the 2018 fiscal year, we applied a more uniform approach to NEO compensation pursuant to which all NEOs generally were eligible for the same target annual bonus percentage and received an annual equity grant of the same number of time-based RSUs. Based on analysis of market practices performed by WTW and a desire to better align our executive compensation program with our short-term and long-term objectives, in the 2018 fiscal year, we moved toward greater pay differentiation among our NEOs and other employees in their target annual and long-term incentive opportunities.

•	Our NEOs did not earn annual bonuses under the Company’s annual incentive compensation program for the 2018 fiscal year because of failure to achieve the minimum diluted EPS performance goal (the “circuit breaker”), despite achieving results in the fuel and inside sales metrics that were sufficient to justify payout.

•	In recognition of the challenges that the Company faced in the 2018 fiscal year, the Committee determined that none of our NEOs would receive an increase in compensation for the 2019 fiscal year.

Significant 2018 Fiscal Year Governance Updates

As discussed further above in the section named “Governance of the Company—2018 Fiscal Year Governance Enhancements” on page 15, the Company implemented the following enhancements to our governance practices:

•	Independent board chair and elimination of the Company’s prior practice of a combined CEO and Board Chair role.

•	Proxy access provisions that allow eligible shareholders to nominate directors.

•	Meaningful age and tenure limits for individual directors.

•	Majority voting standard in uncontested director elections, subject to our shareholders’ approval (see “Proposal 5” on page 80).

•	Phased Board declassification over a period of three years such that by the 2021 annual shareholders’ meeting, all director nominees will stand for annual election.

Overview of Executive Compensation Program

Corporate Governance Best Practices

Our executive compensation practices support good governance and discourage excessive risk-taking. The Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals. The following is a checklist of our policies and practices:

What We Do	What We Don’t Do
✓ Pay for performance: A significant portion of NEO compensation is tied to the Company’s financial performance and the performance of the Company’s stock price.	☒ No guaranteed bonuses: We do not provide guaranteed annual bonuses to any of our NEOs. Other than base salaries, none of our NEOs’ compensation for the 2018 fiscal year was guaranteed.

✓ Balance between short-term and long-term incentives: An appropriate balance discourages short-term risk taking at the expense of long-term results. RSUs and PSUs vest three years after grant date based on the achievement of service-based and, in the case of PSUs, performance-based goals.	☒ No excessive benefits or perquisites: The Company does not maintain enhanced health benefits for its executives and does not permit excessive perquisites.

✓ Multiple performance metrics: Both the annual incentive and the long-term incentive programs use multiple performance metrics. This approach discourages excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company.	☒ No tax gross-ups: No tax gross-ups are paid to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

✓ Engagement of independent advisor: The Committee directly retains an independent compensation consultant to advise on the executive compensation program and practices.	☒ No re-pricing of stock options: Underwater stock options may not be repriced without shareholder approval. Additionally, stock options may only be granted at 100% of fair market value.

✓ Clawback policy: This policy permits the Company to recoup certain compensation payments or equity awards in the event of a substantial or material restatement of the Company’s financial statements.	☒ No hedging or pledging of Company stock: The Company prohibits the hedging of Company stock and other short-term or speculative transactions as well as the pledging of Company stock.

✓ Double-trigger protection: The Company maintains change of control severance agreements with each officer that provide for severance benefits following a change in control only in the event that such officer is terminated without cause or resigns for good reason. The proposed 2018 Stock Incentive Plan provides for similar double-trigger protection in the event of a change in control.	☒ No payment of dividends on equity awards: Equity-based awards do not accrue or pay dividends.

✓ Share ownership requirements: Meaningful requirements are in place for senior executives based on multiples of each executive’s base salary.

Compensation Objectives

Our fundamental and overriding objective is to create value for our shareholders at leadership levels on a consistent and long-term basis. To accomplish this goal, the Board and the Committee have designed an executive compensation program that:

•	Attracts, motivates and retains executives who will contribute to the long-term success of the Company through competitive pay practices.

•	Emphasizes pay for performance by linking Company performance with actual compensation realized and rewarding executives for achieving both short-term and long-term strategic goals.

•	Focuses on long-term success and alignment with our shareholders by including performance-based equity as a substantial component of total potential compensation.

The Board’s goal is to approve compensation that is reasonable and competitive when all elements of potential compensation are considered.

Process for Determining Executive Compensation

The Committee and the Board

Our Committee oversees our executive compensation program. Specifically, the Committee is charged with recommending base salary increases and the terms of the annual incentive program for our NEOs for the Board’s consideration, determining the terms of the long-term incentive compensation program and approving grants of equity-based awards.

The Committee determined that it would be in the best interests of our shareholders to make significant changes to our executive compensation program in the 2018 fiscal year to better align our compensation program with performance metrics that are key indicators of our success over both short-term and long-term periods and to ensure our program is competitive and in line with market practice. To that end, the Committee convened nine times during the 2018 fiscal year and, as discussed below, directly engaged WTW to advise on our executive compensation program.

The Committee uses competitive market data, performance results, input from WTW and its judgment when setting executive compensation levels and designing executive reward programs. The Committee weighs the level of shareholder support for the compensation program, as demonstrated by the Say-on-Pay vote.

The Board is responsible for approving base salary increases for our NEOs and approving the performance goals under our annual incentive compensation program, which are first reviewed and recommended by the Committee, as noted above. The Board also approves the operating plan that our management team prepares in advance of each fiscal year. The operating plan contains strategic business goals and objectives, which inform the performance goals utilized under the annual incentive and long-term incentive programs.

The Compensation Consultant

The Committee has the authority under its Charter to engage the services of outside advisors to assist the Committee in its review, development and evaluation of executive compensation, equity compensation plans and other matters within the responsibility of the Committee. In recognition that the 2018 fiscal year would be a time of transition for our executive compensation program, the Committee determined that it would be in the best interest of our shareholders and the long-term success of the Company to directly engage WTW to assist the Committee with various compensation analyses and to provide consulting services.

WTW’s services in respect of the 2018 fiscal year included the following:

•	Competitive compensation analysis as to each component of the Company’s executive compensation program with respect to each senior executive, including our NEOs.

•	Analyses of the structure and components of the Company’s annual incentive and long-term incentive programs.

•

Development of an initial 29-company performance peer group, which was used to determine the goals for the Company’s relative total share return (“TSR”) performance under the long-term incentive program (as described below).

•	Design of the director compensation program, as described in the section named “Director Compensation—Significant 2018 Fiscal Year Director Compensation Charges” on page 60.

•	Design of the 2018 Stock Incentive Plan, as described in “Proposal 4” on page 69.

•	Attendance at Committee meetings, when necessary.

The Committee assessed the independence of WTW and did not identify any conflict of interest that would prevent WTW from independently advising the Committee.

The Committee has used, and intends to continue to use, WTW in the 2019 fiscal year.

The Role of Management

In periodic meetings with the Committee, the CEO provides his views as to the individual performance of the other executive officers. The Committee solicits his recommendations with respect to the other NEOs’ compensation, including in respect of base salary increases. However, the CEO’s own compensation is determined by the Committee and the Board.

The CEO is assisted in his evaluations by the Senior Vice President of Human Resources, who provides the CEO with information to support his determinations as to each executive officer’s performance.

The Chief Financial Officer is integrally involved with setting the Company’s strategic financial goals for each fiscal year, which inform the performance goals utilized under the annual incentive and long-term incentive programs.

Use of Peer Groups

In consultation with WTW, the Committee formulated a performance peer group comprised of 29 companies that was used to establish the relative TSR goal in respect of the long-term incentive plan for the 2018 fiscal year (the “Performance Peer Group”).

The Performance Peer Group consists of companies that generally meet the following criteria:

•	Similar business, products and/or marketing mix or industry focus, including:

•	Companies operating gas and convenience stores or gas companies with a significant presence in retail distribution through the convenience store model (i.e., direct industry comparisons).

•	Companies that reflect a similar business model in the food distribution or retail food business segments with an emphasis on customer service (i.e., indirect industry comparisons).

•	Revenue ranges between approximately 50% to 250% of the Company’s revenue (i.e., $3.2 billion to $15.8 billion).

•	Availability of compensation and financial performance data (i.e., publicly traded companies).

Based on this criteria, the Performance Peer Group used in respect of the relative TSR performance metric under the 2018 fiscal year long-term incentive awards consisted of the 29 companies listed below:

Alon USA Energy, Inc.	Delek US Holdings, Inc.	O’Reilly Automotive, Inc.	Sunoco LP	United Natural Foods, Inc.
Big Lots, Inc.	Dollar General Corporation	Papa John’s International, Inc.	SUPERVALU Inc.	Weis Markets, Inc.
Brinker International, Inc.	Dollar Tree, Inc.	Pinnacle Foods, Inc.	The Andersons, Inc.	Western Refining, Inc.
Core-Mark Holding Company, Inc.	Domino’s Pizza, Inc.	Smart & Final Stores, Inc.	The Kroger Co.	Whole Foods Market, Inc.
Cracker Barrel Old Country Store, Inc.	Ingles Markets, Inc.	SpartanNash Company	Tractor Supply Company	Yum! Brands, Inc.
CST Brands, Inc.	Murphy USA, Inc.	Sprouts Farmers Market, Inc.	TravelCenters of America LLC

In respect of the PSUs subject to relative TSR vesting conditions, extraordinary corporate events affecting members of the Performance Peer Group during the relevant performance period, such as mergers, spinoffs, bankruptcy, and other events, will be considered. For example, a member of the Performance Peer Group that is no longer publicly traded as of the end of the relevant performance period will be excluded when determining the final percentile rank at the end of such performance period. The Committee has removed the following four companies from the Performance Peer Group due to extraordinary corporate events affecting each company: Alon USA Energy, Inc., CST Brands, Inc., Western Refining, Inc. and Whole Foods Market, Inc.

In addition to the Performance Peer Group, in consultation with WTW, the Company formulated a compensation peer group (the “Compensation Peer Group”), which is a subset of the Performance Peer Group, and is used as a reference for compensation decisions. The Compensation Peer Group consists of companies with a compensation program with elements that are similar to the Company’s program and with whom the Company competes for talent. For the 2018 fiscal year, the Compensation Peer Group included all member of the Performance Peer Group other than Core-Mark Holding Company, Inc., Dollar General Corporation, Dollar Tree, Inc., Domino’s Pizza, Inc., Papa John’s International, Inc., and The Kroger Co.

The Committee intends to formally re-evaluate the peer groups every two years and update the composition as needed. Changes to the peer groups will be carefully considered and made infrequently to assure continuity from year to year.

Competitive Compensation Analysis

For the 2018 fiscal year, the Company began to move toward greater pay differentiation and a market-based approach for determining total compensation for executives. The Committee, in consultation with WTW, determined that closer alignment with market competitive practices will allow for more flexibility and aid in attracting and retaining talent.

To that end, WTW analyzed data with respect to the Compensation Peer Group and survey data in order to create competitive market ranges (i.e., 25th, 50th and 75th percentile) in respect of the design features and value of each element of our executive compensation program. The survey data was derived from WTW’s own internal databases comprised of a larger pool of peer companies, based on the criteria described above.

The competitive compensation analyses that WTW provided relate to the following elements of compensation for each executive officer:

•	Base salary.

•	Target annual incentive opportunity.

•	Target long-term incentive opportunity.

•	Total target direct compensation (the sum of the foregoing components).

The Committee reviewed the competitive compensation analyses provided by WTW in order to assess the design of our annual and long-term incentive programs and the competitiveness of the total compensation offered to the Company’s executives.

While the Committee relies on such data to inform its determinations with respect to each element of compensation, it does not consider such data sufficient for a full evaluation of appropriate compensation for any individual executive officer. Accordingly, the Committee has not set a “benchmark” to such data for any executive officer, although it does consider where the Company’s total executive compensation program falls in the spectrum of competitive compensation data. The Committee considers several other factors when setting compensation, including the executive officer’s individual performance, in consultation with the CEO.

The Committee has used, and intends to continue to use, competitive compensation analysis in the 2019 fiscal year.

Components of the Compensation Program

Our compensation program for the 2018 fiscal year had four primary components:

1. Base Salary	2. Annual Incentive Compensation Program	3. Long-Term Incentive Program	4. Benefits and Perquisites
Attracts and retains executives by providing a baseline of compensation commensurate with role, tenure and long-term individual performance.	Rewards company-wide achievements.	Attracts and retains key contributors with a focus on long-term achievement and actual company performance.	Provides competitive benefits without awarding excessive executive perquisites.

A significant portion of each NEO’s compensation is placed at risk, with the only fixed compensation being base salary and benefits. The remaining compensation (through the annual and long-term incentive compensation programs) is not guaranteed, and the value is based on the Company’s performance.

Beginning in the 2018 fiscal year, the Committee, in consultation with WTW, introduced increased pay differentiation among our NEOs in respect of their base salaries and target annual and long-term incentive opportunities. This approach illustrates the distinct steps between CEO, Senior Vice President and Vice President levels and reflects the varying degrees of responsibility and strategic leadership impact on the Company that individuals at each level carry.

The following table illustrates each NEO’s combination of compensation opportunities in respect of fiscal year 2018:

Executive	Position	Target Annual Incentive Compensation as Percentage of Salary	Target Long-Term Incentive Compensation as Percentage of Salary
Terry W. Handley	President and Chief Executive Officer	100%	150%
William J. Walljasper	Senior Vice President and Chief Financial Officer	70%	125%
Julia L. Jackowski	Senior Vice President—Corporate General Counsel and Secretary	65%	110%
John C. Soupene	Senior Vice President—Operations	70%	125%
Cindi W. Summers	Senior Vice President—Human Resources	65%	110%

We believe that this mix of compensation appropriately balances short-term and long-term business goals and aligns the interests of our NEOs with our shareholders.

1. Base Salary

The Company pays its executive officers competitive base salaries as one part of a total compensation program to attract and retain talent, but does not use base salary increases as the primary means of recognizing talent and performance.

Base salaries for the NEOs are determined primarily on the basis of experience, performance, individual responsibilities and impact on the Company. Each fiscal year, our CEO reviews the base salaries of all officers, including our NEOs (other than himself), in connection with their performance reviews. The CEO is assisted in his review of each officer’s performance and base salary by the Senior Vice President of Human Resources.

Beginning in the 2018 fiscal year, the Committee also relied on data provided by WTW with respect to the Compensation Peer Group in order to determine our NEOs’ base salaries, as noted above. The CEO’s evaluations of individual performance and the importance of each NEO’s role have been key in differentiating between executives and applying the competitive compensation analyses. As noted above, the Board determines the CEO’s compensation, including base salary, based on the Committee’s recommendation.

Based on each officer’s performance review and the CEO’s review of each officer’s base salary information and the competitive compensation analyses, our CEO develops recommendations for the individual base salaries for all of the senior officers, including our NEOs (other than himself). The CEO provides his recommendations to the Committee. The Committee considers those recommendations and recommends the new base salaries to the Board for approval in June of each fiscal year.

As illustrated in the table below, salary changes for the 2018 fiscal year included: Mr. Handley, $25,000 increase; Mr. Walljasper, $15,000 increase; Ms. Jackowski, $12,500 increase; Mr. Soupene, $15,000 increase; and, Ms. Summers, $10,000 increase:

Executive	2017 Fiscal Year Base Salary	2018 Fiscal Year Base Salary	Percentage Increase from 2017 Fiscal Year to 2018 Fiscal Year
Terry W. Handley	$900,000	$925,000	2.8%
William J. Walljasper	$580,000	$595,000	2.6%
Julia L. Jackowski	$580,000	$592,500	2.2%
John C. Soupene	$425,000	$440,000	3.5%
Cindi W. Summers	$425,000	$435,000	2.4%

These increases, which were all approved in June 2017, were based on the information described above and the views of our CEO, the Committee and the Board, which were primarily influenced by each NEO’s recent performance and contribution to the Company’s success.

As noted below, in the section named “Recent Executive Compensation Decisions for the 2019 Fiscal Year” on page 42, the NEOs did not receive any base salary increases for the 2019 fiscal year.

2. Annual Incentive Compensation Program

Overview

The NEOs, along with the Company’s other officers, participate in an annual incentive compensation program (the “Annual Incentive Program”). The purpose of the Annual Incentive Program is to reward efforts made during the fiscal year toward the Company’s achievement of certain performance goals. The Committee believes that it is important for the senior officers to function as a cohesive team, and therefore establishes the performance goals on the basis of the Company’s performance as a whole.

For the 2018 fiscal year, the Annual Incentive Program implemented four changes:

•

Increased pay differentiation according to job responsibilities, expressed as a percentage of base salary for each of the following three groups: CEO, Senior Vice Presidents and Vice Presidents. In prior fiscal years, payout at “target” was based on 60% of base salary for all NEOs. The Committee, in consultation with WTW, determined to make this change in order to better reflect the market practice as well as the NEOs’ varying levels of responsibility and potential to have an impact on our performance.

•

Implementation of two new metrics representing the Company’s same-store sales growth and gross profit margin in both the inside sales and fuel categories. These metrics more closely align the annual incentive opportunity for executives with the performance of our key business segments, inside sales and fuel.

•

Elimination of the return on invested capital metric. The Committee, in consultation with WTW, determined that this metric would be better suited for long-term performance goals and, therefore, incorporated return on invested capital as a metric in our long-term incentive program (as discussed below).

•

Retention of the diluted “EPS” metric with the addition of a “circuit breaker” approach, which requires the Company to achieve a minimum level in diluted EPS before any NEO may earn an annual incentive bonus. This component increases alignment between our Annual Incentive Program and shareholder value.

As a result of these changes, each participant’s annual incentive opportunity for the 2018 fiscal year was based on (i) diluted EPS (50%), (ii) same-store sales growth and gross profit margin in respect of the fuel category (20%), and (iii) same-store sales growth and gross profit margin in respect of the inside sales categories (30%). As noted above, a circuit breaker was also utilized, under which a minimum level of diluted EPS was required before any bonus under the Annual Incentive Program could be earned.

Beginning in the 2018 fiscal year, the payout at “target” is 100% of base salary for the CEO, either 65% or 70% of base salary for the Senior Vice Presidents, and between 50% and 60% of base salary for the Vice Presidents, with an overall payout range from 0% to 200% of target depending on performance. Below the threshold level, there is no payout in respect of the Annual Incentive Program. Achievement of threshold levels results in payouts of 50% of the target payout, and achievement of maximum levels results in payouts of 200% of the target payout.

All bonuses earned under the Annual Incentive Program were to be paid in cash, and unlike prior years, were not designed to include an equity component. The Committee determined, in consultation with WTW, that maintaining a mix of cash payments and equity awards between our two incentive programs would help smooth the cyclicality of fuel margins, a key component of the Company’s business.

No bonuses were earned for the 2018 fiscal year, as described in the section named “2018 Fiscal Year Results” on page 36.

As noted below, in the section named “Recent Executive Compensation Decisions for the 2019 Fiscal Year” on page 42, the Board has approved a similar Annual Incentive Program for the 2019 fiscal year.

Financial Metrics

As noted above, for the 2018 fiscal year, the Company linked the Annual Incentive Program to the following three metrics, each of which is closely tied to the execution of strategic business objectives and together are designed to increase shareholder value:

1.

Diluted EPS (50%): The growth of diluted EPS is related to the growth of shareholder value and is an important measure used by the investor community to evaluate our financial performance. Long-term sustained growth should positively impact our share price and market capitalization.

2.

Fuel (same-store sales growth and gross profit margin) (20%): As the Company’s largest revenue product, fuel sales are a critical component of our revenue and earnings. Over the past three fiscal years, on average, our fuel revenues accounted for approximately 60% of total revenue and our fuel gross profit accounted for approximately 23% of total gross profit.

3.

Inside sales (same-store sales growth and gross profit margin) (30%): Inside sales includes a combination of the Company’s “prepared food and fountain” and “grocery and other merchandise” categories, which generally consist of the Company’s highest margin products. Over the past three fiscal years, on average, these categories have accounted for approximately 40% of the Company’s total revenue, but have resulted in approximately 77% of total gross profit.

Same-store sales growth and gross profit margin are non-GAAP measures and are calculated as follows:

•

Same-Store Sales: For purposes of these calculations, “same-store sales” includes aggregated individual store results for all stores open throughout a particular period. For example, when comparing annual data, the store must be open for each entire fiscal year being compared. Remodeled stores that remained open or were closed for just a very brief period of time (i.e., less than a week) during the period being compared remain in the same-store sales comparison. If a store is replaced, either at the same location (i.e., razed and rebuilt) or relocated to a new location, it is removed from the comparison until the new store has been open for each entire period being compared. Newly constructed and acquired stores do not enter the calculation until they are open for each entire period being compared. For a further discussion of our “same-store sales” comparison, see our “Management Discussion and Analysis of Financial Conditions and Results of Operations” in Note 4 to the Company’s consolidated financial statements included in the Company’s Form 10-K filing in respect of the 2018 fiscal year.

•	Growth: In both the fuel and inside sales categories, the same-store sales growth metric is equal to the percentage increase in same-store sales from the prior fiscal year (i.e., the 2017 fiscal year). The same-store sales growth for the inside sales category is calculated based on each year’s revenue (i.e., dollars). However, the same-store sales growth for the fuel category is calculated based on number of gallons sold instead of revenue in order to account for the volatility of fuel prices.

•	Gross Profit Margin: In the case of fuel, gross profit margin in respect of the 2018 fiscal year was equal to total revenue in respect of same-store fuel sales less total cost in respect of such sales (exclusive of depreciation and amortization) divided by the number of gallons sold. In the case of inside sales, gross profit margin in respect of the 2018 fiscal year was equal to total revenue in respect of same-store inside sales less total cost in respect of such sales (exclusive of depreciation and amortization) divided by total revenue in respect of such sales.

Setting Goals

At the beginning of each fiscal year, our management team, which includes our NEOs, officers and members of our finance group, prepares its annual strategic business goals and objectives in the form of an operating plan for the Company that is reviewed by the Committee (the “Operating Plan”). The goals and objectives are designed to ensure that our short-term revenue and unit growth objectives are met or exceeded in a manner that is consistent with long-term shareholder value creation. The Chief Financial Officer and his team are closely involved with setting the Company’s financial targets that are then incorporated into the Operating Plan.

The Committee estimates the operational and financial results for the fiscal year that would result from meeting the Operating Plan in terms of same-store sales, gross profit margin and diluted EPS. These pro forma results become the target performance levels for each metric under the Annual Incentive Program. Threshold and maximum performance goals are then set by the Committee, with the intent of providing reasonable upside opportunity and downside risk. Lastly, a “circuit breaker” is established, under which a minimum level of diluted EPS is required before any bonus under the Annual Incentive Program may be earned.

In making these determinations, the Committee seeks to adopt target goals that can be achieved with consistent superior performance throughout the year, so that both exceptional results above the target goal and results that are slightly less than the target goal, but which still represent acceptable performance, are rewarded to some extent. The Committee also considers the specific circumstances facing the Company during the year and expectations regarding diluted EPS and Company performance. The Committee then submits these goals and objectives to the Board for approval, typically in June.

The chart below summarizes the metrics and performance goals that the Board approved for the 2018 fiscal year:

FY18 Annual Incentive Program Performance Goals

	Circuit Breaker	Threshold	Target	Maximum
1. Diluted EPS	$4.15	$4.40	$4.89	$5.87
2. Fuel
Same-store sales growth(1)		(0.7)%	1.5%	3.7%
Gross profit margin(2)		$0.165	$0.191	$0.216
3. Inside sales
Same-store sales growth(1)		0.9%	4.5%	8%
Gross profit margin(2)		40.6%	41.5%	42.5%

(1)	Equal to the percentage increase in sales as compared to the previous fiscal year (i.e., the 2017 fiscal year), with sales measured in gallons sold, in the case of the fuel category, in order to account for volatility in fuel prices and in revenue, in the case of the inside sales category.
(2)	Equal to total revenue in respect of same-store fuel sales or same-store inside sales, as applicable, less total cost in respect of such sales (exclusive of depreciation and amortization) divided by gallons sold, in the case of fuel, and by revenue, in the case of inside sales.

Payout Levels

As noted above, the potential payout under the Annual Incentive Program for each NEO is represented as a percentage of base salary. The Committee selected varying levels for the CEO, Senior Vice Presidents and Vice Presidents in order to incorporate differentiation based on job duties and responsibilities. In doing so, the Company has maintained that a significant portion of each NEO’s total potential compensation is tied to the financial performance of the Company.

The potential payout at “target” in respect of fiscal year 2018 for each NEO is as follows: Mr. Handley, 100% ($925,000); Mr. Walljasper, 70% ($416,500); Ms. Jackowski, 65% ($385,125); Mr. Soupene, 70% ($308,000); and, Ms. Summers, 65% ($282,750).

The “target” of base salary noted for each NEO is then applied against each of the following individual percentages, which correspond to the achievement of the performance goals set forth above. The following table reflects the weighting of each performance metric:

Payout Formula (as a % of the “target” base salary)
	Circuit Breaker	Threshold	Target	Maximum
1. Diluted EPS	$4.15	25%	50%	100%
2. Fuel
Same-store sales growth		5%	10%	20%
Gross profit margin		5%	10%	20%
3. Inside sales
Same-store sales growth		7.5%	15%	30%
Gross profit margin		7.5%	15%	30%

If the diluted EPS “circuit breaker” is not achieved, no bonus is earned under the Annual Incentive Program, regardless of the achievement level of the other individual goals.

2018 Fiscal Year Results

For the 2018 fiscal year, despite strong same-store sales growth in fuel and achievement of gallons above the threshold in the inside sales category, no annual incentive bonuses were paid to our NEOs because of lack of achievement in the diluted EPS category. Actual diluted EPS (adjusted as noted below) was $3.81 per share, which fell below the established “circuit breaker”.

The Committee believes that this result is fair, given the importance of diluted EPS in measuring the overall success of our Company. Even though the Company achieved certain performance goals in the fuel and inside sales categories, such categories are more narrow and not as critical as diluted EPS in measuring the strength of our business in a given fiscal year.

The chart below summarizes the Annual Incentive Program performance goals compared to the actual results in each respective category for the 2018 fiscal year:

Performance Goals v. FY18 Actual Results
	Circuit Breaker	Threshold	Target	Maximum	FY18 Actual Results
1. Diluted EPS	$4.15	$4.40	$4.89	$5.87	$3.81 (1)
2. Fuel
Same-store sales growth		(0.7)%	1.5%	3.7%	2.3%
Gross profit margin		$0.165	$0.191	$0.216	$0.185
3. Inside sales
Same-store sales growth		0.9%	4.5%	8%	1.8%
Gross profit margin		40.6%	41.5%	42.5%	41%

(1)	For purposes of evaluating the Company’s performance for the 2018 fiscal year under the Annual Incentive Program, diluted EPS was reduced by $4.53 to exclude a one-time benefit from the Tax Cuts and Jobs Act (the “Tax Reform Act”) enacted on December 22, 2017, which resulted in revaluation of net deferred tax liabilities as of the date of enactment of the Tax Reform Act.

3. Long-Term Incentive Compensation Program

Overview

A significant portion of the NEOs’ compensation is delivered through equity awards granted under the Company’s long-term incentive compensation program (the “LTIP”). The 2009 Stock Incentive Plan was designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the officers and other key employees with those of our shareholders. The 2009 Stock Incentive Plan is scheduled to expire in September 2019. In order to replace the 2009 Stock Incentive Plan, the Company is seeking our shareholders’ approval for the 2018 Stock Incentive Plan, as described in “Proposal 4” on page 69, which would further serve these objectives.

As with the Annual Incentive Program, the performance goals under the LTIP are derived from the Operating Plan and approved by the Committee. The goals are set in order to ensure that our NEOs’ incentives align with the long-term success of the Company and value creation for our shareholders.

The Committee’s practice has been to award RSUs to executive officers in June of each year. Since 2013, the Committee has authorized an annual award of time-based RSUs (subject to a three-year vesting period) to the officers and other key employees as a long-term incentive. The equity award grants made in July 2018 were made slightly later than usual because of additional time needed to consider changes to our executive compensation program.

For the 2018 fiscal year, all executive officers were granted 25% of their long-term incentives in the form of RSUs and 75% in the form of PSUs, with half of the PSUs subject to performance goals based on return on invested capital (“ROIC”) and half subject to performance goals based on TSR relative to a peer group. The PSUs result in zero payout to our NEOs in the event that the Company does not achieve its ROIC and relative TSR performance goals over the three-year performance period (as described below). The 25%/75% weighting is based on the competitive compensation analyses provided by WTW and demonstrates alignment between management and shareholder interests.

The combination of time- and performance-based awards serves the Company’s long-term objectives, as follows:

•	RSUs: Supports talent attraction and retention objectives and balances the inherent challenges associated with PSUs, as non-controllable and highly variable external factors may affect the achievement of the Company’s performance metrics.

•	PSUs: Rewards executives for meeting key financial goals that are important to the long-term performance of the Company. Because the Company has been striving to enlarge its operating footprint, the Committee believes that ROIC is a particularly useful measure of management’s effectiveness in creating value for our shareholders by measuring the Company’s returns on capital expenditures. Relative TSR measures the long-term success of the Company while normalizing external, macroeconomic factors that fall outside of the Company’s control.

Both the RSUs and PSUs cliff vest after three years (i.e., on June 15, 2020), subject to each executive officer’s continued employment through such vesting date.

As with the Annual Incentive Program, in the 2018 fiscal year the Committee implemented increased pay differentiation in setting the percentages of payout at “target” for each NEO under the LTIP. The value of the PSU awards at “target” is 150% of base salary for the CEO, either 110% or 125% of base salary for the Senior Vice Presidents, and between 90% and 100% of base salary for the Vice Presidents. In prior fiscal years, all NEOs received the same award of time-based RSUs (3,250 RSUs in each of the 2014, 2015, 2016 and 2017 fiscal years).

The PSUs awarded represent a target amount, with the actual number of shares earned ranging from 0% to 200% of each target, depending on the Company’s performance in the ROIC and relative TSR metrics. Below the threshold level, there is no payout in respect of PSUs. Achievement of threshold levels results in payouts of 50% of the target payout, and achievement of maximum levels results in payouts of 200% of the target payout. The target, threshold and maximum performance levels are set to present our NEOs with a reasonable upside opportunity as well as downside risk.

As noted below in the section named “Recent Executive Compensation Decisions for the 2019 Fiscal Year” on page 42, the Board has approved a similar LTIP for the 2019 fiscal year.

Financial Metrics for Performance-Based Awards

•	ROIC: For purposes of the LTIP, ROIC for each fiscal year is calculated as operating income after depreciation and tax, divided by average invested capital for that fiscal year. All of the following ROIC inputs come directly from the audited financial statements: “operating income” equals gross profit less operating expenses; “depreciation” equals depreciation and amortization; “tax” equals operating income less depreciation multiplied by the effective tax rate where “effective tax rate” equals federal and state income taxes divided by income before income taxes; “average invested capital” equals the summation of notes payable to bank, current maturities of long-term debt, long-term debt, net of current maturities, and total shareholders’ equity for the current fiscal year and the previous fiscal year divided by two.

•	Relative TSR: For purposes of the LTIP, TSR means the change in the value, expressed as a percentage of a given dollar amount invested in an applicable peer company’s most widely publicly traded stock over the three-year performance period, taking into account both stock price appreciation (or depreciation) and the reinvestment of dividends (including the cash value of non-cash dividends) in additional stock of the company. The Company’s TSR is then compared to the TSR of its Performance Peer Group, as described below.

LTIP Awards for the 2018 Fiscal Year

As noted above, the value of the LTIP award, at “target” on the applicable award/grant date is represented as a percentage of base salary, as follows: Mr. Handley, 150% ($1,387,500); Mr. Walljasper, 125% ($743,750); Ms. Jackowski, 110% ($651,750); Mr. Soupene, 125% ($550,000); and, Ms. Summers, 110% ($478,500).

On July 14, 2017, the Committee approved the following LTIP awards, which were based on the closing price of the Common Stock on such date ($104.87):

FY18 RSU Awards (numbers of units and values)
NEO	RSUs Subject to Time-Based Goals	PSUs Subject to ROIC Goals (at target)	PSUs Subject to Relative TSR Goals (at target)(1)
Mr. Handley	3,308 ($346,875)	4,961 ($520,313)	4,001 ($520,313)
Mr. Walljasper	1,773 ($185,938)	2,660 ($278,906)	2,145 ($278,906)
Ms. Jackowski	1,554 ($162,938)	2,331 ($244,406)	1,879 ($244,406)
Mr. Soupene	1,311 ($137,500)	1,967 ($206,250)	1,586 ($206,250)
Ms. Summers	1,141 ($119,625)	1,711 ($179,438)	1,380 ($179,438)

(1)	The “target” number of PSUs subject to relative TSR, as set forth above, was determined by WTW by utilizing a “Monte Carlo” valuation based on the award date. A Monte Carlo valuation simulates the prices of the Company’s and each member of the Performance Peer Group’s common stock price at the end of the relevant performance period, taking into account volatility and the specifics surrounding each TSR metric under the relevant plan.

•	RSUs Subject to Time-Based Goals: These units represent 25% of the overall value of each NEO’s LTIP award. The units vest in full on June 15, 2020, subject to continued employment through the vesting date, and are not subject to achievement of performance goals.

•	PSUs Subject to ROIC Goals: These units represent 37.5% of the overall value of each NEO’s LTIP award, vest in full on June 15, 2020, subject to continued employment through the vesting date, and are subject to adjustment based on the Company’s performance. The final number of units awarded will be based on the Company’s three-year average ROIC achievement over a three-year performance period, which includes the 2018, 2019 and 2020 fiscal years (the “Performance Period”). The Committee establishes the threshold, target and maximum ROIC goals for such Performance Period based on the Company’s budget forecast for the same period. The number of units awarded to each NEO is based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) ROIC goals over the Performance Period.

•

PSUs Subject to Relative TSR Goals: These units represent 37.5% of the overall value of each NEO’s LTIP award, vest in full on June 15, 2020, subject to continued employment through the vesting date, and are subject to adjustment based on the Company’s performance. The final number of units awarded will be based on the Company’s TSR during the Performance Period relative to the Performance Peer Group described above. At the end of the Performance Period, members of the Performance Peer Group will be ranked highest to lowest according to each member’s TSR over the Performance Period. The Company’s percentile rank will be determined based on linear interpolation by reference to the two members of the Peer Group whose TSRs are immediately above and below the Company’s TSR. The number of units awarded to each NEO is based on the Company’s achievement of threshold (the 25th percentile, 50% awarded), target (the 50th percentile, 100% awarded) and maximum (the 80th percentile or higher, 200% awarded) TSR performance over the Performance Period.

Retirement

In prior years, LTIP award agreements contained a retirement provision whereby a participant who was at least 62 years of age, and separated by reason of normal retirement, would not forfeit all unvested RSUs, but instead, would retain one-half of his or her unvested RSUs, which will vest as originally scheduled.

The Committee, based on the recommendation of WTW, transitioned the retirement provision contained in the LTIP award agreements to a new formulation in order to better reflect market practice and in recognition that the efforts of employees have long-term effects on the success of the Company. Beginning with the 2018 fiscal year, the LTIP award agreements provide for a “rule of 65” (55 years of age + 10 full years of service) and “rule of 75” (age + full years of service), whereby if either “rule” is satisfied, a participant who separates by reason of normal retirement will retain all of his or her unvested RSUs and PSUs, which will vest as originally scheduled, subject to the achievement of applicable performance goals in the case of PSUs. This policy will apply prospectively.

The Committee presently intends to continue the practice and believes it rewards long-term, successful service to the Company while encouraging natural turnover at appropriate times.

4. Benefits and Perquisites

Our NEOs are eligible to participate in the comprehensive health benefits program we maintain for all benefits-eligible employees and in the retirement benefits program we maintain for a broad employee population.

We generally provide limited perquisites that the Committee believes are important components of each NEOs’ compensation and benefits package. We pay the premiums for long-term disability and group life insurance coverages for all NEOs in order to provide financial security to each NEO and his or her dependents in the event of disability or death. Under Mr. Handley’s employment agreement, we agreed to maintain a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Handley and is payable upon his death to a beneficiary designated by him.

Our NEOs and other officers also are provided with Company-owned automobiles because they are expected to devote some portion of their time to business-related travel. These employees are subject to applicable employment-related taxes for the personal use of these automobiles. The Company does not provide our NEOs with any “gross-ups” to reimburse them for their tax obligations in connection with their Company-owned automobiles or otherwise.

Personal use of the Company’s aircraft is prohibited under Company policy.

Employment and Change of Control Severance Agreements

We are a party to an employment agreement with Mr. Handley with respect to his service as President and CEO, which took effect on May 1, 2016. The Company has not entered into an employment agreement with any other NEO.

We maintain change of control severance agreements with each of our NEOs and twelve other officers. The purpose of the change of control severance agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company.

For a description of Mr. Handley’s employment agreement and the change of control severance agreements, please see the section named “Executive Compensation—Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table” on page 48.

Retirement Arrangements

All NEOs and other officers are eligible to participate in the 401K Plan under the same terms and conditions as other eligible, full-time employees.

The Company also maintains the Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that is described in the section named “Executive Compensation—Nonqualified Deferred Compensation” on page 54. The purpose of the Deferred Compensation Plan is to enable the participants, including our NEOs, to defer a portion of their income without the limitations imposed by the Internal Revenue Code on deferrals under the 401K Plan. The Company does not make matching or other contributions to the Deferred Compensation Plan.

Additional Compensation Policies

Discouraging Excessive Risk-Taking

•

Clawback Policy: As discussed further above in the section named “Other Key Corporate Governance Provisions” on page 16, the Board has adopted a policy that enables the Company to seek reimbursement of any annual incentive payment or equity award made to an executive officer in certain circumstances related to the substantial or material restatement of the Company’s financial statements.

•

Hedging and Pledging Policy: As discussed further above in the section named “Other Key Corporate Governance Provisions” on page 16, the Company prohibits hedging of Company stock and other short-term of speculative transactions as well as the pledging of Company stock unless approved in advance by the compliance officer.

Focus on Long-Term Success

•

Stock Ownership Policy: As discussed further above in the section named “Other Key Corporate Governance Provisions” on page 16, the Company has put in place a stock ownership requirement policy for its senior executives, including our NEOs. The policy requires each senior executive to own a number of shares of Common Stock equal to the value of a multiple of his or her base salary (i.e., four times’ base salary in the case of the CEO, three times’ base salary in the case of Senior Vice Presidents and two times’ base salary in the case of Vice Presidents). For this purpose, restricted stock and unvested RSUs may be counted towards the ownership requirement, but stock options are not.

Conservative Compensation Measures

•

No Tax Gross-Ups: Under the change of control severance agreements, if any of the severance subjects a named executive officer to a golden parachute excise tax, he or she is not entitled to any “gross-up” to reimburse him or her for the excise tax. Furthermore, the Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. Neither the 2009 Stock Incentive Plan nor the proposed 2018 Stock Incentive Plan provides for tax gross-ups for any participant.

•

Option Grants: Stock options can only be approved by the Committee at an in-person or telephonic meeting and may not be approved by written consent. In addition, stock options can be granted only within a two-week period following the release of the Company’s annual financial results in June and only if directors are not at that time in possession of material non-public information about the Company. Under the Company’s policy, the grant date of stock options is the date of the meeting when the grant is approved. All stock options must be granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the grant date. Details of every stock option grant must be reflected in Committee minutes, and the Corporate Secretary must verify that grant documents are consistent with the grants authorized by the Committee and memorialized in the minutes. The Committee has not awarded any stock option grants since 2011.

Committee Consideration of Results of Advisory Shareholder Vote

At the annual shareholders’ meeting in respect of the 2018 fiscal year, our executive compensation program received the support of over 96% of the votes cast at that meeting. The Committee has considered the results of this advisory vote and views the outcome as evidence of shareholder support of our executive compensation decisions and policies.

The Committee has furthered its commitment to alignment between executive compensation and our shareholders’ interests through three substantial improvements for the 2018 fiscal year, as described above: (i) the engagement of WTW to advise on executive compensation matters in order to better incorporate best practices and competitive compensation analyses into our program; (ii) the implementation of two new types of performance goals for the Annual Incentive Program, which reflect the performance of the Company’s most important business segments; and (iii) the transition to a greater emphasis on performance measures for the LTIP to better align our executives’ performance incentives with the Company’s long-term performance.

The Committee will continue to review shareholder votes on our executive compensation program and consider whether any additional changes to the program are warranted in light of the voting results.

Recent Executive Compensation Decisions for the 2019 Fiscal Year

In recognition of the challenges that the Company faced in the 2018 fiscal year, none of the NEOs received an increase in compensation for the 2019 fiscal year.

Base Salary

Since the close of the 2018 fiscal year, the Board has determined that no salary increases will be provided to the NEOs for the 2019 fiscal year.

Annual Incentive Compensation

The Board has approved annual incentive compensation for the 2019 fiscal year with a similar structure as used in the Annual Incentive Program for the 2018 fiscal year, as described above. The plan will continue to be based on diluted EPS (50%), with the remaining 50% of the plan based on same-store sales growth and gross profit margin in both fuel (20%) and inside sales (30%). The Committee has set the “circuit breaker,” threshold, target and maximum performance levels. The payout at target is 100% of base salary for the CEO, 65% or 70% of base salary for Senior Vice Presidents, and between 50% and 60% of base salary for Vice Presidents, with an overall payout range from 0% to 200% of target depending on performance. All bonuses earned under the plan will be paid in cash.

Long-Term Incentive Compensation

The Board has approved LTIP awards to the NEOs and twelve other officers similar in structure to the 2018 fiscal year awards, as described above. The awards will continue to be based on a percentage (ranging from 90% to 150%) of the officer’s base salary for the 2019 fiscal year, and consist of three types of equity awards: RSUs subject to time-based goals (comprising 25% of the award amount); PSUs subject to ROIC performance goals (comprising 37.5% of the award amount); and PSUs subject to relative TSR performance goals (comprising 37.5% of the award amount). The PSUs awarded based on ROIC and relative TSR represent a target amount, with the actual number of shares earned ranging from 0% to 200% of each target, based on performance over a three-year performance period (fiscal years 2019, 2020 and 2021). Such RSUs and PSUs will vest in full on June 15, 2021, subject in each instance to the officer’s continued employment with the Company through the vesting date and the satisfaction of the applicable performance metrics.

In addition, in preparation for the expiration of the 2009 Stock Incentive Plan in September 2019, the Board has approved the adoption of the 2018 Stock Incentive Plan, which has been submitted to shareholders for their approval under this proxy statement. The 2018 Stock Incentive Plan is intended to replace the 2009 Stock Incentive Plan, under which no new awards will be allowed to be granted as of the date the 2018 Stock Incentive Plan is approved by our shareholders. The terms of the 2018 Stock Incentive Plan are generally consistent with the terms of the 2009 Stock Incentive Plan, however, the Board made certain changes in order to be consistent with best practices, including providing for double-trigger vesting of awards upon a change of control and imposing an annual aggregate limit on cash compensation paid and equity awards granted to non-employee directors. For more information on the proposed 2018 Stock Incentive Plan, see “Proposal 4” on page 69.

Tax Treatment of Certain Compensation

Pursuant to Section 162(m) of the Code, as in effect for the Company’s 2018 fiscal year, compensation in excess of $1,000,000 per year paid to the CEO and three other highest-paid executive officers (other than the CFO) was not deductible unless it qualified as “performance-based compensation”. The Tax Reform Act, which was signed into law on December 22, 2017, eliminated the exception for “performance-based compensation” with respect to the Company’s 2019 fiscal year and thereafter. As a result, the Company expects that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017, compensation over $1,000,000 per year paid to any NEO (and any person who was an NEO for any year, beginning with the Company’s 2018 fiscal year) will be nondeductible under Section 162(m).

While the Committee’s general policy is to preserve the deductibility of compensation paid to the NEOs, the Committee nevertheless retains the authority to provide compensation to our executives that is not deductible, including when necessary to maintain the flexibility needed to attract talent, promote retention or recognize and reward desired performance.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 26. Based on the Committee’s review and the discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Larree M. Renda, Chair

David K. Lenhardt

Allison M. Wing

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The members of the Committee are Ms. Renda, Mr. Lenhardt and Ms. Wing, none of whom has ever been an officer or employee of the Company or any its subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. There are no executive officer-director interlocks where an executive of the Company serves on the compensation committee of another corporation that has an executive officer serving on the Board.

COMPENSATION PROGRAMS AND RISK MANAGEMENT

The Committee has considered whether any of its compensation programs and policies are reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, maximum potential bonus payments, the multi-year vesting schedules for RSUs as well as the performance goals for PSUs, encourage employees to maintain both a short- and a long-term view with respect to Company performance. For these reasons, the Committee has determined that its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by our CEO, CFO and each of our three other most highly compensated executive officers (our “named executive officers” or “NEOs”) for services rendered in all capacities during the 2018 fiscal year:

Summary Compensation Table

Name and Principal Position(1)	Fiscal Year	Salary	Stock Awards(2)	Option Awards(3)	Non-equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Terry W. Handley,	2018	$925,000	$1,387,500	$—	$—	$24,697	$2,337,197
President and CEO	2017	$900,000	$404,950	$—	$—	$25,571	$1,330,521
	2016	$770,000	$1,883,728	$—	$231,000	$23,995	$2,908,723

William J. Walljasper,	2018	$595,000	$743,750	$—	$—	$32,142	$1,370,892
Senior Vice President-Chief Financial Officer	2017	$580,000	$404,950	$—	$—	$27,140	$1,012,090
	2016	$550,000	$669,928	$—	$165,000	$23,767	$1,408,695

Julia L. Jackowski	2018	$592,500	$651,750	$—	$—	$29,196	$1,273,446
Senior Vice President-Corporate General Counsel and Secretary	2017	$580,000	$404,950	$—	$—	$26,951	$1,011,901
	2016	$530,000	$655,928	$—	$159,000	$25,141	$1,370,069

John C. Soupene	2018	$440,000	$550,000	—	$—	$26,412	$1,016,412
Senior Vice President-Operations	2017	$425,000	$404,950	—	$—	$26,655	$856,605
	2016	$325,000	$380,923	—	$97,500	$25,429	$828,852

Cindi W. Summers(6)	2018	$435,000	$478,500	$—	$—	$28,031	$941,531
Senior Vice President-Human Resources	2017	$425,000	$330,190	$—	$—	$27,052	$782,242

(1)	The Company made certain updates to the amounts and the NEOs included in the Summary Compensation Table in respect of the 2016 and 2017 fiscal years in order to reflect the grant date fair values of stock awards made during such years. In addition, the amount of All Other Compensation in respect of the 2016 and 2017 fiscal years has been updated to exclude certain broad-based, non-discriminatory benefits as well as certain other benefits described in Footnote 5 below.
(2)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of vested shares of Common Stock, RSUs and PSUs awarded to the applicable NEO by the Company in each fiscal year referenced in the table above under the Company’s Long Term Incentive Program (the “LTIP”), reported in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). For the 2016 fiscal year, the amounts listed include vested shares of Common Stock subject to a three-year holding requirement, which were awarded under the Company’s annual incentive compensation program (the “Annual Incentive Program”), and time-based RSUs awarded under the Company’s LTIP, which RSUs are scheduled to cliff-vest on the third anniversary of their grant date. For the 2017 fiscal year, the amounts listed include only time-based RSUs awarded under the Company’s LTIP, which are scheduled to cliff-vest on the third anniversary of their grant date. For the 2018 fiscal year, the amounts listed include time-based RSUs, PSUs subject to return on invested capital (“ROIC”) vesting conditions and PSUs subject to relative total shareholder return (“relative TSR”) vesting conditions, representing 25%, 37.5% and 37.5%, respectively, of the total value of each NEO’s fiscal year 2018 award. Such RSUs and PSUs awarded in respect of the 2018 fiscal year vest in full on June 15, 2020, subject to each NEO’s continued employment through such vesting date and, in the case of PSUs, to the Company’s achievement of the applicable performance goals.

The grant date fair value of RSUs is based on the closing price of our Common Stock on the grant date. The grant date fair value of PSUs subject to ROIC performance goals is based on the closing price of our stock on the grant date and achievement of performance goals at the target level, which was determined to be the probable outcome as of the grant date. The grant date fair value of PSUs subject to relative TSR performance goals is based on a “Monte Carlo” valuation pursuant to which we estimated the Company’s

TSR relative to its Performance Peer Group (as defined in the Section named “Compensation Discussion and Analysis--Use of Peer Groups” on page 30) during the three-year performance period and the achievement of performance goals at the target level, which was determined to be the probable outcome as of the grant date.

The values of such PSUs based on maximum achievement of the ROIC and relative TSR performance conditions are detailed below:

	Maximum Value of PSUs Subject to ROIC Performance Goals	Maximum Value of PSUs Subject to Relative TSR Performance Goals	Total Maximum Value of PSUs Subject to ROIC and Relative TSR Performance Goals
Terry W. Handley	$1,040,625	$1,040,625	$2,081,250
William J. Walljasper	$557,813	$557,813	$1,115,626
Julia L. Jackowski	$488,813	$488,813	$977,626
John C. Soupene	$412,500	$412,500	$825,000
Cindi W. Summers	$358,875	$358,875	$717,750

See the section named “Compensation Discussion and Analysis—Long-Term Incentive Compensation Program” beginning on page 37 for additional information regarding the performance criteria for the PSUs and their relative weight. For information about the financial reporting of RSUs and PSUs, see Note 4 to the Company’s consolidated financial statements included in the Company’s Form 10-K filing in respect of the 2018 fiscal year. The actual value, if any, realized by an NEO from PSUs will depend on the actual performance level achieved by the Company for the applicable performance period. Such PSUs are subject to adjustment based on the Company’s performance.

(3)	No stock options were awarded to the NEOs during the indicated fiscal years.
(4)

The amounts set forth in the Non-Equity Incentive Plan Compensation column for the 2016 fiscal year represent cash bonuses paid to each NEO in respect of the 2016 fiscal year under the Annual Incentive Program. No cash bonuses were earned by our NEOs in respect of the 2017 or 2018 fiscal year.

(5)	The amounts comprising All Other Compensation for the 2018 fiscal year are detailed below:

Name	401K Plan Matching Contribution	Automobile Expense	Total
Terry W. Handley	$16,457	$8,240	$24,697
William J. Walljasper	$16,459	$15,683	$32,142
Julia L. Jackowski	$16,418	$12,778	$29,196
John C. Soupene	$16,488	$9,924	$26,412
Cindi W. Summers	$14,717	$13,314	$28,031

During the 2018 fiscal year, the NEOs were also provided with life insurance benefits, executive physicals and identity theft protection, however, such amounts have been excluded from All Other Compensation under the de minimis exception. Executive physicals and identity theft protection were not provided to the NEOs during the 2016 and 2017 fiscal years. NEOs were also provided with medical and disability benefits that are not included in the table above, since they are provided under broad-based, non-discriminatory benefit plans.

(6)	Ms. Summers was designated as an executive officer for the first time in June 2016. Therefore, only Ms. Summers’ compensation for the 2017 and 2018 fiscal years is presented.

Grants of Plan-Based Awards in Fiscal 2018

The following table provides information regarding grants of equity and non-equity incentive awards under Company plans for each NEO during the 2018 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock and Option Awards($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Terry W. Handley	Annual Incentive		$462,500	$925,000	$1,850,000	—	—	—	—	$—
	RSU	7/14/2017	$—	$—	$—	—	—	—	3,308	$346,875
	PSU (ROIC)	7/14/2017	$—	$—	$—	2,481	4,961	9,922	—	$520,313
	PSU (TSR)	7/14/2017	$—	$—	$—	2,001	4,001	8,002	—	$520,313
William J. Walljasper	Annual Incentive		$208,250	$416,500	$833,000	—	—	—	—	$—
	RSU	7/14/2017	$—	$—	$—	—	—	—	1,773	$185,938
	PSU (ROIC)	7/14/2017	$—	$—	$—	1,330	2,660	5,320	—	$278,906
	PSU (TSR)	7/14/2017	$—	$—	$—	1,073	2,145	4,290	—	$278,906
Julia L. Jackowski	Annual Incentive		$192,563	$385,125	$770,250	—	—	—	—	$—
	RSU	7/14/2017	$—	$—	$—	—	—	—	1,554	$162,938
	PSU (ROIC)	7/14/2017	$—	$—	$—	1,166	2,331	4,662	—	$244,406
	PSU (TSR)	7/14/2017	$—	$—	$—	940	1,879	3,758	—	$244,406
John C. Soupene	Annual Incentive		$154,000	$308,000	$616,000	—	—	—	—	$—
	RSU	7/14/2017	$—	$—	$—	—	—	—	1,311	$137,500
	PSU (ROIC)	7/14/2017	$—	$—	$—	984	1,967	3,934	—	$206,650
	PSU (TSR)	7/14/2017	$—	$—	$—	793	1,586	3,172	—	$206,650
Cindi W. Summers	Annual Incentive		$141,375	$282,750	$565,500	—	—	—	—	$—
	RSU	7/14/2017	$—	$—	$—	—	—	—	1,141	$119,625
	PSU (ROIC)	7/14/2017	$—	$—	$—	856	1,711	3,422	—	$179,438
	PSU (TSR)	7/14/2017	$—	$—	$—	690	1,380	2,760	—	$179,438

(1)	Represents the potential cash incentive amounts payable to each of our NEOs under the Company’s Annual Incentive Program for the 2018 fiscal year. The total value of each NEO’s Annual Incentive Program award at target is represented as a percentage of base salary. Below the threshold level, there is no payout in respect of the Annual Incentive Program. Achievement of threshold levels results in payout of 50% of target, and achievement of maximum levels results in payout of 200% of target. Each NEO’s annual incentive opportunity was based on (i) diluted EPS (50%), (ii) same-store sales growth and gross profit margin in respect of the fuel category (20%) and (iii) same-store sales growth and gross profit margin in respect of the inside sales categories (30%). A circuit breaker was also utilized, under which a minimum level of diluted EPS was required before any bonus under the Annual Incentive Program could be earned. No annual incentive bonuses were earned for the 2018 fiscal year because of failure to achieve the minimum diluted EPS performance goal, despite achieving results in the fuel and inside sales metrics that were sufficient to justify payout.
(2)

Represents PSUs subject to ROIC performance goals and PSUs subject to relative TSR performance goals, representing 37.5% and 37.5%, respectively, of the total value of each named executive officer’s award under the Company’s LTIP for the 2018 fiscal year. The total value of each NEO’s long-term incentive award at target is represented as a percentage of base salary. Below the threshold level, there is no payout in respect of the PSUs. Achievement of threshold levels results in payout of 50% of target, and achievement of maximum levels results in payout of 200% of target. Such RSUs and PSUs vest in full on June 15,2020, subject to each NEO’s continued employment through the vesting date and, in the case of the PSUs, to the Company’s achievement of the applicable performance goals. The final number of shares of Common Stock awarded in respect of the PSUs subject to ROIC performance goals will be based on the Company’s average ROIC achievement over a three-year performance period, which includes the 2018, 2019 and 2020 fiscal years (the “Performance Period”). Such PSUs are subject to adjustment based on the Company’s performance. The final number of shares of Common Stock awarded in respect of the PSUs subject to relative TSR performance goals will be based on the Company’s TSR during the Performance Period relative to the Performance Peer Group, as described in the section named

“Compensation Discussion and Analysis--Use of Peer Groups” on page 30. Such PSUs are subject to adjustment based on the Company’s performance.
(3)	Represents grants of RSUs subject to cliff vesting on June 15, 2020, subject to the NEOs’ continued service until such date. The RSUs are not subject to achievement of performance goals.
(4)	For a description of how the grant date fair value in respect of RSUs and PSUs was determined, see Footnote 2 to the Summary Compensation Table above.

Narrative to the Summary Compensation Table

and the Grants of Plan-Based Awards Table

Material Terms of Annual Incentive Program for Fiscal 2018

For a description of the terms of the Company’s Annual Incentive Program in respect of the 2018 fiscal year, see the section above named “Compensation Discussion and Analysis—Components of the Company Program—Annual Incentive Compensation Program” beginning on page 33.

Material Terms of Equity Awards Granted to NEOs in Fiscal 2018

The RSUs and PSUs granted to the NEOs in the 2018 fiscal year were awarded under the 2009 Stock Incentive Plan. Material terms of equity awards granted to the NEOs are described below. For additional information, see the section named “Compensation Discussion and Analysis—Components of the Compensation Program—Long-Term Incentive Compensation Program” beginning on page 37.

RSUs

The RSUs granted to the NEOs on July 14, 2017 vest in full on June 15, 2020, subject to each NEO’s continued employment through the vesting date, and represent 25% of the overall value of each NEO’s fiscal year 2018 LTIP award. Such RSUs are not subject to achievement of performance goals.

In the event of the holder’s qualifying retirement, such holder will retain all of his or her unvested RSUs, which will vest as originally scheduled. In the event of the holder’s death or disability, all unvested RSUs will become immediately vested as of such date, pro-rated for the completed portion of the three-year vesting period. All RSUs will be immediately forfeited upon termination of the holder’s employment for any other reason prior to vesting. In the event of a change of control, all unvested RSUs will become immediately vested as of such date and become payable as soon as practicable thereafter. For additional information regarding the treatment of the NEOs’ RSUs following termination or a change of control, see the section named “Potential Payments Upon Termination or Change of Control” beginning on page 55.

Holders of RSUs do not receive or accrue dividends or dividend equivalents on outstanding RSUs.

PSUs

The PSUs granted to the NEOs on July 14, 2017 vest in full on June 15, 2020, subject to each NEO’s continued employment through the vesting date and the Company’s achievement of the applicable performance conditions, and represent 75% of the overall value of each NEO’s fiscal year 2018 LTIP award. Half of such PSUs are subject to ROIC performance conditions, and half of such PSUs are subject to relative TSR performance conditions.

The final number of shares of Common Stock awarded will be based on the Company’s (i) average ROIC achievement over three-year performance period, which includes the 2018, 2019 and 2020 fiscal years and (ii) TSR during such performance period relative to the Performance Peer Group (as discussed in the section named “Compensation Discussion and Analysis--Use of Peer Groups” on page 30). In each case, the PSUs will be awarded to each NEO based on the Company’s achievement of threshold (50% of target awarded), target

(100% of target awarded) and maximum (200% of target awarded) performance goals over the performance period. Below the threshold level, there is no payout in respect of the PSUs.

In the event of the holder’s qualifying retirement, such holder will retain all of his or her unvested PSUs, which will vest as originally scheduled, subject to the Company’s achievement of applicable performance goals. In the event of the holder’s death or disability, all unvested PSUs will become immediately vested as of such date and payable at the target level, pro-rated for the portion of the Performance Period completed. All PSUs will be immediately forfeited upon termination of the holder’s employment for any other reason prior to vesting. In the event of a change of control, all unvested PSUs will become immediately vested as of such date, subject to the Committee’s determination of the Company’s achievement of the applicable ROIC and relative TSR goals as of such date, and become payable as soon as practicable thereafter. For additional information regarding the treatment of the NEOs’ PSUs following termination or a change of control, see the section named “Potential Payments Upon Termination or Change of Control” beginning on page 55.

Holders of PSUs do not receive or accrue dividends or dividend equivalents on outstanding PSUs.

Employment Agreements

The Company is a party to an employment agreement with Mr. Handley with respect to his service as President and CEO, with took effect on May 1, 2016. The Company has not entered into an employment agreement with any other NEO.

Employment Agreement with Mr. Handley

Mr. Handley has served as President and CEO of the Company since the beginning of the 2017 fiscal year under an employment agreement entered into on April 12, 2016. The agreement generally provides for the continued employment of Mr. Handley as President and CEO through April 30, 2019, which term shall automatically renew for subsequent one-year terms ending April 30, 2026 unless sooner terminated in accordance with the agreement.

The agreement provides that, during its term, the Company will pay Mr. Handley a base salary at an annual rate of $900,000, or such other greater amount as shall be determined by the Board. The Board determined to increase Mr. Handley’s salary to $925,000 for the 2018 fiscal year and determined not to increase Mr. Handley’s salary any further for the 2019 fiscal year.

Under the terms of the agreement, Mr. Handley was also granted a one-time award of time-based RSUs on April 12, 2016 under the Company’s 2009 Stock Incentive Plan. Such RSUs were required to have a value of at least $1,000,000 based on the closing market value of Common Stock on the date immediately preceding the date of the award. As a result, 10,000 RSUs were awarded to Mr. Handley. Such RSUs are scheduled to vest equally on May 1 of each year from 2017 through 2021, subject to Mr. Handley’s continued employment through each vesting date.

Mr. Handley also is eligible to participate in all employee benefit plans and programs generally available to the Company’s senior officers and employees. In addition, the Company agreed to maintain a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Handley, which becomes payable upon his death to a beneficiary designated by him.

In the event of a termination of Mr. Handley’s employment agreement without “cause” (as defined in the employment agreement), provided that Mr. Handley executes a release of claims and abides by covenants prohibiting him from soliciting Company employees and disrupting the Company’s relationships with customers, suppliers and agents (which covenants run for two years following termination of his employment for any reason), Mr. Handley will be entitled to base salary continuation for a period of 18 months following such termination of employment. For purposes of Mr. Handley’s employment agreement, “cause” means an ongoing or material failure by Mr. Handley to satisfactorily perform his job duties, excessive absenteeism, misconduct in the performance of his duties, embezzlement, fraud or dishonesty, commission of a felony, insubordination or other personal or professional conduct that may bring public embarrassment or disgrace to the Company.

The agreement also contains provisions requiring Mr. Handley to maintain in confidence any confidential information and trade secrets of the Company obtained by him during his employment, and also restricts his employment in competition with the Company and from soliciting Company employees or disrupting the Company’s business relationships, in each case, for a period of two years following his separation of employment with the Company.

Change of Control Severance Agreements

We maintain change of control severance agreements with all of our NEOs and twelve other officers. Under the terms of these agreements, in the event of a change of control (as defined in the agreements) during the term of the agreements, the Company shall continue the executive’s employment until the earlier of the second anniversary of such change of control and the executive’s normal retirement date within the meaning of the Company’s 40K Plan (such period, the “Employment Period”). During the Employment Period, the executive is entitled to certain protections in respect of position, authority, duties and responsibilities; office location; base salary; annual incentive compensation; other incentive compensation and retirement benefits; welfare and fringe benefits; office and support staff; and paid time off. In the event that an executive’s employment is terminated during the Employment Period for reasons other than “cause”, death or disability or by the executive for “good reason” (each, as defined in the agreement), the executive will be entitled to the following: (i) a lump sum cash severance payment in an amount equal to the sum of (w) to the extent not already paid, the executive’s base salary through the date of termination, (x) a pro rata portion of the greater of the annual bonus received by the executive during the immediately preceding fiscal year or the last full fiscal year prior to the change of control (the “Recent Bonus”), (y) three times the sum of the executive’s annual base salary and Recent Bonus and (z) in the case of compensation previously deferred by the executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and (ii) continuation of benefits, including health insurance and life insurance, for the executive and/or the executive’s family until the end of the Employment Period (or such longer period as any plan, program, practice or policy may provide). If any of the severance subjects a named executive officer to a golden parachute excise tax, he or she is not entitled to any “gross-up” to reimburse him or her for the excise tax. Furthermore, the Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. The Company may defer any termination payments for six months if the amount payable is determined by the Company to be deferred compensation, the payment of which is required to be delayed pursuant to the six-month delay rule of Section 409A of the Internal Revenue Code.

The agreements contain the following definitions:

“Cause” means (i) an act or acts of personal dishonesty taken by the employee and intended to result in substantial personal enrichment of the employee at the expense of the Company, (ii) repeated violations by the employee of the employee’s obligations under the agreement which are demonstrably willful and deliberate on the employee’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the employee of a felony.

“Change of control” means (i) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, unless such beneficial ownership was acquired as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person, entity or “group” to 20% or more of the Common Stock then outstanding; provided, however, that if a person, entity or “group” becomes the beneficial owner of 20% or more of the Common Stock then outstanding by reason of share purchases by the Company and, after such share purchases by the Company, becomes the beneficial owner of any additional shares of Common Stock, then such person, entity or “group” will be deemed to have acquired beneficial ownership of 20% or more of the Common Stock; (ii) individuals who, as of the date of the agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of the agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) will be, for purposes of the agreement, considered as though such person were a member of the Incumbent Board; or (iii) consummation of a reorganization, merger or consolidation to which the Company is a party, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

“Good reason” means (i) the assignment to the employee of any duties inconsistent in any respect with the employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities of such employee, which are set forth in the agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding, for this purpose, an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the employee; (ii) any failure by the Company to comply with any of the compensation provisions of the agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof; (iii) the Company’s requiring the employee to be based at any office or location other than location where the employee was employed immediately preceding the date of the change of control, except for travel reasonably required in the performance of the employee’s duties; (iv) any purported termination by the Company of the employee’s employment otherwise than as expressly permitted by the agreement; or (v) any failure by the Company to have a successor expressly assume and perform the agreement.

Outstanding Equity Awards at 2018 Fiscal Year-End

The market value of the stock awards in the following table is calculated based on the closing price of the Common Stock on April 30, 2018 ($96.60).

		Option Awards(1)				Stock Awards
Name(s)	Grant Date	Number of Securities Underlying Un-exercised Options (#) Exercisable	Number of Securities Underlying Un-exercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Terry W. Handley	6/23/2011	17,448	—	$44.39	6/23/2021	17,808	$1,720,253	$8,962	$865,729
William J. Walljasper	6/23/2009	14,300	—	$25.26	6/23/2019	8,273	$799,172	$4,805	$464,163
	6/23/2011	20,000	—	$44.39	6/23/2021
Julia L. Jackowski	6/23/2009	12,500	—	$25.26	6/23/2019	8,054	$778,016	$4,210	$406,686
	6/23/2011	20,000	—	$44.39	6/23/2021
John C. Soupene	—	—	—	—	—	6,311	$609,643	$3,553	$343,220
Cindi W. Summers	—	—	—	—	—	6,291	$607,711	$3,091	$298,591

(1)	All of the NEOs’ option awards were vested and exercisable as of the end of the 2018 fiscal year.
(2)	This column presents the number of shares of Common Stock as represented by unvested RSU awards, all of which remained subject to time-based vesting conditions and had not vested as of April 30, 2018. On April 16, 2016, Mr. Handley was granted 10,000 RSUs that vest equally on May 1 of each year from 2017 through 2021. On June 5, 2015, the NEOs were granted RSU awards that vest in full on June 5, 2018. On June 3, 2016, the NEOs were granted RSUs awards that vest in full on June 3, 2019. On July 14, 2017, the NEOs were granted RSU awards that vest in full on June 15, 2020. The RSUs shown in this column will vest as follows:

	5/1/2018	6/5/2018	5/1/2019	6/2/2019	5/1/2020	6/15/2020	5/1/2021
Terry W. Handley	2,000	3,250	2,000	3,250	2,000	3,308	2,000
William J. Walljasper	—	3,250	—	3,250	—	1,773	—
Julia L. Jackowski	—	3,250	—	3,250	—	1,554	—
John C. Soupene	—	1,750	—	3,250	—	1,311	—
Cindi W. Summers	—	2,500	—	2,650	—	1,141	—

(3)	This column presents the unvested PSU awards granted in the 2018 fiscal year, all of which remained subject to performance criteria and had not vested as of April 30, 2018. The number of PSUs reflects the assumption, in accordance with SEC guidance, based on performance during the 2018 fiscal year, that such PSUs will vest based on achievement of target performance level. The actual number of shares earned ranges from 0 to 200% of each target, depending on the Company’s performance in the ROIC and relative TSR metrics, and will depend on the actual performance level achieved by the Company for the applicable performance period.

The number of target PSUs granted and the respective vesting dates for the PSUs that remained subject to performance criteria as of April 30, 2018 are as follows:

	Target Number of PSUs	Performance Period	Vesting Date
Terry W. Handley	8,962	5/1/2017 to 4/30/2020	6/15/2020
William J. Walljasper	4,805	5/1/2017 to 4/30/2020	6/15/2020
Julia L. Jackowski	4,210	5/1/2017 to 4/30/2020	6/15/2020
John C. Soupene	3,553	5/1/2017 to 4/30/2020	6/15/2020
Cindi W. Summers	3,091	5/1/2017 to 4/30/2020	6/15/2020

Option Exercises and Stock Vested in Fiscal 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Terry W. Handley	7,552	$607,289	5,250	$569,445
William J. Walljasper	1,000	$83,940	3,250	$346,645
Julia L. Jackowski	1,000	$81,110	3,250	$346,645
John C. Soupene	—	$—	1,250	$133,325
Cindi W. Summers	—	$—	2,500	$266,650

(1)	The “value realized” on exercise for option awards represents, in each case, the amount by which the closing price of Common Stock on the date that each option was exercised exceeded the exercise price of such option, multiplied by the number of shares of Common Stock in respect of which such option was exercised. The value realized was determined without considering any taxes or brokerage commissions that may have been owed.
(2)	The RSU awards that vested in the 2018 fiscal year reflect (i) the vesting on June 6, 2017 of all of the RSUs awarded to each NEO on June 6, 2014 and (ii) the vesting on May 1, 2017 of the first 20% installment of the RSUs awarded to Mr. Handley on April 12, 2016.
(3)	The “value realized” on vesting for stock awards represents the number of units that vested multiplied by the closing price of the Common Stock on the applicable vesting date and was determined without regard to any taxes or brokerage commissions that may have been owed.

Nonqualified Deferred Compensation

Under the Deferred Compensation Plan, certain employees, including the NEOs, may voluntarily defer up to 80% of their base salary and up to 100% of any bonus awarded under the Company’s Annual Incentive Program.

The Deferred Compensation Plan offers certain employees a deferral feature that can be used to supplement the limited deferrals permitted under our 401K Plan. However, unlike our tax-qualified 401K Plan, the participant deferrals under the Deferred Compensation Plan are not matched by the Company.

Elections to defer up to 80% of base salary and/or up to 100% of bonus are made by eligible participants in December of each year for amounts to be deferred in the following calendar year, once annual incentive compensation determinations have been made.

Mr. Handley, Mr. Walljasper, Ms. Jackowski and Ms. Summers were participants in the Deferred Compensation Plan in the 2018 fiscal year. Details regarding their participation for the 2018 fiscal year are set forth in the following table:

	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last FYE ($)(3)
Terry W. Handley	$185,077	$—	$74,572	$82,429	$1,223,131
William J. Walljasper	$59,521	$—	$37,601	$40,597	$903,169
Julia L. Jackowski	$59,271	$—	$104,459	$38,900	$1,031,568
John C. Soupene	$—	$—	$—	$—	$—
Cindi W. Summers	$7,536	$—	$6,405	$9,253	$45,784

(1)	The Company makes no contributions to deferrals.
(2)	The amounts in this column reflect pre-scheduled withdrawals that were created under the educational accounts for the NEOs’ children.
(3)	All amounts in this column attributable to NEO contributions to the Deferred Compensation Plan were reported in the Summary Compensation Table in respect of the relevant fiscal year as salary or non-equity incentive plan compensation, as applicable, if the NEO was an NEO in respect of the fiscal year in which the relevant amount was earned. No portion of any NEO’s balance in the Deferred Compensation Plan that is attributable to earnings was reported in the Summary Compensation Table because such earnings are not above-market or preferential.

A variety of mutual fund investment alternatives are available in which Deferred Compensation Plan participants can direct their notional investments. Each participant’s investment return is based on his or her investment selections. Deferrals are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of unforeseen emergency. The Deferred Compensation Plan is unfunded and is not subject to the fiduciary requirements of ERISA.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables set out the payments that could be paid to the NEOs upon a termination of their employment for certain reasons or in the event of a change of control of the Company. The amounts shown assume that the relevant event occurred on or was effective as of April 30, 2018, and thus include amounts earned through such time and are estimates of the amounts which would be paid upon termination or in the event of a change of control. The actual amounts to be paid out can only be determined at the time of actual separation from the Company or the consummation of a change of control.

In addition to the amounts shown or described below, upon termination of employment for any reason, each NEO will be entitled to his or her (i) vested benefits under the Deferred Compensation Plan, (ii) vested account balance under the 401K Plan, (iii) salary through the date of termination, and (iv) accrued but unpaid vacation. For additional information on the NEOs’ rights to payments upon a termination or change of control of the Company, see the section named “Executive Compensation—Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table” on page 48.

The following summary describes the consequences of termination of employment under the Company’s compensation plans and agreements and explains the circumstances under which the payments and benefits in the tables below may be paid or provided.

Voluntary Resignation

Upon a voluntary resignation, all vested options held by the NEOs remain exercisable for three months and all unvested RSUs and PSUs are forfeited.

Retirement

In the case of stock options and RSUs granted prior to the 2018 fiscal year, “retirement” means normal retirement upon reaching at least age 62. In the event of such a retirement, such options would remain exercisable for three months following retirement and half of the unvested RSUs would vest in full. However, none of our NEOs had reached age 62 as of April 30, 2018, so they were not eligible to retire for purposes of the long-term incentive awards granted prior to the 2018 fiscal year. In the case of RSUs and PSUs granted during the 2018 fiscal year, “retirement” means termination upon satisfying either the “rule of 65” (55 years of age plus 10 years of service) or “rule of 75” (age plus full years of service equals at least 75). In the event of such a retirement, all RSUs and PSUs would remain outstanding and vest on the regularly scheduled vesting date, in the case of PSUs, subject to achievement of applicable performance goals.

As of April 30, 2018, Mr. Handley met both the “rule of 65” and the “rule of 75”, and Mr. Walljasper and Ms. Jackowski met the “rule of 75”. As such, all such unvested RSUs and PSUs would vest as originally scheduled on June 15, 2020, subject to the Company’s achievement of applicable performance goals in the case of PSUs. For the purposes of estimating these awards as set forth below, based on the Company’s performance during the 2018 fiscal year, these awards were calculated using the target level of PSUs. The actual value, if any, realized by an NEO from PSUs will depend on the actual performance level achieved by the Company for the applicable performance period. Mr. Soupene and Ms. Summers had not met the “rule of 65” or the “rule of 75” as of April 30, 2018 and, accordingly, neither was eligible to retire and continue vesting in any RSUs or PSUs.

Death

Upon an NEO’s death, the NEO’s beneficiaries will receive payment of the proceeds of Company provided life insurance. All vested options remain exercisable by the NEO’s legal representatives or beneficiaries for 12 months after the date of death. All unvested RSUs awarded to the NEOs prior to the 2018 fiscal year vest on the date of death. With respect to the unvested RSUs and PSUs awarded for the 2018 fiscal year, the RSUs awarded will vest, and the PSUs awarded will vest at the target level, in each case prorated for the portion of the applicable performance period completed, which, as of April 30, 2018, was one-third of such performance period.

Disability

If Mr. Handley becomes permanently incapacitated by reasons of sickness, accident or other physical or mental disability, as such incapacitation is defined by the Company’s Long-Term Disability carrier, for a period exceeding 26 weeks during any 12-month period, Mr. Handley’s employment agreement may be terminated and he will be entitled to disability benefits under the Company’s Long-Term Disability Plan. If any NEO becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, he or she will receive monthly disability payments equal to $5,000 per month to age 65. In accordance with applicable SEC guidance, the estimated present value of such disability benefits has not been included in the tables below, because such benefits are provided under a broad-based, nondiscriminatory plan. Upon termination of employment due to disability, all vested options remain exercisable for three months. All unvested RSUs and PSUs will be treated in the same manner as death, as described in the preceding paragraph.

Termination for Cause

Upon termination for cause, all unvested RSUs and PSUs are forfeited. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

Termination without Cause, Absent a Change of Control

Upon an involuntary termination other than for “cause” (as defined in Mr. Handley’s employment agreement), the Company is obligated to pay Mr. Handley his current base salary for a period of 18 months following the date of such termination, conditioned upon Mr. Handley’s compliance with the non-solicitation and non-disruption provisions in his employment agreement and the execution of a release of claims. See the section named “Executive Compensation—Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table” on page 48 for the definition of cause in Mr. Handley’s employment agreement. Other than in the context of a change of control, as described in the following paragraph, the other NEOs are not entitled to any severance in the event of a termination without cause. In the event of a termination without cause, the NEOs’ vested options remain exercisable for three months, and all unvested RSUs and PSUs are forfeited as of the effective date of the termination.

Termination following a Change of Control

Upon termination of an NEO’s employment prior to the earlier of the second anniversary of a change of control and the executive’s normal retirement date within the meaning of the Company’s 401K Plan (such period, the “Employment Period”) for reasons other than “cause” (as defined in the change of control severance agreement), death or disability or for “good reason” (as defined in the change of control severance agreement) by the NEO, the Company is obligated to pay (i) salary through the date of termination and a prorated portion of the greater of the annual bonus received by the NEO during the immediately preceding fiscal year or the last full fiscal year prior to the change of control (the “Recent Bonus”), (ii) lump sum severance equal to three times the sum of current annual base salary and the Recent Bonus; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the Employment Period, including life insurance. See the section named “Executive Compensation—Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table” on page 48 for the definitions of cause, good reason and change of control under the change of control severance agreements.

Upon the NEO’s death or disability during the Employment Period, the NEO, or his or her beneficiaries, would be entitled to receive a pro-rated Recent Bonus.

The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. The amounts set forth in the tables below do not reflect any such reduction.

Change of Control without Termination

Upon a change of control of the Company, all unvested RSUs and PSUs awarded to the NEO will vest, in the case of unvested PSUs, based on the Committee’s determination of achievement of the applicable ROIC and TSR performance goals through the date of the change of control. For the purposes of estimating this amount for the change of control as set forth below, amounts are calculated using the target level of PSUs. As described in the preceding paragraph, the Company has the right to reduce any payment because of Section 280G of the Internal Revenue Code, and such reduction is not reflected in the tables below.

Terry W. Handley
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Death	Disability	Involuntary For Cause Termination	Involuntary Not for Cause Termination	Change in Control (Not for Cause/ Good Reason Termination)(1)	Change of Control (Without Termination)
Severance Pay	$—	$—	$—	$—	$—	$1,387,500	$2,775,000	$—
Value of Long-term Incentives(2)	$—	$1,185,282	$1,795,794	$1,795,794	$—	$—	$2,585,982	$2,585,982
Post-employment Health Care(3)	$—	$—	$—	$—	$—	$—	$63,820	$—
Life Insurance Proceeds	$—	$—	$1,250,000	$—	$—	$—	$—	$—
TOTAL	$—	$1,185,282	$3,045,794	$1,795,794	$—	$1,387,500	$5,424,802	$2,585,982

William J. Walljasper
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Death	Disability	Involuntary For Cause Termination	Involuntary Not for Cause Termination	Change in Control (Not for Cause/ Good Reason Termination)(1)	Change of Control (Without Termination)
Severance Pay	$—	$—	$—	$—	$—	$—	$1,785,000	$—
Value of Long-term Incentives(2)	$—	$635,435	$839,712	$839,712	$—	$—	$1,263,335	$1,263,335
Post-employment Health Care(3)	$—		$—	$—	$—	$—	$55,225	$—
Life Insurance Proceeds	$—	$—	$250,000	$—	$—	$—	$—	$—
TOTAL	$—	$635,435	$1,089,712	$839,712	$—	$—	$3,103,560	$1,263,335

Julia L. Jackowski
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Death	Disability	Involuntary For Cause Termination	Involuntary Not for Cause Termination	Change in Control (Not for Cause/ Good Reason Termination)(1)	Change of Control (Without Termination)
Severance Pay	$—	$—	$—	$—	$—	$—	$1,777,500	$—
Value of Long-term Incentives(2)	$—	$566,802	$813,501	$813,501	$—	$—	$1,184,702	$1,184,702
Post-employment Health Care(3)	$—	$—	$—	$—	$—	$—	$58,112	$—
Life Insurance Proceeds	$—	$—	$250,000	$—	$—	$—	$—	$—
TOTAL	$—	$566,802	$1,063,501	$813,501	$—	$—	$3,020,314	$1,184,702

John C. Soupene
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Death	Disability	Involuntary For Cause Termination	Involuntary Not for Cause Termination	Change in Control (Not for Cause/ Good Reason Termination)(1)	Change of Control (Without Termination)
Severance Pay	$—	$—	$—	$—	$—	$—	$1,320,000	$—
Value of Long-term Incentives(2)	$—	$—	$639,621	$639,621	$—	$—	$952,862	$952,862
Post-employment Health Care(3)	$—	$—	$—	$—	$—	$—	$12,351	$—
Life Insurance Proceeds	$—	$—	$250,000	$—	$—	$—	$—	$—
TOTAL	$—	$—	$889,621	$639,621	$—	$—	$2,285,213	$952,862

Cindi W. Summers
	Voluntary Termination		Involuntary Termination					No Termination
Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Death	Disability	Involuntary For Cause Termination	Involuntary Not for Cause Termination	Change in Control (Not for Cause/ Good Reason Termination)(1)	Change of Control (Without Termination)
Severance Pay	$—	$—	$—	$—	$—	$—	$1,305,000	$—
Value of Long-term Incentives(2)	$—	$—	$633,760	$633,760	$—	$—	$906,301	$906,301
Post-employment Health Care(3)	$—	$—	$—	$—	$—	$—	$52,399	$—
Life Insurance Proceeds	$—	$—	$250,000	$—	$—	$—	$—	$—
TOTAL	$—	$—	$883,760	$633,760	$—	$—	$2,263,700	$906,301

(1)	Because no bonuses were earned for the 2017 fiscal year, the amounts of severance pay reported for termination following a change of control are equal to three times base salary and do not reflect the pro-rated bonus for the year of termination or the bonus for purposes of the lump-sum severance amount to which the NEOs are entitled under the change of control severance agreements.
(2)	The amounts reported for long-term incentives are based on the closing price of the Company’s stock on April 30, 2018 ($96.60), the last trading day of the fiscal year. No amount is reported for options or RSUs that vested prior to April 30, 2018.
(3)	In the Change of Control (Not For Cause/Good Reason Termination) column, includes the estimated cost of continued welfare benefit plans of the Company as of April 30, 2018.

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we provide the following “pay ratio” information for 2018 fiscal year. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	The annual total compensation of our CEO, Mr. Handley, was $2,337,197, as provided in the Summary Compensation Table on page 45.

•	The annual total compensation of our median employee, a part-time store employee located in rural Illinois, was $14,948, which was calculated using the same methodology as required by the Summary Compensation Table.

•	The ratio of the annual total compensation of our CEO to that of our median employee was approximately 156:1.

To determine the median employee (excluding our CEO), we used April 30, 2018 as the determination date, and we ranked each employee (other than our CEO) based on total gross wages received (as reflected in the Company’s payroll records) in respect of the 12-month period beginning on May 1, 2017, and ending on April 30, 2018. Compensation for permanent employees who did not work the entire measurement period was annualized; however, no other exemptions, assumptions, adjustments or estimates were used.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

DIRECTOR COMPENSATION

The Compensation Committee annually reviews director compensation and seeks to compensate our directors in a manner that attracts and retains highly qualified directors and aligns the interests of our directors with those of our shareholders.

The compensation program compensates our directors for their Board service for the period between annual shareholders’ meetings, which are typically held in September of each year. Directors elected to the board, or appointed to committees or chair positions after the start of such period, receive prorated compensation. Only non-employee directors receive compensation for their service on the Board.

As described below, our director compensation program has undergone significant enhancements, effective as of March 2, 2018. Until these changes went into effect on March 2, 2018, our director compensation program contained the following components:

•	Total annual retainer of $195,000 to each independent director, consisting of $80,000 paid in cash and $115,000 granted in the form of vested shares of Common Stock. Each director was able to elect to receive up to the full value of the cash retainer in the form of additional stock, at his or her discretion.

•	Annual cash retainer of $50,000 for serving as a non-independent Board Chair.

•	Annual cash retainer of $25,000 for serving as the Lead Director.

•	Committee fees of $12,000 for the Audit Committee (or $25,000 as the chair), $10,000 for the Compensation Committee (or $20,000 as the chair), $8,000 for the Nominating and Corporate Governance and Risk Committees (or $15,000 as the chair) and $2,000 for the Succession Planning Committee (or $5,000 as the chair). The chair of the Audit Committee received an additional $5,000 fee for serving on the “disclosure committee”, an internal management group that reviews certain of the Company’s public disclosures with its independent registered public accounting firm and outside counsel.

The following benefits, which were previously in place before the changes described below, remain in place for our directors: (i) reimbursement for travel and other necessary business expenses (ii) coverage under the Company’s group life insurance plan, with coverages of up to $50,000 for each non-employee director; and (iii) reimbursement up to a maximum of $5,000 per year for costs associated with continuing education relating to corporate governance matters.

Significant 2018 Fiscal Year Director Compensation Changes

The Compensation Committee determined that it would be in the best interests of our shareholders to make significant changes to our director compensation program in the 2018 fiscal year to promote alignment with our governance and Board leadership changes, as described in the section named “Governance of the Company—2018 Fiscal Year Governance Enhancements” on page 15, and to ensure that our program is competitive and consistent with best practices. In accordance with its charter, in February 2018 the Compensation Committee directly engaged WTW to provide a competitive assessment of the Company’s director compensation practices, including board, committee and chair cash retainers, the form and terms of the equity component of the board retainers, the schedule of payments and grant dates of such retainers and the stock ownership guidelines. The Compensation Committee assessed the independence of WTW and did not identify any conflict of interest that would prevent WTW from independently advising the Compensation Committee.

WTW reviewed available data and practices of members of our Compensation Peer Group used for purposes of our NEOs’ compensation, as described in the section named “Compensation Discussion and Analysis—Process for Determining Executive Compensation--Use of Peer Groups” on page 30, in order to assess the alignment of the Company’s program with market practices and current trends. In particular, WTW analyzed the design features and values of each element of the Compensation Peer Group’s director compensation programs and created competitive market ranges (i.e., 25th, 50th and 75th percentile) in respect of such design features and values. Based on this information, WTW made recommendations to the Compensation Committee on how to make our director compensation program more competitive and create greater alignment between our directors and the long-term interests of our shareholders.

The Compensation Committee carefully considered WTW’s recommendations, along with several other factors, and determined to make certain changes to the Company’s director compensation program, effective as of March 2, 2018. These changes are as follows:

•	Board Retainer: The annual Board retainer remained at $195,000 in total value, consisting of $80,000 in cash and $115,000 in equity. The equity portion of the retainer is granted in the form of restricted stock units (“RSUs”), rather than our previous approach of granting such equity in the form of vested shares of Common Stock. The RSU awards are generally subject to vesting on or around our next annual shareholders’ meeting and will cliff-vest at the end of such period, subject to each director’s continued service as a director. Beginning with the 2019 fiscal year, the Compensation Committee has discontinued its prior practice of allowing directors to elect to receive a portion of their cash retainer in the form of additional stock. These changes are consistent with market practice and better align the interests of our directors and shareholders.

•	Schedule of Payments: Our new practice is to pay the cash portion of retainer fees on a quarterly basis rather than our previous approach of paying cash retainer fees on an annual basis. The equity portion of the retainer will continue to be granted to our directors on an annual basis at the time of our annual shareholders’ meeting.

•	Independent Board Chair: As described in the section named “Governance of the Company—2018 Fiscal Year Governance Enhancements” on page 15, the Board elected Mr. Horak to the position of independent Board Chair. The independent Board Chair will receive an additional annual cash retainer in the amount of $130,000.

•	Committees: The annual committee retainer for the Audit Committee increased from $12,000 to $15,000, which brings such retainer in line with market practice. No changes were made to the annual committee retainers for the Compensation Committee, which remained at $10,000, to the Nominating and Corporate Governance Committee, which remained at $8,000, or to the Risk Committee, which remained at $8,000. In order to improve efficiency and eliminate redundancies, the Board combined the duties of its Succession Planning Committee with those of its Compensation Committee, resulting in the elimination of a separate Succession Planning Committee.

•	Committee Chairs: As set forth above, and consistent with our prior practice, a director serving as the chair of a committee is provided an annual committee chair retainer in lieu of standard committee fees. In order to improve the additional competitiveness of our executive compensation program, the annual retainers for the Audit Committee chair increased from $25,000 to $32,500, plus the Audit Committee chair continues to receive the $5,000 annual fee for serving on the “disclosure committee” (as described above), the Compensation Committee chair increased from $20,000 to $25,000, the Nominating and Corporate Governance chair increased from $15,000 to $20,000, and the Risk Committee chair increased from $15,000 to $20,000.

•

Stock Ownership Requirements: The Board previously set forth a policy that required directors to accumulate share holdings of at least 5,000 shares of Company stock within three years of becoming a director. Our new practice is for each director to accumulate share holdings of at least five times the amount of the regular annual cash retainer for Board members (excluding committee retainers), currently $80,000, within five years of becoming a Board member. Consistent with our previous approach, the directors should employ reasonable, good faith efforts thereafter to maintain share holdings of at least that amount throughout their tenure as directors of the Company. If, after the amount is achieved, there is a change in the price of Company stock which results in a drop below the requirement, the requirement shall remain satisfied. For this purpose, restricted stock and unvested RSUs may be counted towards the ownership requirement, but stock options may not be.

The following table summarizes the compensation paid to the Company’s non-employees directors during the 2018 fiscal year:

Director Compensation Table

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Current Directors
H. Lynn Horak(4)	$146,032	$115,022	—	$261,054
Diane C. Bridgewater	$110,770	$115,022	—	$225,792
Donald E. Frieson(5)	$26,258	$60,813	—	$87,071
Cara K. Heiden(6)	$112,497	$115,022	—	$227,519
David K. Lenhardt(7)	$28,576	$60,813	—	$89,389
Larree M. Renda	$118,436	$115,022	—	$233,458
Judy K. Schmeling(8)	$22,012	$53,568	—	$75,580
Allison M. Wing(9)	$26,773	$60,813	—	$87,586

Former Directors(10)
Johnny Danos	$119,978	$115,022	—	$235,000
William C. Kimball	$102,978	$115,022	—	$218,000
Jeffrey M. Lamberti	$94,978	$115,022	—	$210,000
Robert J. Myers	$122,253	$115,022	—	$237,275

(1)	Each director received approximately $195,000 in total compensation for the 2018 fiscal year, consisting of $80,000 in cash and $115,000 in equity, plus certain additional cash retainers for service on committees as members and chairs and for service as Board Chair. Such amounts were pro-rated based on each director’s length of service since the 2017 annual shareholders’ meeting as a director of the Company or in the relevant role, as applicable. The incumbent directors received their equity as vested shares of Common Stock at the time of the 2017 annual shareholders’ meeting and directors who joined the Board after the 2017 annual shareholders’ meeting received their equity as RSUs, pursuant to the Company’s newly adopted policy in respect of director compensation. No director elected to receive any of his or her cash retainer for the 2018 fiscal year in the form of additional stock, and the Company has discontinued such program beginning with the 2019 fiscal year.
(2)	The amounts reported for stock awards represent the aggregate grant date fair value of stock of (i) in the case of Mr. Horak, Ms. Bridgewater, Ms. Heiden, Ms. Renda, Mr. Danos, Mr. Kimball, Mr. Lamberti and Mr. Myers, 1,043 vested shares of Common Stock, (ii) in the case of Mr. Frieson, Mr. Lenhardt and Ms. Wing, 554 RSUs and (iii) in the case of Ms. Schmeling, 488 RSUs. The RSU awards were pro-rated for each director’s length of service as a director and will cliff-vest on September 21, 2018, subject, in each case, to continued service as a director. The actual value, if any, that is realized by a director from an RSU award, will depend on the market price of Common Stock on the applicable vest date. For information about the financial reporting of the RSUs granted in the 2018 fiscal year, see Note 4 to the Company’s consolidated financial statements included in the Company’s Form 10-K filing in respect of the 2018 fiscal year.

At the end of the 2018 fiscal year, Mr. Frieson, Mr. Lenhardt and Ms. Swing each held 544 RSUs, and Ms. Schmeling held 488 RSUs.

(3)

In accordance with the de minimis exceptions under the SEC rules, no amounts are included in this column for director life insurance premiums, because the aggregate amount in respect of the 2018 fiscal year was less than $200 per person. In addition, pursuant to SEC rules, Mr. Myers’ annual retirement benefit of $330,000, which he receives pursuant to his employment agreement from the time he served as the Chief Executive Officer of the Company, is not included because his right to receive such retirement benefits is unrelated to his service as a director of the Company. For additional information regarding Mr. Myers’ retirement benefit, see the section named “Certain Relationships and Related Transactions” on page 63.
(4)	Mr. Horak was the Company’s Lead Director for the 2018 fiscal year, and was later appointed as the independent Board Chair on March 6, 2018.
(5)	Mr. Frieson was elected to the Board on March 6, 2018, at which time he was appointed to the Nominating and Corporate Governance and Risk Committees.
(6)	Ms. Heiden was elected to the Board on July 19, 2017, and was appointed to the Audit, Compensation and Risk Committees on September 15, 2017. She became Audit Committee chair following the death of Mr. Danos on March 18, 2018.
(7)	Mr. Lenhardt was elected to the Board on March 6, 2018, at which time he was appointed to the Audit and Compensation Committees.
(8)	Ms. Schmeling was elected to the Board on March 29, 2018, at which time she was appointed to the Audit and Nominating and Corporate Governance Committees.
(9)	Ms. Wing was elected to the Board on March 6, 2018, at which time she was appointed to the Compensation and Risk Committees.
(10)	Mr. Kimball, Mr. Lamberti and Mr. Myers retired and resigned from the Board effective March 6, 2018. Mr. Danos served as a director until his death on March 18, 2018.

Certain Relationships and Related Transactions

The Company has a written policy requiring the disclosure to and approval by the Audit Committee of certain “related party transactions” in which the Company is a participant that may be required to be disclosed under Item 404 of Regulation S-K. For this purpose, “related parties” include all directors, executive officers and any director nominee (and their immediate family members), and any holder of more than 5% of the Common Stock (and their immediate family members). For the purposes of the Company’s policy, a “related party transaction” generally is any transaction in which (i) the aggregate amount involved will or may be expected to exceed $75,000 in any fiscal year, (ii) the Company is a participant, and (iii) any “related party” has or will have a direct or indirect interest, in each case, subject to certain pre-approved exceptions set forth in the policy.

Under the policy, each director and executive officer shall identify to the Chair of the Audit Committee any related party transaction for which he or she may be a related party, along with any requested supplemental information. The Audit Committee will review the material facts of all related party transactions that require the Committee’s approval and either approve or disapprove of the same, or if advance approval is not feasible, consider whether to ratify the same. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is in the best interests of the Company, whether it is on non-preferential terms, and the extent of the related party’s interest in the transaction. No director may participate in any discussion or approval of a transaction for which he or she is a related party, except that the director must provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the Board of Directors. The Audit Committee did not review or approve any related party transactions during the 2018 fiscal year.

In 1997, the Company established a Non-Qualified Supplemental Executive Retirement Plan (“SERP”) for the benefit of two former officers and directors, Ronald M. Lamb and Donald F. Lamberti, a founder of the Company and the father of former director Jeffrey M. Lamberti. The SERP provides for the payment of an annual retirement benefit to the specified officers for the earlier of a period of 20 years or until their death, after which such benefits are to be paid, in each case, to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. Mr. Lamb’s spouse and Donald F. Lamberti participate in the SERP and receive annual retirement benefits of $350,000 and $275,000, respectively.

Under the employment agreement with our former Chief Executive Officer and Board Chair, Mr. Myers, commencing on January 1, 2017 and continuing for a period until the earlier of ten years thereafter or the death of Mr. Myers and his spouse, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to $330,000 per year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent”, as defined by the SEC as well as the applicable Nasdaq Listing Standards.

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion as to the fairness of the financial statements and the conformity of those audited financial statements with U.S. generally accepted accounting principles. Additionally, KPMG expresses an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management, internal audit, and KPMG. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with KPMG matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communication With Audit Committees. The Committee also has received and reviewed written communication from KPMG related to independence as required by the applicable requirements of the PCAOB, has discussed with KPMG the firm’s independence, and has considered whether the provision of non-audit services by KPMG, and the fees paid for such services, are compatible with maintaining its independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2018.

AUDIT COMMITTEE

Cara K. Heiden, Chair

Diane C. Bridgewater

David K. Lenhardt

Judy A. Schmeling

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Subject to shareholder ratification, the Audit Committee has appointed KPMG to audit the consolidated financial statements of the Company for the 2019 fiscal year. The Company has used KPMG (and its predecessor firms) as the Company’s independent registered public accounting firm since the 1988 fiscal year. Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accounting firm.

The Board of Directors recommends that shareholders vote FOR such ratification.

Representatives of KPMG will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company’s 2018 fiscal year consolidated financial statements.

Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2018 and April 30, 2017 by the Company’s independent registered public accounting firm, KPMG:

	2018	2017
Audit Fees(a)	$722,900	$653,924
Audit-Related Fees(b)	$17,500	$15,500
Tax Fees(c)	$72,400	$39,075
All Other Fees(d)	$1,780	$1,500

	$814,580	$709,999

(a)	Audit fees primarily relate to (i) the audit of our consolidated financial statements for the indicated fiscal years, (ii) the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and (iii) the reviews of our unaudited consolidated condensed interim financial statements during the indicated fiscal years.
(b)	Fees for audits of employee benefit plans.
(c)	Fees for tax consulting.
(d)	Fees for subscription for online research services.

The chair of the Audit Committee has advised the Board of Directors that the Audit Committee has determined the non-audit services rendered by KPMG during the Company’s most recent year are compatible with maintaining the independence of the auditors.

Prior to the issuance of its audit report, KPMG communicated (i) its responsibility under existing auditing standards generally accepted in the United States of America, (ii) all critical accounting policies and practices used by the Company, and (iii) other significant written communication between KPMG and management of the Company.

Pre-Approval Procedures

Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent registered public accounting firm and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm to the Company during the 2018 fiscal year were pre-approved by the Audit Committee or its chair pursuant to delegated authority.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

The Board is committed to compensation governance and recognizes the significant interest of shareholders in executive compensation matters. We provide our shareholders annually with an opportunity to cast an advisory vote regarding the compensation of our named executive officers, as disclosed in this Proxy Statement. This “say-on-pay” proposal is intended to provide shareholders with the opportunity to express their views on our compensation decisions and policies regarding our named executive officers. In prior years, our shareholders have expressed strong support through this “say-on-pay” vote, including at our annual shareholders’ meetings in September 2017, at which our named executive officers’ compensation received approval of over 96% of the votes cast.

As described in the section named “Compensation Discussion and Analysis”, our executive compensation program is designed to closely align the interests of our named executive officers with the interests of shareholders, and to balance long-term performance with shorter-term goals. Furthermore, the updates to our executive compensation program that took effect in the 2018 fiscal year significantly strengthened the link between executive pay and our long-term financial performance, including by subjecting 75% of long-term incentive compensation to achievement of performance goals relating to return on invested capital and relative total shareholder return, in each case, over a three-year period. The Compensation Committee believes its compensation decisions for the 2018 fiscal year appropriately compensate the executive officers for the Company’s performance and are closely aligned with the long-term interests of our shareholders.

In view of the foregoing, the Company is asking shareholders to approve the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement for the 2018 annual shareholders’ meeting, including the compensation discussion and analysis, the compensation tables, and the narrative executive compensation disclosures contained in the Proxy Statement.

Shareholders may vote FOR, AGAINST or ABSTAIN on this item. Because your vote is advisory, it will not be binding on the Company, and will not overrule any decision by the Board or require the Board to take any particular action. However, the Board values the views of shareholders on executive compensation matters, and will consider the outcome of this vote when considering future executive compensation arrangements for the named executive officers.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS ADVISORY RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4

APPROVAL OF THE 2018 STOCK INCENTIVE PLAN

In June 2018, the Board approved the Casey’s General Stores, Inc. 2018 Stock Incentive Plan (the “Plan”), subject to approval by our shareholders. The Board adopted the Plan as a flexible omnibus incentive compensation plan that would allow the Company to use different forms of compensation awards to attract new employees, executives and directors, to further the goal of retaining and motivating existing personnel and directors and to further align such individuals’ interests with those of our shareholders. Accordingly, the Board is seeking shareholder approval of the Plan.

The following information regarding the Plan is being provided to you in connection with the solicitation of proxies for the approval of the Plan. The following description of the Plan is a summary only and does not purport to be complete. The summary is qualified in its entirety by reference to the Plan, which is attached as Appendix A to this proxy statement. You are urged to read the Plan.

The Board of Directors recommends that shareholders vote FOR approval of the Plan as described below.

General Plan Information

The Plan is intended to replace the Casey’s General Stores, Inc. 2009 Stock Incentive Plan (the “2009 Plan”), under which no new awards will be allowed to be granted as of the date the Plan is approved by the shareholders of the Company (the “Effective Date”). The 2009 Plan previously replaced and superseded the Casey’s General Stores, Inc. 2000 Stock Option Plan and the Casey’s General Stores, Inc. Non-Employees Directors’ Stock Option Plan (collectively with the 2009 Plan, the “Prior Plans”). If the Plan is approved, 3,000,000 shares of Common Stock (the “Shares”) would be available for issuance under the Plan pursuant to any form of equity awards permitted under the Plan. Outstanding awards under the Prior Plans would continue to be governed by the terms of the Prior Plans and award agreements, as applicable, including any such terms that are intended to survive the termination of the Prior Plans or the settlement of such awards. However, no future awards would be granted under the Prior Plans following approval of the Plan.

The Compensation Committee’s (the “Committee”) independent compensation consultant, Willis Towers Watson (“WTW”), provided analysis to management regarding the number of Shares to reserve for issuance pursuant to the Plan, and conducted a general review of the Plan with respect to current market practices.

Burn Rate Calculation

The following table sets forth information regarding awards granted and the burn rate for each of the last three fiscal years and the average burn rate over such period. For each fiscal year, the burn rate has been calculated as the quotient of (1) awards granted in such year divided by (2) the weighted average number of Shares outstanding at the end of such year. If the Plan is not approved, the Company will no longer be able to grant equity awards after the date the 2009 Plan expires on September 18, 2019, which we expect may occur prior to our 2019 Annual Meeting. This could have a detrimental effect on the Company’s ability to attract, retain and motivate directors, officers and employees. As of July 17, 2018, there were 2,656,676 Shares available for future grants under the 2009 Plan, which, as noted above, would not be allowed to be granted from and after the Effective Date.

Burn Rate

	Fiscal Year Ended April 30, 2018			Three-Year Average
	2018	2017	2016
Equity Awards Granted(1)	126,980	111,150	114,200	117,443
Weighted Average Shares Outstanding	37,778,304	39,124,665	39,016,299	38,639,756
Burn Rate	0.34%	0.28%	0.29%	0.30%

(1)	Represents, with respect to each fiscal year listed above, the sum of (x) the number of service-based restricted stock units granted in such fiscal year and (y) the number of Shares that may be issued under performance share units granted in the 2018 fiscal year based on target-level performance.

Based on the burn rates shown in the table above, the Company’s average burn rate for the 2016-2018 fiscal years was 0.30%.

Dilution Calculation

The table below represents our potential dilution (or overhang) levels based on our Shares outstanding and our request of 3,000,000 additional Shares to be available for awards pursuant to the Plan. Our Board believes that the Shares requested for purposes of the Plan represent a reasonable amount of potential equity dilution, which is consistent with the current level of dilution under the 2009 Plan and will allow us to continue awarding equity incentives, an important component of our overall compensation program. Additionally, this Share limit would bring our historically low burn rate and dilution rate in line with the rates of our peers and would allow us to continue granting awards under the Plan for several years. Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders in granting equity awards.

Potential Dilution

Share Allocation and Potential Dilution
Issued but Outstanding Equity Awards under the Prior Plans as of July 17, 2018	581,018
Shares Requested under the Plan	3,000,000

Total Potential Outstanding Equity Awards	3,581,018

Common Stock Outstanding as of July 17, 2018	36,595,375
Issued but Outstanding Equity Awards under the Prior Plans as of July 17, 2018	581,018
Shares Requested under the Plan	3,000,000

Total Shares and Share Equivalents	40,176,393

Potential Dilution as a Percentage of Shares Outstanding	8.9%

(1)	Represents the sum of (x) the number of unexercised options, (y) the number of outstanding service-based restricted stock units and (z) the number of Shares that may be issued under outstanding performance share units granted in the 2018 fiscal year based on target-level performance.

Material Features of the Plan

The terms of the Plan are generally consistent with the terms of the 2009 Plan, however, the Board determined to make certain changes to the Plan that it considered to be consistent with best practices, as noted below. Below is a summary of some of the material features of the Plan:

•	No liberal Share recycling.

•	Shares withheld or tendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award would not be available again for purposes of determining the maximum number of Shares available for delivery under the Plan.

•	Each Share with respect to which a stock-settled stock appreciation right is exercised would be counted as one Share against the maximum number of Shares available for delivery under the Plan, regardless of the number of Shares actually delivered upon settlement of such stock-settled stock appreciation right.

•	Minimum vesting requirement. Unlike the 2009 Plan, 95% of stock-based awards would be subject to a minimum vesting period of one year.

•	No discretionary authority to accelerate awards upon termination. Unlike the 2009 Plan, the Committee would not have discretionary authority to accelerate vesting of an award in the event of a participant’s termination of employment, other than in connection with the participant’s death or disability.

•	“Double-trigger” vesting of awards upon a Change of Control. Unlike the 2009 Plan, awards would not accelerate upon a Change of Control (as defined in the Plan and described below), unless (i) the awards are not assumed by the acquirer or (ii) a participant is terminated without Cause or resigns for Good Reason (each, as defined in the Plan and described below) within 24 months following the Change of Control.

•	No liberal Change of Control definition. The definition of Change of Control would require consummation, not only shareholder approval, of a merger or similar corporate transaction.

•	Dividend and dividend equivalents vesting requirements. Unlike the 2009 Plan, no dividends or dividend equivalents would be paid on any award until the underlying award becomes payable.

•	Awards subject to clawback. Awards under the Plan held by our executive officers would be subject to recoupment under certain circumstances in accordance with our executive officer clawback policy.

•	Limit on annual grants to non-employee directors. Unlike the 2009 Plan, the Plan imposes a dollar limitation on the maximum value of awards granted and cash compensation paid to non-employee directors in a single calendar year.

•	No evergreen funding feature. The Plan does not contain a provision for automatic increases in Shares available under the Plan.

•	No repricing of stock options or stock appreciation rights. The Committee would not have the power to reprice stock options or stock appreciation rights with an exercise price that is less than the original exercise price or cancel such awards in exchange for a cash payment or other grant of equity-based awards, unless such action is approved by our shareholders.

•	Ten-year expiration. No stock option or stock appreciation right would be permitted to be exercisable after the ten-year anniversary of the date of grant.

Summary of the Plan

Purpose

The Plan is intended to develop and maintain a sense of ownership and personal involvement in the development and financial success of the Company and to encourage certain key employees and members of the Board to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company seeks to build and maintain a stable and experienced management team, strengthen the desire on their part to remain with the Company and attract able individuals to become employees or serve as directors. As with the Prior Plans, the ultimate goal of the Plan is to encourage those individuals who are and will be responsible for the Company’s future growth and continued success to have a greater personal financial investment in the Company through ownership of its common stock.

Administration

The Plan would be administered by the Committee or such other committee the Board designates to administer the Plan. However, the full Board would retain the authority to take any action that is the responsibility of the Committee or such other committee designated by the Board. Subject to the terms of the Plan and applicable law, the Committee would have the sole authority to administer the Plan, including, but not limited to, the authority to (i) select eligible participants; (ii) determine the terms and conditions of the awards granted under the Plan; (iii) construe and interpret the Plan and awards; and (iv) establish, amend and revoke rules and regulations for its administration. The Committee would not, however, have discretionary authority to accelerate vesting of an award in the event of a participant’s termination of employment, other than in connection with the participant’s death or disability.

Any interpretation of the Plan by the Committee, and any decision made by the Committee under the Plan, would be binding and conclusive on all participants. In no event would the Committee have the power to reprice stock options or stock appreciation rights with an exercise price that is less than the original exercise price or cancel such awards in exchange for a cash payment or other grant of equity-based awards, unless such action is approved by the Company’s shareholders.

Shares Available for Awards; Annual Per-Person Limitations

Subject to adjustment for changes in capitalization, the maximum aggregate number of Shares that would be available to be delivered pursuant to awards granted under the Plan would be 3,000,000, all of which could be granted as “incentive stock options” or “ISOs” meeting the requirements of Section 422 of the Internal Revenue Code. The Board has approved a resolution to cancel any Shares remaining available for future awards under the Prior Plans upon the Effective Date. For purposes of this limit, each Share issued pursuant to a stock option and each Share with respect to which a stock-settled stock appreciation right is exercised (regardless of the number of Shares actually delivered), would be counted as one Share against the maximum limit, and each Share issued pursuant to an award of restricted stock or restricted stock units would be counted as two Shares against the maximum limit.

If, after the Effective Date, any award granted under the Plan were forfeited (including due to the failure to satisfy any applicable performance goals), or otherwise expired, terminated or were canceled without the delivery of all Shares subject thereto, or were settled other than by the delivery of Shares (including cash settlement), then the number of Shares subject to such award that were not issued would not be treated as issued for purposes of reducing the maximum aggregate number of Shares that may be delivered pursuant to the Plan. Notwithstanding the foregoing, Shares that were surrendered or tendered to us in payment of the exercise price of an award or any taxes required to be withheld in respect of an award would not become available again to be delivered pursuant to awards under the Plan.

No individual participant would be granted awards under the Plan that could result in such participant receiving in any single calendar year (i) stock options or stock appreciation rights relating to more than 200,000 Shares or (ii) awards of restricted stock, restricted stock units or other full value stock-based awards relating to more than 100,000 Shares. The maximum value of awards granted, together with any cash compensation (including any cash retainer fees or meeting fees) paid, to any non-employee director during a single calendar year would not exceed $750,000 or, in the case of an independent chair of the Board, $975,000 (in each case, calculating the value of any such award based on the grant date fair market value of such award).

Minimum Vesting Requirement

All awards granted under the Plan would generally be subject to a one-year minimum vesting period, however, (i) up to 5% of all Shares available under the Plan could be subject to a minimum vesting period that is less than one year (including no vesting period); (ii) Shares issued to eligible persons pursuant to their election to receive Shares in lieu of cash compensation would not count against this limit; and (iii) awards granted to non-employee directors under the Plan in connection with an annual shareholders’ meeting would be deemed to satisfy such one-year minimum vesting requirement so long as such awards vest upon or immediately after the next annual shareholders’ meeting.

Changes in Capitalization

In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the Shares, the Committee would make equitable adjustments and other substitutions to the Plan (including maximum limits on Shares available and annual per-person limits) and awards under the Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other similar corporate transaction, the Committee, in its discretion, would be permitted to make such adjustments and other substitutions to the Plan (including maximum limits on Shares available and annual per-person limits) and awards under the Plan as it deemed appropriate or desirable.

Eligibility

Any employees of the Company and its affiliates and subsidiaries and any non-employee directors of the Company would be eligible for selection by the Committee to receive awards and participate in the Plan. The Company currently expects that awards would be generally granted to approximately 230 employees and non-employee directors, of whom there are currently eight non-employee directors.

Types of Awards

The Plan would provide for the grant of the following types of awards: (i) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Code or “non-qualified stock options” that do not meet the requirements of Section 422 of the Internal Revenue Code, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units and (v) other equity-based and equity-related awards.

Stock Options. The exercise price for each stock option at the time the stock option is granted would be equal to at least 100% of the fair market value of the common stock on the date of the grant. Fair market value for purposes of the Plan generally means the closing price on the Nasdaq Global Select Market for the applicable date. As of July 17, 2018, the closing price of the Company’s common stock was $111.08 per Share. The term of a stock option granted under the Plan could not be more than ten years. The purchase price of any stock option may be paid in cash or its equivalent or, in the Committee’s discretion, (i) by tendering previously acquired Shares valued at their fair market value; (ii) through a cashless exercise procedure; (iii) through a combination of the above; or (iv) by any other method accepted by the Committee in its discretion. Stock options shall be subject to all other terms and conditions as the Committee may determine consistent with the provisions of the Plan. The Plan specifically prohibits the repricing of any stock option without shareholder approval.

Stock Appreciation Rights. An award of a stock appreciation right would entitle the participant to receive, upon exercise, the product of (x) the excess of the fair market value of a Share at the time of exercise over the exercise price of the applicable stock appreciation right and (y) the specified number of Shares in respect of which the stock appreciation right was exercised. The Committee would be permitted to determine whether such amount would be paid to the participant in Shares, cash or a combination thereof. The term of a stock appreciation right granted under the Plan must not be more than ten years. The exercise price for a stock appreciation right would not be less than the fair market value of our Shares on the grant date. Stock appreciation rights shall be subject to all other terms and conditions as the Committee may determine consistent with the provisions of the Plan. The Plan specifically prohibits the repricing of any stock appreciation right without shareholder approval.

Restricted Stock. Shares of restricted stock would be subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including, but not limited to, the lapse of restrictions upon the participant’s achievement of one or more performance goals over a specified performance period determined pursuant to a performance formula, all as determined by the Committee. Restricted stock would be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan.

Restricted Stock Units. An award of restricted stock units would be the right to receive Shares or cash at such time and under such conditions as determined by the Committee, which may include a time-based vesting period or require attainment of performance goals within a stated performance period.

Other Stock-Based Awards. The Plan would give the Committee the authority to grant other equity-based or equity-related awards, whether payable in cash, equity or otherwise.

Performance Measures

The grant, payment or vesting of restricted stock, restricted stock units or other awards under the Plan may be conditioned on the achievement of certain financial results of the Company for a specified performance period. Such financial results, as selected by the Committee, may include earnings per share, return measures, net earnings or net income, net sales or revenue growth, net operating profit, earnings before or after interest, taxes, depreciation and/or amortization, cash flow, share price, expense targets, cost reduction or savings, performance against operating budget goals, economic value added, margins, and/or such other goals as the Committee may establish in its discretion.

Transferability

Awards under the Plan generally would not be transferable other than by will or by laws of descent or distribution, except that a participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any award or designate a beneficiary to receive payment of an award. The Committee would have authority, in its discretion, to amend award agreements and to allow the transfer of any existing award in the manner specified by the Committee. However, no award may be transferred for value without shareholder approval.

Amendments and Termination

The Board, without further approval of the shareholders, would be authorized, at any time, to amend or terminate the Plan or an outstanding award agreement in such respects as the Board deems advisable. However, no amendment may become effective without prior approval of the shareholders if the Committee determines such approval is required by (i) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934; (ii) the Code or any rules promulgated thereunder; (iii) the Nasdaq listing requirements or any principal securities exchange or market on which the Company’s shares are then traded; (iv) applicable U.S. state corporate laws or regulations; or (v) applicable U.S. federal laws or regulations. Under these provisions, shareholder approval would not be required for all possible amendments that might increase the cost of the Plan.

In addition, shareholders would be required to approve any Plan amendment to any stock option or stock appreciation right that would (i) decrease the exercise price thereof; (ii) cancel or surrender such award at a time when its exercise price exceeds the fair market value of the underlying Shares in exchange for another equity-based award under any of the Company’s plans or cash payment; or (iii) subject such award to any action that would be treated as a “repricing” of such award. However, an adjustment to the applicable exercise price of such awards pursuant to a change in capitalization (as described in the Plan) would not be considered a decrease in exercise price or “repricing” of such awards. No amendment would, without the participant’s consent, materially impair any of the participant’s rights under any award previously granted to him or her under the Plan.

Notwithstanding the foregoing, the Committee would be authorized to amend the Plan or any award agreement, whether to take effect retroactively or prospectively, as it deems necessary in order to comply with any present or future law or regulation, including with respect to applicable tax rules, stock exchange rules or accounting rules. By accepting an award under the Plan, participants would be deemed to agree to any such amendments, without further consideration or action.

Change of Control

The Plan would provide that in the event of a “Change of Control” (as defined in the plan and described below), unless otherwise provided for in the applicable award agreement or employment or other similar agreement, all awards that are outstanding and unvested as of immediately prior to such Change of Control would remain outstanding and unvested.

If, however, within the 24 months following the Change of Control, the participant’s employment with the Company and its affiliates is terminated without “Cause” by the Company or for “Good Reason” by the participant (each, as defined in the Plan and described below), then as of the date of such termination, all awards then held by such participant would be treated as follows:

•	all outstanding stock options and stock appreciation rights that are unexercisable or unvested would become fully exercisable and vested; and

•	all restricted stock, restricted stock units and other stock-based awards that are unvested or still subject to restrictions or forfeiture would automatically be deemed vested, and all restrictions and forfeiture provisions would lapse.

Furthermore, if, in connection with the Change of Control, no provision is made for assumption or continuation of a participant’s awards, or the substitution of such awards for new awards covering shares of a successor corporation, in a manner that preserved the material terms and conditions of the awards, then as of the date of such Change of Control, all awards then held by such participant would be treated as follows:

•	all outstanding stock options and stock appreciation rights that are subject to service-based (but not performance-based) vesting conditions and that are unexercisable or unvested would become fully exercisable and vested;

•	all restricted stock, restricted stock units and other stock-based awards units that are subject to service-based (but not performance-based) vesting conditions and that are unvested or still subject to restrictions or forfeiture would automatically be deemed vested, and all restrictions and forfeiture provisions would lapse; and

•	all awards subject to performance-based vesting conditions would vest either (i) based on actual performance achieved prior to the Change of Control or (ii) at the target level, pro-rated based on the portion of the performance period elapsed as of the Change of Control.

Change of Control would generally be defined in the Plan to mean any of the following events:

•	an acquisition by any person of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to 20% or more, except in the event of (i) any acquisition by a person who, on the Effective Date, is a beneficial owner of 20% or more of the combined voting power of the Company, (ii) any acquisition directly from the Company, including a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or subsidiary; or (v) any Non-Qualifying Transaction (as defined below);

•	individuals who constitute the Board as of the Effective Date cease, for any reason, to constitute at least a majority of the Board, except that any individual becoming a director subsequent to the Effective Date whose election or nomination was approved by at least a majority of the directors then comprising the incumbent Board would be considered as though such individual were a member of the incumbent Board; however, this exception would exclude any such individual whose initial assumption of office is pursuant to an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

•	consummation of a reorganization, merger, consolidation or similar transaction to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company, unless, immediately following such transaction, (i) all or substantially all the persons who beneficially owned the securities eligible to vote for the election of the Board continue to own more than 50% of the combined voting power of the corporation or entity resulting from such transaction substantially in the same proportion, (ii) at least 50% of the members of the board of directors of the entity resulting from such transaction are incumbent directors and (iii) no person beneficially owns 20% or more of the outstanding voting securities of the entity resulting from such transaction (any transaction that satisfies all three of the criteria specified in the foregoing clauses (i), (ii) and (iii), a “Non-Qualifying Transaction”); or

•	the shareholders approve a plan of complete liquidation or dissolution of the Company.

Cause would generally be defined in the Plan to mean, unless otherwise provided for in the applicable award agreement or employment or other similar agreement, a participant’s (i) willful failure to perform duties as an employee or director of the Company after reasonable notice to such participant of the failure; (ii) misconduct that materially injures the Company or any subsidiary or affiliate; (iii) conviction of, or entering into a plea of guilty or nolo contendere to, a felony; or (iv) breach of a written covenant or agreement with the Company or any subsidiary or affiliate.

Good Reason would generally be defined in the Plan to mean, unless otherwise provided for in the applicable award agreement or employment or other similar agreement and subject to certain procedural protections for the Company (i.e., a cure period), (i) a material diminution in the participant’s position or duties as in effect immediately prior to the Change of Control; (ii) a material breach by the Company or any of its affiliates of any award agreement or employment or other similar agreement; (iii) a material reduction by the Company of the participant’s total compensation from the levels in effect immediately prior to the Change of Control; or (iv) the Company’s or an affiliate’s requiring the participant to be based at a location more than 50 miles from the location of such participant’s employment as in effect immediately prior to the Change of Control, except for reasonable travel requirements.

Clawback

To the extent a participant is subject to the Company’s Executive Compensation Clawback Policy applicable to executive officers (as described under the section named “Compensation Discussion and Analysis—Additional Compensation Policies”), amounts paid or payable pursuant to the Plan to such participant would be subject to such policy, as in effect from time to time.

Withholding

The Company would have the right to withhold from any Shares deliverable to a participant, or require that a participant make arrangements satisfactory to the Company for payment of, up to the maximum amount that the Company is permitted by applicable law to withhold in respect of federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any award. In the discretion of the Committee, a participant may be permitted to satisfy his or her applicable withholding obligations by requesting that the Company withhold Shares otherwise issuable to the participant, having a fair market value, on the date income is recognized, up to the maximum amount that the Company is permitted by applicable law to withhold in respect of federal, state and local income taxes. The election must be made in writing and must be made according to such rules and in such form as the Committee shall determine.

Term of the Plan

The Plan will expire on September 5, 2028, which is the tenth anniversary of its Effective Date, or such earlier termination of the Plan by the Board or such time as no Shares are available for issuance under the Plan.

Federal Income Tax Consequences

The following summary describes the U.S. federal income tax treatment associated with awards granted under the Plan. The summary is based on the law as in effect on the date of the filing of this proxy statement. The summary does not discuss state or local tax consequences or non-U.S. tax consequences.

Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option results in taxable income to the participant for regular federal income tax purposes. However, an amount equal to (i) the per share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the incentive stock option is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the participant does not dispose of the shares issued pursuant to the exercise of an incentive stock option until on or after the later of the two-year anniversary of the date of grant of the incentive stock option and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss will be treated for tax purposes as a long-term capital gain or loss, and (b) the Company will not be permitted to take a deduction with respect to that incentive stock option for federal income tax purposes.

If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the participant will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the amount paid for the shares and (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction will be available to the Company equal to the amount of ordinary income recognized by the participant. A disqualifying disposition occurring in the same calendar year as the year of exercise will eliminate the alternative minimum tax effect of the incentive stock option exercise.

Special rules may apply where all or a portion of the exercise price of an incentive stock option is paid by tendering shares, or if the shares acquired upon exercise of an incentive stock option are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an incentive stock option and the disposition of shares acquired upon exercise of an incentive stock option assumes that the incentive stock option is exercised during employment or within three months following termination of employment. The exercise of an incentive stock option more than three months following termination of employment will result in the tax consequences described below for non-qualified stock options, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as incentive stock options will be treated for tax purposes as non-qualified stock options (not as incentive stock options) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Qualified Stock Options. A non-qualified stock option (that is, a stock option that does not qualify as an incentive stock option) results in no taxable income to the participant or deduction to the Company at the time it is granted. A participant exercising a non-qualified stock option will, at that time, realize taxable ordinary compensation income equal to the product of (x) the per share fair market value on the exercise date minus the exercise price at the time of grant and (y) number of shares with respect to which the stock option is being exercised. If the non-qualified stock option was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of a non-qualified stock option are not subject to a substantial risk of forfeiture.

Stock Appreciation Rights. Generally, the recipient of a stand-alone stock appreciation right will not recognize taxable income at the time the stand-alone stock appreciation right is granted. The value received by an employee (in cash or shares) from the exercise or settlement of a stock appreciation right will be taxed as ordinary income to the employee in the year of exercise or settlement. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of stock appreciation rights. However, upon the exercise or settlement of a stock appreciation right, the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the exercise or settlement.

Restricted Stock. Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the common stock on the date the restrictions lapse. Dividends paid in cash and accrued prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid, and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deducible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Restricted Stock Units. The grant of an award of restricted stock units will create no tax consequences for the participant or the Company. Upon the vesting of the restricted stock units, the participant will receive ordinary income equal to the fair market value of the shares received, and the Company will be entitled to a corresponding deduction.

Section 162(m) Deduction Limitation. Pursuant to Section 162(m) of the Code, as in effect for the Company’s 2018 fiscal year, compensation in excess of $1,000,000 per year paid to the Company’s CEO and three other highest paid executive officers (other than the chief financial officer) was not deductible unless it qualified as “performance-based compensation”. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, eliminated the exception for “performance-based compensation” with respect to the Company’s 2019 fiscal year and thereafter. As a result, the Company expects that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017, compensation over $1,000,000 per year paid to any NEO (and any person who was a named executive for any year, beginning with the Company’s 2018 fiscal year) will be nondeductible under Section 162(m).

Section 409A. Section 409A of the Code imposes restrictions on non-qualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of an amount equal to 20% of the deferred amount and a possible interest charge. Stock options and stock appreciation rights granted on shares with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and stock appreciation rights that would be awarded under the Plan are intended to be eligible for this exception.

The foregoing discussion is not a complete discussion of all the federal income tax aspects of the Plan. Some of the provisions contained in the Code have only been summarized, and additional qualifications and refinements are contained in regulations issued by the Internal Revenue Service.

New Plan Benefits

A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to certain participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, is not provided because all awards made under the Plan will be made at the Board’s or Committee’s discretion, as applicable. Therefore, the benefits and amounts that would be received or allocated under the Plan are not determinable at this time. However, please refer to the section named “Executive Compensation—Summary Compensation Table,” which includes certain information regarding awards granted to our named executive officers during the fiscal year ended April 30, 2018. Equity grants to our non-employee directors during such fiscal year are described under “Director Compensation”.

Equity Compensation Plans Not Subject to Shareholder Action

Set forth below is the number of Shares available for issuance pursuant to outstanding equity awards under the Prior Plans as of April 30, 2018.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	520,654	$39.48	2,984,804
Equity compensation plans not approved by security holders

Total	520,654	$39.48	2,984,804

Vote Required

Under the Nasdaq rules, approval of the Plan requires the affirmative vote of the majority of the votes cast on the proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE CASEY’S GENERAL STORES, INC. 2018 STOCK INCENTIVE PLAN PRESENTED IN THIS PROPOSAL NO. 4.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The Board has unanimously determined that it is advisable and in the best interests of the Company and its shareholders to implement majority voting in uncontested director elections.

The Company’s directors are currently elected pursuant to a plurality voting standard, the default voting standard for the election of directors under Section 490.728(1) of the Iowa Business Corporation Act. Currently, the director nominees who receive the greatest number of votes cast in favor of their election at the annual meeting of shareholders are elected to the Board, up to the maximum number of directorships to be filled at that meeting. This means that a nominee may be elected to the Board without obtaining the majority of the votes cast in his or her favor in such election. However, our Corporate Governance Guidelines currently require that, in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” than votes “for” in such election must promptly tender his or her resignation to our Board, which will promptly consider whether to accept the resignation upon the advice of our Nominating and Corporate Governance Committee.

If the proposed amendment is approved, directors would be elected by a majority of the votes cast in uncontested elections. This means that, to be elected, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions and broker non-votes are not counted as votes cast “for” or “against” a director nominee. Further, if the proposed amendment is approved, the Board will implement conforming amendments to our Corporate Governance Guidelines to provide that if a director nominee fails to receive the required number of votes for election in an uncontested director election, such director shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then submit a recommendation of whether to accept such resignation for consideration by the Board. Thereafter, the Board will disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reasons for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

If, however, a shareholder nominates a person for election to the Board in accordance with the requirements for shareholder nominations set forth in our Bylaws, and such nomination has not been withdrawn by such shareholder prior to the day the Company first mails its notice of annual meeting for such meeting to the shareholders, the proposed amendment provides that the director nominees would be elected by a plurality of the votes cast and shareholders would not be permitted to vote “against” any nominee, only to cast votes “for” a director nominee, or to vote “withheld”.

The general description of the proposed amendment to our Articles set forth in this Proposal 5 is qualified in its entirety by reference to the complete text of the amendment, which is attached as Appendix B to this proxy statement. If our shareholders approve this Proposal 5, the proposed amendment will become effective upon the filing of the Articles of Amendment to the Company’s Articles with the Iowa Secretary of State. The Company would make such filing promptly after the Annual Meeting. If this Proposal 5 is not approved, our Articles would remain unchanged with respect to this proposed change, and plurality voting would continue to apply in all director elections.

The Board believes that majority voting will enhance the accountability of directors to the Company’s shareholders and shall give the Company’s shareholders a greater voice in determining the composition of the Board. Approval of the proposed amendment would align the Company’s policies on uncontested director elections with a substantial majority of companies in the S&P 500, which have adopted a majority voting standard. The Board further believes that a plurality voting standard should apply in any election for which the number of director nominees is in excess of the number of vacant directorships, since it is possible that no director nominee would receive a majority of the votes cast in such election. In light of the foregoing trends, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously determined that adopting majority voting in uncontested director elections was advisable as a matter of good corporate governance and directed that the proposed amendment be submitted to our shareholders for approval at the Annual Meeting.

Vote Required and Board Recommendation

Approval of the proposed amendment to our Articles to implement majority voting in uncontested director elections requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at the time such amendment is proposed. In tabulating the voting results for approval of the proposed amendment to our Articles, abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

PROPOSAL 6

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE THAT THE NUMBER OF DIRECTORS CONSTITUTING THE BOARD SHALL BE DETERMINED BY THE BOARD

The Board has unanimously determined that it is advisable and in the best interests of the Company and its shareholders to provide that the number of directors constituting the Board of Directors shall be determined by the Board from time to time, solely in the Board’s discretion.

The Company’s Articles currently provide that the number of directors comprising the Board shall be not fewer than four (4) and not greater than nine (9). If this proposal is adopted, our Board would be permitted to decrease the number of directors constituting the Board to fewer than four (4), or increase the number of directors constituting the Board to greater than nine (9), without obtaining the prior approval of the Company’s shareholders.

The Board believes that it is important to have discretion to adjust its size to respond to changing circumstances and to meet the needs of the Company and its shareholders. Although the Board has no current intention of expanding its size to more than nine (9) directors, it currently has no flexibility to offer directorships to qualified candidates. In addition, this Proposal 6 allows the Company to avoid situations in which the Board would be required to fill unexpectedly vacant directorships without conducting a thorough analysis of qualified candidates, so as to comply with existing minimum size requirements to conduct regular business.

The Board believes that approving the proposed amendment will enhance the Board’s flexibility, and bring it in line with the governance standards of its peer Iowa public corporations. In light of the foregoing benefits, and upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board has determined that enabling the Board to determine its size is advisable, and directed that this Proposal 6 be submitted to the Company’s shareholders for approval at the Annual Meeting.

The general description of the proposed amendment to our Articles set forth in this Proposal 6 is qualified in its entirety by reference to the complete text of the amendment, which is attached as Appendix C to this proxy statement. If our shareholders approve this Proposal 6, the proposed amendment will become effective upon the filing of the Articles of Amendment to the Company’s Articles with the Iowa Secretary of State. The Company would make such filing promptly after the Annual Meeting. If this Proposal 6 is not approved, our Articles would remain unchanged with respect to this proposed change, and the permissible number of directors constituting the Board of the Company would continue to be between four (4) and nine (9).

Vote Required and Board Recommendation

Approval of the proposed amendment to our Articles to enable the Board to set the number of directors that constitutes the Board requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at the time such amendment is proposed. In tabulating the voting results for approval of the amendment to our Articles, abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR ARTICLES TO PROVIDE THAT THE NUMBER OF DIRECTORS CONSTITUTING THE BOARD SHALL BE DETERMINED BY THE BOARD

ANNUAL REPORTS

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Annual Report to Shareholders for the year ended April 30, 2018, are available at www.envisionreports.com/CASY. The Annual Report, including consolidated financial statements, does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year ended April 30, 2018, including the consolidated financial statements and schedules thereto, filed with the SEC. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-0845.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the annual meeting of shareholders in September 2019 must be received by the Company by March 29, 2019 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting, unless the date of the 2019 annual meeting is changed by more than 30 days from September 5, 2019, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2019 annual meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.

Separate and apart from, and in addition to, the above SEC requirements governing notice of shareholder proposals to be included in the Company’s proxy statement are the Company’s advance notice requirements, as set forth in the Bylaws. Under the Bylaws, a shareholder may bring other business before the 2019 annual meeting of shareholders only by delivering written notice to the Corporate Secretary not earlier than May 8, 2019, and not later than June 7, 2019. However, if the date of the 2019 annual meeting is more than 30 days before September 5, 2019, or more than 60 days after September 5, 2019, written notice must be provided not less than 90 days nor more than 120 days prior to the date of the 2019 annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made. Among other requirements, the notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, rights to acquire shares and other derivative securities or short interests held, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The chair of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.

A shareholder proposing business to be conducted at an annual meeting or nominees for election to the Board of Directors at an annual meeting must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request addressed to Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-0845.

PROXY SOLICITATION

The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling, mailing and otherwise making available this Proxy Statement and any other material used in the Company’s solicitation of proxies. We have retained Morrow Sodali to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $15,000, plus associated costs and expenses. Certain directors, executive officers and other employees, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone, fax, email or other electronic means. Shareholders may also be solicited by means of press releases issued by the Company and posted on its website.

The Company will request banks, brokers and other custodians, Nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.

OTHER MATTERS

So far as the Board and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

By Order of the Board of Directors,

Julia L. Jackowski Senior Vice President—Corporate General Counsel and Secretary
July 27, 2018

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY OR OTHERWISE VOTE YOUR PROXY CARD BY TELEPHONE OR THE INTERNET, AS DESCRIBED ABOVE.

APPENDIX A

Casey’s General Stores, Inc.

2018 Stock Incentive Plan

Article 1.	Establishment, Purpose, and Duration.

1.1        Establishment. Casey’s General Stores, Inc., an Iowa corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the Casey’s General Stores, Inc. 2018 Stock Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval at the 2018 Annual General Meeting on September 5, 2018 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof. This Plan is intended to replace the Casey’s General Stores, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). As of the Effective Date of this Plan, the 2009 Plan shall be automatically terminated and replaced and superseded by this Plan, except that any Awards granted under the Prior Plans shall continue to be subject to the terms of the Prior Plans and applicable Award Agreements, including any such terms that are intended to survive the termination of the Prior Plans or the settlement of such Awards, and shall remain in effect pursuant to their terms.

1.2        Purpose of This Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3        Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.	Definitions.

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1        “2009 Plan” has the meaning set forth in Section 1.1.

2.2        “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.3        “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.4        “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, in each case, subject to the terms of this Plan.

2.5        “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet, or other non-paper Award Agreements, and the use of electronic, internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.6        “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7        “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8        “Cause” means, unless otherwise specified in the applicable Award Agreement or Individual Agreement, with respect to any Participant:

(a)        Willful failure to substantially perform his or her duties as an Employee or Director (for reasons other than physical or mental illness) after reasonable notice to the Participant of that failure;

(b)        Misconduct that materially injures the Company or any Subsidiary or Affiliate;

(c)        Conviction of, or entering into a plea of guilty or nolo contendere to, a felony; or

(d)        Breach of any written covenant or agreement with the Company or any Subsidiary or Affiliate.

2.9        “Change of Control” means any of the following events:

(a)        The acquisition by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”). Notwithstanding the immediately preceding sentence, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting Securities; (ii) any acquisition directly from the Company, including without limitation, a public offering of securities; (iii) any acquisition by the Company; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary; and (v) any Non-Qualifying Transaction;

(b)        Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is pursuant to an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)        Consummation of a reorganization, merger, or consolidation or similar transaction to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial

Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation, which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, and (iii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination (any transaction that satisfies all of the criteria specified in the foregoing clauses (i), (ii) and (iii), a “Non-Qualifying Transaction”); or

(d)        Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.10    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11    “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12    “Company” means Casey’s General Stores, Inc., an Iowa corporation, and any successor thereto as provided in Article 18 herein.

2.13    “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) before twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14    “Director” means any individual who is a member of the Board of Directors of the Company.

2.15    “Effective Date” has the meaning set forth in Section 1.1.

2.16    “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company; or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18    “Exercise Price” means (i) in the case of an Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of a Stock Appreciation Right, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

2.19    “Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.20    “Fair Market Value” or “FMV” means:

(a)        A price of a Share that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the Nasdaq Global Select Market on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the Grant Date or on the most recent date preceding the Grant Date on which Shares were publicly traded.

(b)        If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a Share on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(c)        In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the price of a Share as determined by the Committee in such manner as it deems appropriate.

2.21    “Full Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.

2.22    “Good Reason” means, unless otherwise specified in the applicable Award Agreement or Individual Agreement, with respect to any Participant following a Change of Control:

(a)        A material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control;

(b)        Any material breach by the Company or any of its Affiliates of any Award Agreement or Individual Agreement with the Participant;

(c)        A material reduction by the Company of the Participant’s total compensation (including salary and annual long-term incentive compensation) from the levels in effect as of immediately prior to the Change of Control; or

(d)        The Company’s or any Affiliate’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of the Change of Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

Notwithstanding the foregoing, the events described in clauses (a), (b), (c) and (d) of this Section 2.22 shall constitute “Good Reason” only if (1) such event occurs without the Participant’s consent, (2) the Participant provides written notice to the Company or an Affiliate within ninety (90) days of the purported Good Reason event, which notice shall describe in detail the basis and underlying facts supporting the Participant’s belief that a Good Reason event has occurred, and (3) the Company or such Affiliate fails to cure the Good Reason event (if capable of being cured) within thirty (30) days after its receipt of the Participant’s written notice. If the Company does not cure the Good Reason event within the thirty (30)-day cure period, the Participant will have ninety (90) days from the end of such cure period to resign. If the Participant does not resign within such ninety (90)-day period, the Participant forfeits the right to resign for Good Reason as a result of such event.

2.23    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.24    “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.25    “Individual Agreement” means a written employment, retention, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

2.26    “Nonemployee Director” means a Director who is not an Employee.

2.27    “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.28    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.29    “Other Stock-Based Award” means, individually or collectively, any Award other than an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including without limitation any Award of Shares that is not subject to any vesting or other restrictions and any Award of Shares in lieu of obligations to pay cash or deliver other property under the Plan or under any other plan or compensatory arrangements).

2.30    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31    “Performance Measures” mean measures as described in Article 9 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.34    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 7.

2.35    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36    “Plan” means the Casey’s General Stores, Inc. 2018 Stock Incentive Plan.

2.37     “Plan Share Limit” has the meaning set forth in Section 4.1(a).

2.38    “Plan Year” means the Company’s fiscal year which begins May 1 and ends April 30.

2.39    “Prior Plans” mean the 2009 Plan, the Casey’s General Stores, Inc. 2000 Stock Option Plan and the Casey’s General Stores, Inc. Non-Employee Directors’ Stock Option Plan.

2.40    “Restricted Stock” means an Award granted to a Participant pursuant to Article 7.

2.41    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 7, except no Shares are actually awarded to the Participant on the Grant Date.

2.42    “Share” means a share of common stock of the Company, no par value per share.

2.43    “Share Payment” has the meaning set forth in Section 17.2.

2.44    “Stock Appreciation Right” or “SAR” means a stock appreciation right Award that is granted under Section 6.1 and that, subject to Section 19.10, represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the Stock Appreciation Right, subject to the terms of the applicable Award Agreement.

2.45    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.46    “Tax Laws” has the meaning set forth in Section 19.18.

Article 3.	Administration.

3.1        General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2        Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)        To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including (subject to Section 3.3) the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

(b)        To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)        To approve forms of Award Agreements for use under the Plan;

(d)        To determine the vesting schedule of Awards subject to Section 4.5;

(e)        To establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement and other provisions of the Awards;

(f)        To determine Fair Market Value in accordance with Section 2.20 of the Plan;

(g)        Subject to Article 16, to amend the Plan or any Award Agreement as provided in the Plan;

(h)        To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;

(i)        To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;

(j)        Subject to Article 12, to determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant;

(k)        To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l)        Subject to Section 16.1(b), to authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards;

(m)        To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy; and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(n)        To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination thereof, the amount of which is determined by reference to the value of Shares.

3.3        Limited Authority to Accelerate Vesting. Notwithstanding Section 3.2, the Committee shall not have the authority to accelerate vesting of an Award in the event of a Participant’s termination of employment, other than in connection with the Participant’s death or disability.

Article 4.	Shares Subject to This Plan; Maximum Awards; Minimum Vesting Schedule.

4.1        Number of Shares Authorized and Available for Awards. The number of Shares authorized and available for Awards under the Plan shall be determined in accordance with the following provisions:

(a)        Subject to adjustment as provided in Section 4.4 of the Plan, the maximum aggregate number of Shares available for issuance under the Plan, including with respect to ISOs, shall be 3,000,000 (such amount, the “Plan Share Limit”). In connection with approving this Plan, and contingent upon receipt of shareholder approval of this Plan, the Board of Directors has approved a resolution to cancel any Shares remaining available for issuance under the Prior Plans that are not subject to outstanding Awards as of the Effective Date.

(b)        Solely for the purpose of applying the limitation set forth in Section 4.1(a):

(i)        each Option and Stock Appreciation Right granted under this Plan shall reduce the number of Shares available for grant by one Share for every one Share in respect of which such Option or Stock Appreciation Right is granted; and

(ii)        each Full Value Award granted under this Plan shall reduce the number of Shares available for grant by two Shares for every one Share in respect of which such Full Value Award is granted.

4.2        Share Usage. Except as set forth in this Section 4.2, Shares covered by an Award shall be counted as used only to the extent they are actually issued. Any Shares related to Awards under this Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares shall be available again for grant under this Plan; provided that such Shares shall be added back to the Plan pursuant to the same counting methodology as described in Section 4.1(b). Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares were: (i) Shares that were subject to an Option and were not issued upon the net settlement or net exercise of such Option; (ii) Shares delivered to or withheld by the Company to pay the applicable Exercise Price or the withholding taxes related to any Award; or (iii) Shares repurchased on the open market with the proceeds of an Option exercise. Upon exercise of a stock-settled Stock Appreciation Right, each such stock-settled Stock Appreciation Right exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided in Section 4.1(a), regardless of the number of Shares actually delivered upon settlement of such stock-settled Stock Appreciation Right. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3        Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.4 and Article 16, shall apply to grants of such Awards under this Plan:

(a)        Options and Stock Appreciation Rights: The maximum aggregate number of Shares subject to Options or Stock Appreciation Rights granted to any one Participant (other than to a Nonemployee Director) in any one Plan Year shall be 200,000.

(b)        Full Value Awards: The maximum aggregate number of Shares subject to Full Value Awards granted to any one Participant (other than to a Nonemployee Director) in any one Plan Year shall be 100,000.

4.4        Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a)        In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (A) the Plan Share Limit and (B) the Annual Award Limits, and (ii) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

(b)        In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may, in such manner as it may deem appropriate or desirable in its sole and plenary discretion, (i) equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit and (2) the Annual Award Limits, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price, if applicable, with respect to any Award and (3) any applicable Performance Measure or Performance Period; (ii) make provision for a cash payment to the holder of an outstanding Award (but, solely with respect to unvested Awards in the case of a Change of Control, only if provision is not made in connection with such Change of Control for (A) assumption of such Awards or (B) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code), with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable) in consideration for the cancelation of such Award, including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment to the holder of such Option or Stock Appreciation Right in consideration for the cancelation of such Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate Exercise Price of such Option or Stock Appreciation Right; and (iii) cancel and terminate any Option or Stock Appreciation Right having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor.

(c)        The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(d)        The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(e)        Subject to the provisions of Article 16 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

4.5        Minimum Vesting Requirement. All Awards shall be subject to a minimum vesting period of one (1) year, which minimum vesting period shall be deemed satisfied with respect to an Award granted to a Nonemployee Director in connection with an annual shareholders’ meeting if such Award vests upon or after the immediately following annual shareholders’ meeting. Notwithstanding the immediately preceding sentence, up to five percent (5%) of the Shares available under the Plan may be granted pursuant to Awards with a vesting period of less than one (1) year, including the grant of Awards or Shares free of any vesting requirements. Shares issued to Participants pursuant to their election to receive Shares in lieu of cash compensation shall not count against this limit.

Article 5.	Eligibility and Participation.

5.1        Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2        Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6.	Stock Options and Stock Appreciation Rights.

6.1        Grant of Options and Stock Appreciation Rights. Subject to the terms and provisions of this Plan, Options and Stock Appreciation Rights may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2        Award Agreement. Each Option and Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall specify (a) the Exercise Price, (b) subject to Section 6.4, the maximum term of the Option or Stock Appreciation Right, (c) the number of Shares to which the Option or Stock Appreciation Right pertains, (d) subject to Section 4.5, the conditions upon which an Option or Stock Appreciation Right shall become vested and exercisable, and (e) such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. All Options granted under the Plan shall be NQSOs unless the applicable Award Agreement expressly states that the Option is intended to be an ISO.

6.3        Exercise Price of Options and Stock Appreciation Rights. The Exercise Price for each grant of an Option or a or Stock Appreciation Right under this Plan shall be determined by the Committee in its sole discretion at the time of grant and shall be specified in the Award Agreement; provided, however, the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of Grant Date of such Option or Stock Appreciation Right.

6.4        Term of Options and Stock Appreciation Rights. Each Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option or Stock Appreciation shall be exercisable, in each case, later than the tenth (10th) anniversary of its Grant Date.

6.5        Exercise of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, subject to Sections 3.3 and 15.1(b), which terms and restrictions need not be the same for each grant or for each Participant.

6.6        Payment of Options. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any exercised Option shall be payable to the Company in cash or its equivalent or, to the extent permitted by the Committee, in accordance with one of the following methods:

(a)        By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price;

(b)        By a cashless (broker-assisted) exercise;

(c)        By any combination of the foregoing methods; or

(d)        Any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars or Shares, as applicable.

6.7        Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Options or Stock Appreciation Rights granted thereunder following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options and Stock Appreciation Rights issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination; provided, however, no Option or Stock Appreciation Right shall be exercisable, in each case, later than the tenth (10th) anniversary of its Grant Date.

6.8        Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as amended from time to time, and any successor provision.

Article 7.	Restricted Stock and Restricted Stock Units.

7.1        Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

7.2        Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify (a) subject to Section 4.5, the Period(s) of Restriction, (b) the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and (c) such other provisions as the Committee shall determine.

7.3        Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine. Subject to Section 4.4, in the event that Restricted Stock Units are settled in cash or a combination of cash and Shares, the cash value paid to a Participant in respect of such Restricted Stock Units shall be based on the Fair Market Value of the applicable Shares as of the date of such settlement.

7.4        Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Casey’s General Stores, Inc. 2018 Stock Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Casey’s General Stores, Inc.

7.5        Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.6        Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Subject to Section 3.3, such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 8.	Transferability of Awards and Shares.

8.1        Transferability of Awards. Except as provided in Section 8.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 8.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

8.2        Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 8.1, any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

8.3        Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 9.	Performance Measures.

9.1        Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)        Earnings per share;

(b)        Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(c)        Net earnings or net income (before or after taxes);

(d)        Net sales or revenue growth;

(e)        Net operating profit;

(f)        Earnings before or after taxes, interest, depreciation, and/or amortization;

(g)        Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)        Share price (including, but not limited to, growth measures and total shareholder return);

(i)        Expense targets;

(j)        Cost reduction or savings;

(k)        Performance against operating budget goals;

(l)        Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

(m)        Margins.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of similar companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (h) above as compared to various stock market indices.

9.2        Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) Extraordinary Items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

9.3        Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

9.4        Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 9.1.

Article 10.	Nonemployee Director Awards.

10.1    Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

10.2    Awards in Lieu of Fees; Deferral of Award Payment. The Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement.

10.3    Annual Award Limitation. Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted and any cash compensation (including but not limited to cash retainer fees and meeting fees) paid during a single calendar year to any Nonemployee Director in respect of the Nonemployee Director’s service as a member of the Board (including service as a member or chair of any committee thereof) may not exceed $750,000 in total or, in the case of the independent chair of the Board, $975,000 in total (in each case, calculating the value of any such Award based on the Grant Date fair value of such Award, as determined in accordance with Topic 718 of the FASB Accounting Standards Codification or any successor provision).

Article 11.	Other Stock-Based Awards.

Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine.

Article 12.	Dividend Equivalents.

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the Grant Date and the date the Award is exercised, vests, or expires, as determined by the Committee.

Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on Shares that are subject to an Option or Stock Appreciation Right Award. Any dividend equivalents with respect to Full Value Awards which vest based on the achievement of performance goals or the passage of time shall be accumulated until such Award is earned, and such dividends shall be paid only if and to the extent that the applicable performance goals or time-based requirements are satisfied.

Article 13.	Beneficiary Designation.

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 14.	Rights of Participants.

14.1    Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law; or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

14.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15.	Change of Control.

15.1    Change of Control. Subject to the provisions of Section 4.4, unless otherwise provided in the applicable Award Agreement or Individual Agreement, in the event of a Change in Control, all Awards that are outstanding and unvested as of immediately prior to a Change of Control (after giving effect to any action by the Committee pursuant to Section 4.4) shall remain outstanding and unvested immediately thereafter; provided, however, that, if within 24 months following a Change of Control, a Participant’s employment or services, as applicable, with the Company and its Affiliates is terminated without Cause or the Participant resigns for Good Reason, all Awards then held by such Participant shall be treated as follows:

(a)	All outstanding Options and Stock Appreciation Rights that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination; and

(b)	All Full Value Awards that are unvested or still subject to restrictions on forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date of such termination.

15.2    Substitution or Assumption.    Notwithstanding Section 15.1 and unless otherwise provided in the applicable Award Agreement or Individual Agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, Exercise Prices and Performance Measures, in each case, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change of Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change of Control, difficulty of achieving Performance Measures (if applicable) and transferability of the shares underlying such Awards), all Awards then-held by Participants shall be treated as follows:

(a)	All outstanding Options and Stock Appreciation Rights that are subject to service-based (but not performance-based) vesting conditions that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control;

(b)	All Full Value Awards that are subject to service-based (but not performance-based) vesting conditions that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested, and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control; and

(c)	All Awards subject to performance-based vesting conditions shall vest either (i) based on actual performance achieved as of immediately prior to the Change of Control or (ii) at the target level, solely in the case of clause (ii), pro-rated based on the portion of the performance period elapsed as of the Change of Control.

15.3    Section 409A and Change of Control. Notwithstanding Section 15.2 and unless otherwise provided in the applicable Award Agreement or Individual Agreement, if any amount payable pursuant to an Award constitutes deferred compensation that is subject to Section 409A of the Code, in the event of a Change of Control, to the extent provided in Section 15.2, any unvested but outstanding Awards shall automatically vest as of the date of such Change of Control and shall not be subject to the forfeiture restrictions following such Change of Control; provided that in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code or to the extent that payment upon such Change of Control would otherwise violate Section 409A of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.

Article 16.	Amendment and Termination.

16.1    Amendment and Termination of the Plan and Award Agreements.

(a)        Subject to subparagraphs (b) and (c) of this Section 16.1 and Section 16.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

(b)        In no event may any Option or Stock Appreciation Right granted under the Plan (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled or surrendered at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another equity-based Award, award under any other equity-compensation plan or any cash payment, or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless, in the case of each of the foregoing clauses (i), (ii) and (iii), such amendment, cancellation, surrender, or action is specifically approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the applicable Exercise Price that is made in accordance with Section 4.4 shall not be considered a reduction in Exercise Price or “repricing” of such Option or Stock Appreciation Right.

(c)        Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, the Code and the regulations thereunder and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 9.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 16.2 without further consideration or action.

16.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Section 16.2, 16.4, or 19.13, no termination or amendment of this Plan or an Award Agreement shall be made that would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent; provided that such an amendment may be made to comply with applicable law, tax rules, stock exchange rules or accounting rules, as described in Section 16.4.

16.4    Amendment to Conform to Law or Other Regulation. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, including with respect to applicable tax rules, stock exchange rules or accounting rules. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.4 to any Award granted under the Plan without further consideration or action.

Article 17.	Withholding.

17.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum amount that the Company is permitted by applicable law to withhold in respect of federal, state, and local taxes, domestic or foreign, arising as a result of this Plan, or to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.

17.2    Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the lapse of restrictions on Full Value Awards, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding that the Company determines is up to the maximum amount that the Company or any of its Affiliates is permitted by applicable law to withhold in respect of federal, state, and local taxes, domestic or foreign, arising as a result of this Plan. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18.	Successors.

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19.	General Provisions.

19.1    Forfeiture Events; Clawbacks.

(a)        The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

(b)        To the extent a Participant is subject to the Company’s clawback policy applicable to executive officers, Awards granted pursuant to the Plan shall be subject to such policy, as in effect from time to time. In addition, if any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; or (iv) by any combination of the foregoing.

19.2    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)        Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)        Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.9    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.10    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

19.11    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.12    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.13    Deferred Compensation.

(a)        It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(b)        No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(c)        If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Except as otherwise determined by the Committee in its sole discretion or as set forth in any applicable Award Agreement or Individual Agreement, such amount shall be paid without interest.

(d)        Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code, and by accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 19.13 without further consideration or action. In any case, unless otherwise determined by the Committee in its sole discretion, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

19.14    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.15    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.16    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Iowa, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Iowa to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

19.17    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements); and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

19.18    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

19.19    Indemnification. Subject to requirements of Iowa law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

APPENDIX B

If Proposal 5 is approved by our shareholders, Article V, subsections B and C of our current Articles would be re-lettered as subsections C and D, respectively, and our current Articles would be amended to add the following statement lettered as subsection B:

“A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the requirements for shareholder nominees for director set forth in the Bylaws of the Corporation, and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.”

B-1

APPENDIX C

If Proposal 6 is approved by our shareholders, Article V, subsection A of our current Articles would be amended to read as follows:

“The number of directors constituting the Board of Directors of the Corporation shall be fixed by the Board from time to time, solely in the Board’s discretion. Vacancies in the Board or new directorships created by an increase in the number of directors shall be filled by election by a majority of the remaining members of the Board, though less than a quorum, and the person filling such vacancy or newly-created directorship shall serve out the remainder of the term of the vacated directorship, or in the case of a new directorship, the term designated for the class of directors of which that directorship is a part.”

C-1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 4, 2018.

Vote by Internet • Go to www.envisionreports.com/CASY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A	Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item 1 and FOR Items 2, 3, 4, 5 and 6.

1. To elect three Class II directors for terms ending in 2021:

	For	Withhold		For	Withhold		For	Withhold
01 - Terry W. Handley	☐	☐	02 - Donald E. Frieson	☐	☐	03 - Cara K. Heiden	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2019.	☐	☐	☐	3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

4. To approve the Casey’s General Stores, Inc. 2018 Stock Incentive Plan.	☐	☐	☐	5. To approve an amendment to the Company’s Articles of Incorporation to implement majority voting in uncontested director elections.	☐	☐	☐

6. To approve an amendment to the Company’s Articles of Incorporation to provide that the number of directors constituting the Board shall be determined by the Board.	☐	☐	☐	7. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy — CASEY’S GENERAL STORES, INC.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

ONE SE CONVENIENCE BOULEVARD, ANKENY, IOWA 50021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 5, 2018.

The undersigned hereby appoints H. Lynn Horak and Terry W. Handley as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 17, 2018 at the annual meeting of shareholders to be held on September 5, 2018, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2, 3, 4, 5 AND 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

(Continued, and please sign on reverse side.)